DECEMBER 31, 1999


Chase Funds


ANNUAL REPORT




MONEY MARKET FUND

SHORT-INTERMEDIATE
TERM U.S. GOVERNMENT
SECURITIES FUND

INTERMEDIATE TERM
BOND FUND

U.S. GOVERNMENT
SECURITIES FUND

INCOME FUND

BALANCED FUND

EQUITY INCOME FUND

SMALL CAPITALIZATION
FUND

CORE EQUITY FUND

EQUITY GROWTH FUND






(C-465-01618) ANCF-2-12-99

----------------------------------------------------------
Contents
----------------------------------------------------------
Chairman's Letter                                      1
----------------------------------------------------------
Chase Money Market Fund                                2
 Fund Commentary
----------------------------------------------------------
Chase Short-Intermediate Term
U.S. Government Securities Fund                        5
 Fund Commentary
----------------------------------------------------------
Chase Intermediate Term Bond Fund                      8
 Fund Commentary
----------------------------------------------------------
Chase U.S. Government Securities Fund                 11
 Fund Commentary
----------------------------------------------------------
Chase Income Fund                                     14
 Fund Commentary
----------------------------------------------------------
Chase Balanced Fund                                   17
 Fund Commentary
----------------------------------------------------------
Chase Equity Income Fund                              20
 Fund Commentary
----------------------------------------------------------
Chase Small Capitalization Fund                       23
 Fund Commentary
----------------------------------------------------------
Chase Core Equity Fund                                26
 Fund Commentary
----------------------------------------------------------
Chase Equity Growth Fund                              29
 Fund Commentary
----------------------------------------------------------
Portfolios of Investments                             32
----------------------------------------------------------
Fund Financial Statements                             52
----------------------------------------------------------
Portfolio Financial Statements                        83
----------------------------------------------------------

Highlights

- Bond markets struggled as the United States economy continued to grow sharply during the reporting year. Gross Domestic Product growth in the United States in 1999 was 4.2%.
- Stocks ended the year on a strong note with technology issues, IPOs and large cap growth stocks leading the upward advance.
- Inflation, while still well under control, inched up during the reporting year and the Federal Reserve began raising interest rates in June.


             NOT FDIC INSURED   May lose value / No bank guarantee

--------------------------------------------------------------------------------
CHASE FUNDS
--------------------------------------------------------------------------------

Chairman's Letter

                                                                January 20, 2000

Dear Fellow Shareholders:

We are pleased to present this annual report for Chase Funds for the year ended December 31, 1999. In providing you with this information, we seek to assist you in fully understanding how your fund performed and the strategies your fund managers pursued within the context of the overall economic and market environment.

Continued Strong US Economic Growth Tests "New Paradigm"

Throughout the 1990s, the wonderful combination of strong economic growth, falling unemployment and low inflation has led to a growing belief in a "new paradigm." Under this theory, productivity and technological gains will allow the economy to grow at faster levels without sparking an inflationary spiral that causes the Federal Reserve to raise interest rates in an effort to cool the economy. Prior to the arrival of the "new paradigm," it was thought that GDP growth much above a 2.5% annual rate would inevitably become inflationary.

However, the sizzling US economy began testing the upper limits of the "new paradigm" equation during the reporting year as Gross Domestic Product in 1999 grew by 4.2%. Although inflation remained relatively subdued, it did move higher over the reporting year and this, when combined with the very high growth in the US and the resumption of growth overseas, led to rising interest rates and a generally rough road to hoe for the bond market.

Fed Shifts Policy in Early 1999

Early in 1999, it became apparent that a global economic recovery was underway. The global recovery, combined with 6% annual growth in the US in the 4th quarter of 1998 and record-low unemployment, led to bond market fears that the Fed would shift to a policy of raising short-term interest rates. This generally negative sentiment continued for the rest of the year as the Fed did indeed begin tightening, first on June 30, 1999 and then again on August 24 and November 16. In the view of many market participants, the Fed would have acted again in December were it not for Y2K concerns. Moving into 2000, the question among market participants is not whether the Fed will continue to raise rates, but rather by how much and for how long.

Your portfolio management team rose to the occasion of 1999's challenging environment. While it's impossible to predict what markets will do, you can surely expect that all of us at Chase Funds will continue to do our best to deliver solid investments and help you reach your financial goals. We appreciate your continued trust and support.

Sincerely yours,


/s/ Sarah E. Jones

Sarah E. Jones
Chairman

--------------------------------------------------------------------------------
CHASE MONEY MARKET FUND
As of December 31, 1999 (Unaudited)
--------------------------------------------------------------------------------

How the Fund Performed

Chase Money Market Fund had a total return of 4.89% (Premier Shares) for the year ended December 31, 1999.


How the Fund Was Managed

The Fund began the with an average maturity slightly below that of the index and, as interest rates climbed in the first half of the year, the management team increased average maturity to a roughly neutral position to take advantage of higher-yielding paper. Given the Fund's strong focus on quality, this longer maturity was achieved by purchasing high-grade corporate notes.

In the third quarter, the management team took advantage of the wide spread between fixed and floating rate notes by allocating an additional 20% of assets to floating rate notes, bringing total exposure to these securities to 40%. Although the Fund ended September with an average maturity longer than its index, the high exposure to floating rate notes gave the portfolio an excellent risk/reward profile. During the fourth quarter, the management team's decision to shorten average maturity in light of the continued rise in interest rates contributed positively to performance.


Where the Fund May Be Headed

Despite the U.S. economy's robust showing in recent months and a near-term outlook that calls for potentially more of the same, the management team believes that the economy will begin to slow as the year progresses. Given this backdrop, the team intends to increase the Fund's average maturity in the coming months to enhance income. As always, the focus will be on maintaining a high-quality, diversified investment approach that seeks capital preservation and attractive yields to shareholders.

CHASE MONEY MARKET FUND
As of December 31, 1999 (Unaudited)



Percentage of Total Portfolio Investments

[TABULAR REPRESENTATION OF PIE CHART]

Corporate Notes & Bonds                  (49.4%)
Commercial Paper                         (31.2%)
Certificates of Deposit                  (11.6%)
U.S. Government Agency Securities         (3.2%)
Cash Equivalent and Short-Term Paper      (2.9%)
State and Municipal Obligations           (1.7%)

CHASE MONEY MARKET FUND
As of December 31, 1999 (Unaudited)


Maturity Schedule

1-14 days              27.03%
15-30 days              5.81%
31-60 days             32.94%
61-90 days             18.17%
91-180 days            10.77%
181-270 days            2.05%
270+ days               3.23%


7-Day SEC Yield

Premier Shares          5.41%
Investor Shares         5.31%

Performance information represents past performance and is not intended to indicate or predict future results. Yields will vary and you may experience gains or losses when you sell your shares.

The Fund is currently waiving certain fees. The voluntary waiver may be modified or terminated at any time, which would reduce performance.

Chase Money Market Fund is the successor to the AVESTA Trust Money Market Fund. Effective 12/31/97, the AVESTA Trust was converted from a Texas Trust to Mutual Fund Investment Trust ("MFIT"), a Massachusetts business trust. As part of the conversion, the Fund transferred all of its assets to Chase Money Market Fund, a new investment portfolio of MFIT.

The Chase Money Market Fund unlike the AVESTA Money Market Fund, is subject to certain diversification, distribution and other requirements imposed under the Internal Revenue Code, which may impact performance.

Premier Shares commenced on 3/29/88, carry a $1 million minimum initial investment and carry no sales charge. Investor Shares commenced on 11/10/98 and have a minimum initial investment of $2,500. Please note internal expenses are greater for the Investor Shares class. Performance measurements for the Investor Shares prior to 11/9/98 are based on the predecessor Premier Shares class and do not include Investor Share class expenses.

Yield information is net of expenses and fees, and reflects reimbursement and waiver of certain expenses and fees.

An investment in the Fund isn't a bank deposit and it isn't insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Although the Fund seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Fund.

The Fund is AAAm rated by Standard and Poor's. This rating is historical and is based upon the fund's credit quality, market exposure and management. It signifies that the fund's safety is excellent and that it has a superior capacity to maintain a $1.00 net asset value per share.

--------------------------------------------------------------------------------
CHASE SHORT-INTERMEDIATE TERM U.S. GOVERNMENT SECURITIES FUND
As of December 31, 1999 (Unaudited)
--------------------------------------------------------------------------------

How the Fund Performed

Chase Short-Intermediate Term U.S. Government Securities Fund had a total return of .72% (Premier Shares) for the year ended December 31, 1999. This compares to
 .64% for the Lipper Short-Intermediate US Government Funds Index and .49% for the Lehman Intermediate Government Index.


How the Fund Was Managed

With interest rates rising throughout the year, 1999 was a difficult environment for all types of US fixed income securities. Compounding the difficulties was high issuance of non-Treasury "spread" sector securities as government agency and corporate issuers sought to fund their debt before higher rates made it unattractive.

In the first half of the year, the management team's strategy was to stay relatively close to its index and capture yield where possible without taking on excessive risk. After beginning the year with a neutral maturity structure, the management team cut duration in February before becoming duration neutral in May and remaining so until the end of June. The Fund maintained a slightly overweight position in mortgage-backed securities in the first quarter, which proved beneficial as "spread" sectors outperformed Treasuries. In the second quarter, however, the Fund began to favor Treasuries over mortgages, which was helpful to performance in June as the prices of mortgage-backed securities slipped. In the third quarter, the Fund's exposure to federal agency securities was increased significantly to take advantage of further widening in yield spreads due to new issuance.

The Fund underwent a change of management in the fourth quarter. When the new management team took over, the Fund had a longer-than-benchmark duration and was underweight in mortgage backed securities versus its Lipper peer group. In an effort to improve diversification, increase dividend yield to shareholders and make the portfolio reflective of its interest rate views, the management team took several steps. First, it allowed the Fund's duration (and hence its sensitivity to changes in interest rates) to shorten dramatically, making an especially significant strategic reduction in December. Next, the Fund's exposure to short-term mortgages and government agencies was increased while exposure to two-year Treasury bills was cut. Each of these moves proved beneficial in the last two months of the year as interest rates rose sharply at the short end of the yield curve and non-Treasury "spread" sectors outperformed.


Where the Fund May Be Headed

Moving forward, the management team believes that above-trend economic growth, tight labor markets and increasing inflation will drive long-term rates higher and cause the Federal Reserve to hike short-term rates. As such, it is expected that the Fund will maintain a slightly short of benchmark duration and emphasize government agency and premium (not pass-through) mortgage-backed securities, which tend to outperform in a rising rate environment.

CHASE SHORT-INTERMEDIATE TERM U.S. GOVERNMENT SECURITIES FUND
As of December 31, 1999 (Unaudited)


Percentage of Total Portfolio Investments


[TABULAR REPRESENTATION OF PIE CHART]

U.S. Government Agency Securities            (47.7%)
U.S. Treasury Securities                     (36.4%)
Mortgage-Backed Pass Through Securities      (15.9%)

CHASE SHORT-INTERMEDIATE TERM U.S. GOVERNMENT SECURITIES FUND
As of December 31, 1999 (Unaudited)


Average Annual Total Returns

                                                                     Since
                                                                   Inception
                    1 Year         3 Years        5 Years           (4/1/93)
Premier Shares       0.72%          4.74%          5.75%              4.43%
Investor Shares      0.48%          4.61%          5.67%              4.37%


Life of Fund Performance*

[TABULAR REPRESENTATION OF LINE CHART]

             Chase
       Short-Intermediate          Lipper
             Term            Short-Intermediate      Lehman          Lehman
        U.S. Government          U.S. Gov't.      Intermediate      1-3 Year
          Securities               Funds             Gov't.          Gov't.
             Fund                  Index             Index           Index
4/93        10000                  10000             10000           10000
12/93       10240                  10350             10428           10317
12/94       10129                  10190             10246           10368
12/95       11348                  11439             11724           11493
12/96       11659                  11855             12199           12078
12/97       12388                  12674             13121           12881
12/98       13299                  13552             14232           13858
12/99       13408                  13663             14304           14269


*Source: Lipper Analytical Services

Past performance is no guarantee of future results. Investment returns and principal value will fluctuate so that an investor's shares, when redeemed, may be worth more or less than the original cost.

The Fund is currently waiving certain fees. The voluntary waiver may be modified or terminated at any time, which would reduce performance.

This chart represents the comparative performance for $10,000 invested in Premier Shares of Chase Short-Intermediate Term U.S. Government Securities Fund, the Lehman 1-3 Year Government Index, the Lehman Intermediate Government Index and Lipper Short-Intermediate Term U.S. Government Funds Index from April 1, 1993 to December 31, 1999. The performance of the Fund assumes the reinvestment of all dividends and capital gains and does not include a sales charge. The performance of the indices does not include a sales charge and has been adjusted to reflect the reinvestment of all dividends and capital gains on the securities included in the benchmark. Premier Shares carry a $1 million minimum initial investment and carry no sales charge.

Investor Shares commenced on 11/10/98 and carry a minimum initial investment of $2,500. Please note internal expenses are greater for the Investor Shares class. Performance measurements for the Investor Shares prior to 11/10/98 are based on the predecessor Premier Shares class and do not include Investor Share class expenses.

Chase Short-Intermediate Term U.S. Government Securities Fund is the successor to the AVESTA Trust Short-Intermediate Term U.S. Government Securities Fund. Effective 12/31/97, the AVESTA Trust was converted from a Texas Trust to Mutual Fund Investment Trust ("MFIT"), a Massachusetts business trust. As part of the conversion, the Fund transferred all of its assets to Chase Short-Intermediate Term U.S. Government Securities Fund, a new investment portfolio of MFIT.

Chase Short-Intermediate Term U.S. Government Securities Fund, unlike the AVESTA Trust Short-Intermediate Term U.S. Government Securities Fund, is subject to certain diversification, distribution and other requirements imposed under the Internal Revenue Code, which may impact performance.

The Lehman 1-3 Year Government Index is composed of bonds covered by the Government Bond Index with maturities of 1-3 years. The index is unmanaged and reflect the reinvestment of dividends. An individual cannot invest directly in an index.

The Lipper Short-Intermediate Term U.S. Government Fund Index represents performance of the 30 largest short-intermediate term debt funds. Lipper is an independent mutual fund performance monitor whose results are based on total return and do not reflect a sales charge. An individual cannot invest directly in an index.

The Lehman Intermediate Government Index consists of U.S. agency and Treasury securities with maturities of one to 10 years. An individual cannot invest directly in an index.

--------------------------------------------------------------------------------
CHASE INTERMEDIATE TERM BOND FUND
As of December 31, 1999 (Unaudited)
--------------------------------------------------------------------------------

How the Fund Performed

Chase Intermediate Term Bond Fund had a total return of -1.11% (Premier Shares) for the year ended December 31, 1999. This compares to -1.31% for the Lipper Intermediate Grade Debt Funds Index and -.82% for the Lehman Aggregate Index.


How the Fund Was Managed

With interest rates rising throughout the year, 1999 was a difficult environment for all types of US fixed income securities. Compounding the difficulties was high issuance of non-Treasury "spread" sector securities as government agency and corporate issuers sought to fund their debt before higher rates made it unattractive.

Concerned that fixed income markets had entered a corrective phase of consolidation, the management team became defensive and cut duration in February. However, after allowing duration to rise in March, the management team continued to extend until duration became relatively neutral in May. The Fund added corporate and mortgage-backed securities in the first quarter of the year and added Federal agency paper in the second quarter when large issuance led to high yields on these issues relative to Treasuries. In the third quarter, the Fund was able to buy Federal agency paper at what turned out to be the most beneficial point of the year and adding to its holdings of corporate securities, which held up relatively well during a poor quarter for corporates due to the management team's focus on maturities of less than three years.

The Fund underwent a change of management in the fourth quarter. When the new management team took over, the Fund had a longer-than-benchmark duration and was underweight in mortgage-backed securities. In an effort to improve diversification, increase dividend yield to shareholders and make the portfolio reflective of its interest rate views, the management team took several steps. First, it allowed the Fund's duration (and hence its sensitivity to changes in interest rates) to shorten dramatically, making an especially significant strategic reduction in December. Next, the Fund's exposure to mortgages was increased to become neutral relative to its peer group while its corporate holdings were raised to an overweight position, with the latter move being made with the first quarter of 2000 in mind. Each of these moves proved beneficial in the last two months of 1999 as interest rates rose and non-Treasury "spread" sectors outperformed.


Where the Fund May Be Headed

Moving forward, the management team believes that above-trend economic growth, tight labor markets and increasing inflation will drive long-term rates higher and cause the Federal Reserve to hike short-term rates. As such, it is expected that the Fund will maintain a slightly short of benchmark duration and an overweight position in the non-Treasury "spread" sectors, which tend to outperform in a rising rate environment.

CHASE INTERMEDIATE TERM BOND FUND
As of December 31, 1999 (Unaudited)


Percentage of Total Portfolio Investments

[TABULAR REPRESENTATION OF PIE CHART]

Corporate Notes & Bonds                     (38.7%)
Mortgage-Backed Pass Through Securities     (29.9%)
U.S. Government Agency Securities           (25.7%)
U.S. Treasury Securities                     (5.7%)

CHASE INTERMEDIATE TERM BOND FUND
As of December 31, 1999 (Unaudited)

Average Annual Total Returns



                                                                   Since
                                                                Inception
                      1 Year      3 Years       5 Years          (10/3/94)
Premier Shares        -1.11%       4.51%         6.32%             6.00%
Investor Shares       -1.36%       4.41%         6.26%             5.94%

Life of Fund Performance*

[TABULAR REPRESENTATION OF LINE CHART]


                           Lipper
          Chase         Intermediate                         Lehman
       Intermediate        Grade             Lehman        Intermediate
        Term Bond        Debt Funds        Aggregate       Gov't./Corp
          Fund             Index             Index           Index
10/94    10000             10000             10000           10000
12/94     9990             10010             10038            9989
12/95    11668             11724             11892           11518
12/96    11889             12126             12322           11985
12/97    12750             13191             13514           12928
12/98    13722             14230             14686           14016
12/99    13584             14091             14563           14070


*Source: Lipper Analytical Services

Past performance is no guarantee of future results. Investment returns and principal value will fluctuate so that an investor's shares, when redeemed, may be worth more or less than the original cost.

The Fund is currently waiving certain fees. The voluntary waiver may be modified or terminated at any time, which would reduce performance.

This chart represents the comparative performance for $10,000 invested in Premier Shares of Chase Intermediate Term Bond Fund, the Lehman Intermediate Gov't./Corp. Index, the Lehman Aggregate Index and the Lipper Intermediate Grade Debt Funds Index from October 31, 1994 to December 31, 1999. The performance of the Fund assumes the reinvestment of all dividends and capital gains and does not include a sales charge. The performance of the indices does not include a sales charge and has been adjusted to reflect the reinvestment of all dividends and capital gains on the securities included in the benchmark. Premier Shares carry a $1 million minimum initial investment and carry no sales charge.

Investor Shares commenced on 11/10/98 and have a minimum initial investment of $2,500. Please note internal expenses are greater for the Investor Shares class. Performance measurements for the Investor Shares prior to 11/10/98 are based on the predecessor Premier Shares and do not include Investor Share expenses.

Chase Intermediate Term Bond Fund is the successor to the AVESTA Trust Intermediate Term Bond Fund. Effective 12/31/97, the AVESTA Trust was converted from a Texas Trust to Mutual Fund Investment Trust ("MFIT"), a Massachusetts business trust. As part of the conversion, the Fund transferred all of its assets to Chase Intermediate Term Bond Fund, a new investment portfolio of MFIT.

Chase Intermediate Term Bond Fund, unlike the AVESTA Trust Intermediate Term Bond Fund, is subject to certain diversification, distribution and other requirements imposed under the Internal Revenue Code, which may impact performance.

The Lipper Intermediate Grade Debt Funds Index represents performance of the largest 30 intermediate investment grade debt funds. Each of these funds invests the majority of its assets in investment grade debt issues (rated in top four grades) with dollar-weighted average maturities of five to 10 years. Lipper is an independent mutual fund performance monitor whose results are based on total return and do not reflect a sales charge. An individual cannot invest directly in an index.

The Lehman Aggregate Index is composed of the Lehman Government/Corporate Bond Index and the Mortgage-Backed Securities Index and includes Treasury issues, agency issues, corporate bond issues and mortgage-backed securities. The index is unmanaged and reflects the reinvestment of dividends. An individual cannot invest directly in an index.

The Lehman Intermediate Gov't/Corp. Index includes the government and corporate bond indices, with maturities of one to 10 years, including U.S. governmental treasury and agency securities, corporate and Yankee bonds. An individual cannot invest directly in an index.

--------------------------------------------------------------------------------
CHASE U.S. GOVERNMENT SECURITIES FUND
As of December 31, 1999 (Unaudited)
--------------------------------------------------------------------------------

How the Fund Performed

Chase U.S. Government Securities Fund had a total return of -2.55% (Premier Shares) for the year ended December 31, 1999. This compares to -3.01% for the Lipper General U.S. Government Funds Index and -2.23% for the Lehman Government Index.


How the Fund Was Managed
With interest rates rising throughout the year, 1999 was a difficult environment for all types of US fixed income securities. Compounding the difficulties was high issuance of non-Treasury "spread" sector securities as government agency and corporate issuers sought to fund their debt before higher rates made it unattractive.

In the first half of the year, concerned that fixed income markets had entered a corrective phase of consolidation, the management team's strategy was to stay relatively close to its index and capture yield where possible without taking on excessive risk. Consistent with this strategy, the Fund added mortgage-backed securities in the first quarter of the year and added Federal agency paper in the second quarter when large issuance led to high yields on these issues relative to Treasuries. In the third quarter, the Fund continued to modestly add to its holdings of federal agency and mortgage-backed securities to take advantage of further widening in yield spreads due to new issuance by government agencies.

The Fund underwent a change of management in the fourth quarter. When the new team took over, the Fund had a longer-than-benchmark duration and was underweight in mortgage-backed securities versus its Lipper peer group. In an effort to improve diversification, increase dividend yield to shareholders and make the portfolio reflective of its interest rate views, the management team took several steps. First, it allowed the Fund's duration (and hence its sensitivity to changes in interest rates) to shorten dramatically, making an especially significant strategic reduction in December. Next, the Fund's exposure to mortgages was increased while exposure to Treasury securities was cut. Each of these moves proved beneficial in the final two months of the year as interest rates rose and non-Treasury "spread" sectors outperformed.


Where the Fund May Be Headed
Moving forward, the management team believes that above-trend economic growth, tight labor markets and increasing inflation will drive long-term rates higher and cause the Federal Reserve to hike short-term rates. As such, it is expected that the Fund will maintain a slightly short of benchmark duration and an overweight position in mortgage-backed securities, which tend to outperform in a rising rate environment.

CHASE U.S. GOVERNMENT SECURITIES FUND
As of December 31, 1999 (Unaudited)

Percentage of Total Portfolio Investments

[PIE CHART PLOT POINTS]

Mortgage-Backed
Pass Through
Securities (41.4%)

U.S. Treasury
Securities (33.9%)

U.S. Government
Agency Securities (24.7%)

[END PLOT POINTS]

CHASE U.S. GOVERNMENT SECURITIES FUND
As of December 31, 1999 (Unaudited)

Average Annual Total Returns



                                                                   Since
                                                                Inception
                      1 Year        3 Years       5 Years       (4/1/93)
 Premier Shares        -2.55%       5.27%         8.28%            6.07%
 Investor Shares       -2.79%       5.18%         8.22%            6.03%

Life of Fund Performance*

[LINE CHART PLOT POINTS]

           Chase U.S. Government     Lipper General U.S.       Lehman
              Securities Fund        Gov't. Funds Index      Gov't. Index
4/93               10000                    10000               10000
12/93              10910                    10462               10587
12/94               9999                     9966               10229
12/95              13010                    11654               12106
12/96              12760                    11905               12440
12/97              13981                    12991               13632
12/98              15279                    14010               14975
12/99              14900                    13637               14849

[END PLOT POINTS]


*Source: Lipper Analytical Services

Past performance is no guarantee of future results. Investment returns and principal value will fluctuate so that an investor's shares, when redeemed, may be worth more or less than the original cost.

The Fund is currently waiving certain fees. The voluntary waiver may be modified or terminated at any time, which would reduce performance.

This chart represents the comparative performance for $10,000 invested in the Premier Shares of Chase U.S. Government Securities Fund, the Lehman Government Index, and Lipper General U.S. Government Funds Index from April 1, 1993 to December 31, 1999. The performance of the Fund assumes the reinvestment of all dividends and capital gains and does not include a sales charge. The performance of the indices does not include a sales charge and has been adjusted to reflect the reinvestment of all dividends and capital gains on the securities included in the benchmark. Premier Shares carry a $1 million minimum initial investment and carry no sales charge.

Investor Shares commenced on 11/10/98 and have a minimum initial investment of $2,500. Please note internal expenses are greater for the Investor Shares class. Performance measurements for the Investor Shares prior to 11/10/98 are based on the predecessor Premier Shares class and do not include Investor Share class expenses.

Chase U.S. Government Securities Fund is the successor to the AVESTA Trust U.S. Government Securities Fund. Effective 12/31/97, the AVESTA Trust was converted from a Texas Trust to Mutual Fund Investment Trust ("MFIT"), a Massachusetts business trust. As part of the conversion, the Fund transferred all of its assets to Chase U.S. Government Securities Fund, a new investment portfolio of MFIT.

Chase U.S. Government Securities Fund, unlike the AVESTA U.S. Government Securities Fund, is subject to certain diversification, distribution and other requirements imposed under the Internal Revenue Code, which may impact performance.

Lehman Government Index is composed of the Lehman Treasury Bond Index and the Lehman Agency Bond Index and includes Treasury bonds and debt issued by the U.S. Government and its agencies. The index is unmanaged and includes the reinvestment of dividends. An individual cannot invest directly in an index.

The Lipper General U.S. Government Funds Index represents performance of the 30 largest U.S. government securities funds. Lipper is an independent mutual fund performance monitor whose results do not reflect a sales charge. An individual cannot invest directly in an index.

--------------------------------------------------------------------------------
CHASE INCOME FUND
As of December 31, 1999 (Unaudited)
--------------------------------------------------------------------------------

How the Fund Performed

Chase Income Fund had a total return of -2.78% (Premier Shares) for the year ended December 31, 1999. This compares to -2.58% for the Lipper Corporate Debt A Rated Fund Index and -2.15% for the Lehman Government/Corporate Index.


How the Fund Was Managed

With interest rates rising throughout the year, 1999 was a difficult environment for all types of US fixed income securities. Compounding the difficulties was high issuance of non-Treasury "spread" sector securities as government agency and corporate issuers sought to fund their debt before higher rates made it unattractive.

In the first half of the year, concerned that fixed income markets had entered a corrective phase of consolidation, the management team's strategy was to stay relatively close to its index and capture yield where possible without taking on excessive risk. Consistent with this strategy, the Fund added corporate and mortgage-backed securities in the first quarter of the year and added Federal agency paper in the second quarter when large issuance led to high yields on these issues relative to Treasuries. In the third quarter, the Fund continued to modestly add to its holdings of non-Treasury "spread" sectors to take advantage of further widening in yield spreads due to new issuance by government agencies and corporations.

The Fund underwent a change of management in the fourth quarter. When the new team took over, the Fund had a longer-than-benchmark duration, was underweight in mortgage-backed securities and held no asset-backed or commercial mortgage-backed securities. In an effort to improve diversification, increase dividend yield to shareholders and make the portfolio reflective of its interest rate views, the management team took several steps. First, it allowed the Fund's duration (and hence its sensitivity to changes in interest rates) to shorten dramatically, making an especially significant strategic reduction in December. Next, the Fund's exposure to mortgages was increased and asset-backed securities were added. Each of these moves proved beneficial in the final two months of the year as interest rates rose and non-Treasury "spread" sectors outperformed.


Where the Fund May Be Headed

Moving forward, the management team believes that above-trend economic growth, tight labor markets and increasing inflation will drive long-term rates higher and cause the Federal Reserve to hike short-term rates. As such, it is expected that the Fund will maintain a slightly short of benchmark duration and an overweight position in the non-Treasury "spread" sectors, which tend to outperform in a rising rate environment.

CHASE INCOME FUND
As of December 31, 1999 (Unaudited)

Percentage of Total Portfolio Investments


[PIE CHART PLOT POINTS]

U.S. Government
Agency Securities
(44.7%)

Mortgage-Backed
Securities (22.5%)

Corporate Notes
& Bonds (21.3%)

U.S. Treasury
Securities (8.9%)

Asset Backed
Securities (1.8%)

Foreign Government
Securities (0.8%)

[END PLOT POINTS]

CHASE INCOME FUND
As of December 31, 1999 (Unaudited)

Average Annual Total Returns

                      1 Year        3 Years        5 Years        10 Years
 Premier Shares        -2.78%       4.99%          6.89%          6.47%
 Investor Shares       -2.92%       4.91%          6.84%          6.45%

10 Year Performance*

[LINE CHART PLOT POINTS]

              Chase Income      Lipper Corporate Debt A      Lehman Gov't./Corp.
                 Index            Rated Fund Index                Index
12/89            10000                   10000                      10000
12/90            10654                   10665                      10829
12/91            12119                   12528                      12576
12/92            12746                   13471                      13528
12/93            14044                   15074                      15024
12/94            13416                   14332                      14497
12/95            15874                   17171                      17286
12/96            16178                   17649                      17788
12/97            17590                   19345                      19523
12/98            19257                   20760                      21371
12/9             18742                   20337                      20912

[END PLOT POINTS]


*Source: Lipper Analytical Services

Past performance is no guarantee of future results. Investment returns and principal value will fluctuate so that an investor's shares, when redeemed, may be worth more or less than the original cost.

The Fund is currently waiving certain fees. The voluntary waiver may be modified or terminated at any time, which would reduce performance.

This chart represents the comparative performance for $10,000 invested in Premier Shares of Chase Income Fund, the Lehman Government/Corporate Index and the Lipper Corporate Debt A Rated Funds Index from December 31, 1989 to December 31, 1999. The performance of the Fund assumes the reinvestment of all dividends and capital gains and does not include a sales charge. The performance of the indices does not include a sales charge and has been adjusted to reflect the reinvestment of all dividends and capital gains on the securities included in the benchmark. Premier Shares carry a $1 million minimum initial investment and carry no sales charge.

Investor Shares commenced on 11/10/98 and have a minimum initial investment of $2,500. Please note internal expenses are greater for the Investor Shares class. Performance measurements for the Investor Shares prior to 11/10/98 are based on the predecessor Premier Shares class and do not include Investor Share class expenses.

Chase Income Fund is the successor to the AVESTA Trust Income Fund. Effective 12/31/97, the AVESTA Trust was converted from a Texas Trust to Mutual Fund Investment Trust ("MFIT"), a Massachusetts business trust. As part of the conversion, the Fund transferred all of its assets to Chase Income Fund, a new investment portfolio of MFIT.

Chase Income Fund, unlike the AVESTA Income Fund, is subject to certain diversification, distribution and other requirements imposed under the Internal Revenue Code, which may impact performance.

The Lipper Corporate Debt A Rated Funds Index represents performance of the largest 30 A rated corporate debt funds. Lipper is an independent mutual fund performance monitor whose results are based on total return and do not reflect a sales charge. An individual cannot invest directly in an index.

The Lehman Govt/Corp. Index includes the Government and Corporate Bond Indices, including U.S. Government Treasury and agency securities, corporate and yankee bonds. The index is unmanaged and reflects the reinvestment of dividends. An individual cannot invest directly in an index.

--------------------------------------------------------------------------------
CHASE BALANCED FUND
As of December 31, 1999 (Unaudited)
--------------------------------------------------------------------------------

How the Fund Performed

Chase Balanced Fund, which seeks to provide a balance of current income and growth of capital, provided a total return of 14.23% (Premier Shares) compared to the Lipper Balanced Funds Index return of 8.98% and the Lehman Gov't./Corp. Index return of -2.15% for the one year period ended December 31, 1999.


How the Fund Was Managed

The Fund's equity portfolio performed well during a year ideally-suited to its style of buying high quality, large-cap growth stocks with superior earnings prospects. The fixed income portfolio lost value, however, as U.S. Treasury yields rose in the face of continuing robust economic growth and fears of higher inflation.

Most of the equity portfolio's gain was recorded in the fourth quarter. Technology stocks rallied as the market focused on areas judged likely to profit from the Internet economy. Expectations of strong growth in demand for semiconductors, cell phones and communications equipment boosted many names. Holdings like Microsoft, Cisco Systems and Nortel Networks all performed well. But gains were not restricted to technology. The Fund benefited from an investment in Omnicom, the advertising and marketing multinational, where growth in Internet dot.com advertising should boost profits. Stock prices of a number of 'old media' companies--like AT&T, Liberty Media and Time Warner--also rose in anticipation of convergence with 'new media.'

Strong stock picking even enabled the equity portfolio to perform well in the difficult third quarter, when inflation worries trapped much of the market in a trading range. Technology stocks and a small number of well-managed blue chips continued to make new highs. The Fund benefited from holdings in companies like Microsoft, Intel, Dell Computer, GE, and Procter & Gamble.

The fixed income portfolio was not so fortunate. Although the portfolio invested in the short maturity securities least vulnerable to rising inflation, it was unable to avoid falling bond prices. Inflation fears intensified in the third and fourth quarters. The Federal Open Markets Committee raised rates three times in the year, and the yield on the benchmark 30-year U.S. Treasury rose from 5.1% to 6.5% in the course of the year.


Where the Fund May Be Headed

\Looking ahead, equity market rallies may no longer focus to such an extent on technology stocks, but may include a broader selection of names. The outlook for fixed income is negative due to stronger-than-trend economic growth and the likelihood of further rate rises. The Fund will benefit, however, from its balanced approach, and its large-cap growth style.

CHASE BALANCED FUND
As of December 31, 1999 (Unaudited)

Percentage of Total Portfolio Investments

[PIE CHART PLOT POINTS]

Transportation (0.3%)

Technology (21.2%)

Corporate Notes
& Bonds (19.8%)

U.S. Treasury Securities (15.9%)

Health Care (8.6%)

Consumer
Cyclicals (8.2%)

Cash Equuivalent &
Short-Term Paper (6.5%)

Capital Goods (5.2%)

Utilities (5.1%)

U.S. Government Agency Securities (4.3%)

Financial (3.5%)

Consumer Staples (1.4%)

[END PLOT POINTS]


Top Ten Equity Holdings of the Portfolio

1. Microsoft Corp. (3.3%) Develops, manufactures, licenses and supports computer software products.
2. General Electric Co. (2.7%) A diversified manufacturing, technology and services company. Operations include appliance manufacturing, capital services, information services, and electrical distribution.
3. EMC Corp. (2.3%) Provides enterprise storage systems, software, networks and services.
4. Intel Corp. (2.2%) Manufactures micro and personal computers. The Company also supplies mainframe computers and other information processing equipment, software and networking products and peripheral equipment.
5. Wal-Mart Stores, Inc. (2.1%) The "Wal-Mart" Company's discount stores and "Supercenters" offer merchandise such as apparel, housewares, small appliances, electronics, hardware, and other products.
6. Applied Materials, Inc. (2.0%) Develops, manufactures, markets and services semiconductor wafer fabrication equipment and related spare parts for the worldwide semiconductor industry.
7. Amgen, Inc. (1.9%) Discovers, develops, manufactures, and markets human therapeutics based on cellular and molecular biology. Focuses its research on secreted protein and small molecule therapeutics.
8. America Online, Inc. (1.8%) Provides interactive communications and services through its America Online and Compuserve worldwide Internet online services.
9. Novellus Systems, Inc. (1.8%) Manufactures, markets and services advanced automated wafer fabrication systems for the deposition of thin films.
10. Cisco Systems, Inc. (1.8%) Supplies data networking products to the corporate enterprise and public wide area service provider markets.

Top 10 equity holdings comprised 21.9% of the Portfolio's market value of investments. Portfolio holdings are subject to change at any time.

CHASE BALANCED FUND
As of December 31, 1999 (Unaudited)

Average Annual Total Returns

                      1 Year        3 Years        5 Years        10 Year
 Premier Shares       14.23%        20.92%         19.51%         12.84%
 Investor Shares      13.94%        20.78%         19.42%         12.80%

10 Year Performance*

[LINE CHART PLOT POINTS]

              Chase Balanced      Lipper Balanced      Lehman Govt./      S&P 500
                   Fund             Funds Index         Corp. Index        Index
12/89             10000                10000               10000           10000
12/90             10136                10066               10828            9690
12/91             12584                12665               12575           12642
12/92             13256                13610               13528           13605
12/93             14048                15237               15020           14976
12/94             13730                14925               14493           15174
12/95             17001                18639               17282           20876
12/96             18929                21072               17784           25669
12/97             23407                25349               19519           34233
12/98             29291                29173               21368           44016
12/99             33464                31792               20909           53278

[END PLOT POINTS]

*Source: Lipper Analytical Services, Inc.

Past performance is no guarantee of future results. Investment returns and principal value will fluctuate so that an investor's shares, when redeemed, may be worth more or less than the original cost.

The Fund is currently waiving certain fees. The voluntary waiver may be modified or terminated at any time, which would reduce performance.

This chart represents the comparative performance for $10,000 invested in Premier Shares of Chase Balanced Fund, the Lehman Government/Corporate Index, the Standard & Poor's 500 Index and the Lipper Balanced Funds Index from December 31, 1989 to December 31, 1999. The performance of the Fund assumes the reinvestment of all dividends and capital gains and does not include a sales charge. The performance of the indices does not include a sales charge and has been adjusted to reflect the reinvestment of all dividends and capital gains on the securities included in the benchmark. Premier Shares carry a $1 million minimum initial investment and carry no sales charge.

Investor Shares were introduced on 10/16/98 and have a minimum initial investment of $2,500. Please note internal expenses are greater for the Investor Shares class. Performance measurements for the Investor Shares prior to 10/16/98 are based on the predecessor Premier Shares class and do not include Investor Share class expenses.

Chase Balanced Fund is the successor to the AVESTA Trust-Balanced Fund. Effective 12/31/97, the AVESTA Trust was converted from a Texas Trust to Mutual Fund Investment Trust ("MFIT"), a Massachusetts business trust. As part of the conversion, the Fund transferred all of its assets to Chase Balanced Fund, a new investment portfolio of MFIT.

Chase Balanced Fund, unlike the AVESTA Trust-Balanced Fund, is subject to certain diversification, distribution and other requirements imposed under the Internal Revenue Code, which may impact performance.

The Lipper Balanced Funds Index represents performance of the largest 30 balanced funds. Each of these funds invests in a portfolio of stocks and bonds. Lipper is an independent mutual fund performance monitor whose results are based on total return and do not reflect a sales charge. An individual cannot invest directly in an index.

The Standard and Poor's 500 Index is an unmanaged broad-based index that replicates the U.S. stock markets. It includes 500 widely held common stocks. Total return figures represent the reinvestment of dividends. An individual cannot invest directly in an index.

The Lehman Government/Corporate Index includes the Government and Corporate Bond Indices, including the U.S. Government Treasury and agency securities, corporate and yankee bonds. The index is unmanaged and reflects the reinvestment of dividends. An individual cannot invest directly in an index.

--------------------------------------------------------------------------------
CHASE EQUITY INCOME FUND
As of December 31, 1999 (Unaudited)
--------------------------------------------------------------------------------

How the Fund Performed

Chase Equity Income Fund, which seeks to provide capital appreciation and current income, generated a total return of 13.06% (Premier Shares) compared to the Lipper Equity Income Funds Index return of 4.19% and the Lipper Large Cap Value Index return of 10.78% for the one year period ended December 31, 1999.


How the Fund Was Managed

High-quality growth stocks drove the Fund's performance during the year. As befits a defensive portfolio that seeks to earn a current income in excess of the S&P 500 Index, the Fund was not invested in some of the technology companies that have yet to pay dividends, and so did not gain the full benefit from the year-end rally fueled by euphoria concerning the Internet economy. Arguably, though, its gains should prove reasonably resilient to any future correction.

During the all-important fourth quarter, the Fund rose 7.9%. While this was less than the broad market, as defined by the S&P 500 Index, the stocks that fueled the rise were high quality names. The top five contributors to performance were: GE; Motorola; Microsoft, which bounced back following its anti-trust trial; Wal-Mart; and Citigroup. All are proven growth stocks, with experienced managements that have met earnings expectations quarter after quarter.

Financials as a whole performed well for the Fund in the fourth quarter following the repeal of the Glass-Steagall Act, which was introduced to prevent investment banks and commercial banks from merging. In addition to Citigroup, American International Group made a significant contribution.

The Fund illustrated its defensive credentials in the third quarter, when interest rate and inflation fears caused much of the equity market to become trapped in a trading range. The Fund outperformed the broad market indices for the quarter.

Over the course of the year, the Fund's performance ranked well within its equity-income peer group. However, its income-generating objective will always limit participation in rallies such as that which we experienced at the end of this past year.


Where the Fund May Be Headed

The Fund will continue to be run in a conservative fashion intended to cushion the impact of market volatility. It will invest in well-managed companies with diversified businesses that offer some protection from economic uncertainty. The intention is to create a portfolio of stocks with a roughly 85% exposure to the S&P 500 Index. In other words, the Fund should capture at least 85% of any rise, but no more than 85% of any fall.

CHASE EQUITY INCOME FUND
As of December 31, 1999 (Unaudited)

Percentage of Total Portfolio Investments

[PIE CHART PLOT POINTS]

Transporation (0.9%)

Technology (19.7%)

Financial (16.2%)

Health Care (10.7%)

Utilities (10.1%)

Consumer
Cyclicals (9.9%)

Energy (9.2%)

Cash Equivalent &
Short-Term Paper (8.6%)

Capital Goods (6.5%)

Consumer Staples (5.1%)

Basic Materials (3.1%)

[END PLOT POINTS]


Top Ten Equity Holdings of the Portfolio

1. General Electric Co. (4.2%) A diversified manufacturing, technology and services company. Operations include appliance manufacturing, capital services, information services, and electrical distribution.
2. Microsoft Corp. (3.7%) Develops, manufactures, licenses and supports computer software products.
3. International Business Machines Corp. (3.3%) Manufactures micro and personal computers. The Company also supplies mainframe computers and other information processing equipment, software and networking products and peripheral equipment.
4. American International Group (3.1%)
Provides a variety of insurance and financial services in the U.S. and internationally. The Company writes property, casualty, marine, life, and financial services insurance.
5. Citigroup, Inc. (2.9%) A diversified financial services holding company that provides investment services, including asset management, consumer finance ser-vices, property and casualty insurance services, and life insurance services.
6. Lucent Technologies, Inc. (2.9%)
Designs, develops, manufactures, and distributes communications systems, software, and products worldwide.
7. Wal-Mart Stores, Inc. (2.6%) The "Wal-Mart" Company's discount stores and Supercenters" offer merchandise such as apparel, housewares, small appliances, electronics, hardware, and other products.
8. Intel Corp. (2.5%) Manufactures micro and personal computers. The Company also supplies mainframe computers and other information processing equipment, software and networking products and peripheral equipment.
9. Texas Instruments, Inc. (2.5%) Provides semiconductor products, as well as designs and supplies digital processing and analog technologies.
10. Procter & Gamble Co. (2.4%) Manufactures and markets consumer products for laundry and cleaning, paper, beauty care, food, beverages, and health care.

Top 10 equity holdings comprised 30.1% of the Portfolio's market value of investments. Portfolio holdings are subject to change at any time.

CHASE EQUITY INCOME FUND
As of December 31, 1999 (Unaudited)

Average Annual Total Returns

                      1 Year        3 Years       5 Years       10 Years
 Premier Shares       13.06%        23.20%        24.13%        14.70%
 Investor Shares      12.70%        23.04%        24.03%        14.66%

10 Year Performance*

[LINE CHART PLOT POINTS]

               Chase Equity      Lipper Equity Inome      Lipper Large Cap      S&P 500
               Income Fund           Funds Index            Value Index          Index
12/89             10000                 10000                  10000             10000
12/90              9558                  9489                   9595              9690
12/91             11665                 12020                  12533             12642
12/92             12324                 13191                  13618             13605
12/93             13841                 15149                  15424             14976
12/94             13378                 15011                  15452             15174
12/95             17886                 19488                  20589             20876
12/96             21084                 22991                  24926             25669
12/97             27631                 29234                  32024             34233
12/98             34869                 32677                  37865             44016
12/99             39422                 34045                  41947             53278

[END PLOT POINTS]

*Source: Lipper Analytical Services, Inc.

Past performance is no guarantee of future results. Investment returns and principal value will fluctuate so that an investor's shares, when redeemed, may be worth more or less than the original cost.

The Fund is currently waiving certain fees. The voluntary waiver may be modified or terminated at any time, which would reduce performance.

This chart represents the comparative performance of $10,000 invested in Premier Shares of Chase Equity Income, the Standard & Poor's 500 Index and the Lipper Equity Income Funds Index from December 31, 1989 to December 31, 1999. The performance of the Fund assumes the reinvestment of all dividends and capital gains and does not include a sales charge. The performance of the indices does not include a sales charge and has been adjusted to reflect the reinvestment of all dividends and capital gains on the securities included in the benchmark. Premier Shares carry a $1 million minimum initial investment and carry no sales charge.

Investor Shares were introduced on 8/24/98 and have a minimum initial investment of $2,500. Please note internal expenses are greater for the Investor Shares class. Performance measurements for the Investor Shares prior to 8/24/98 are based on the predecessor Premier Shares class and do not include Investor Share class expenses.

Chase Equity Income Fund is the successor to the AVESTA Trust Equity Income Fund. Effective 12/31/97, the AVESTA Trust was converted from a Texas Trust to Mutual Fund Investment Trust ("MFIT"), a Massachusetts business trust. As part of the conversion, the Fund transferred all of its assets to Chase Equity Income Fund, a new investment portfolio of MFIT.

Chase Equity Income Fund, unlike the AVESTA Equity Income Fund is subject to certain diversification, distribution and other requirements imposed under the Internal Revenue Code, which may impact performance.

The Lipper Equity Income Funds Index represents performance of the largest 30 Equity Income Funds. Each of these funds combines a growth of earnings orientation and an income requirement for level and/or rising dividends. The Lipper Large Cap Value Index consists of funds that invest in large-cap value stocks. Lipper is an independent mutual fund performance monitor whose results are based on total return and do not reflect a sales charge. An individual cannot invest directly in an index.

The Standard and Poor's 500 Index is an unmanaged broad-based index that replicates the U.S. stock market. It includes 500 widely held common stocks. Total return figures include the reinvestment of dividends. An individual cannot invest directly in an index.

--------------------------------------------------------------------------------
CHASE SMALL CAPITALIZATION FUND
As of December 31, 1999 (Unaudited)
--------------------------------------------------------------------------------

How the Fund Performed

Chase Small Capitalization Fund, which seeks to provide capital appreciation, provided a total return of 13.23% (Premier Shares) compared to the Lipper Small Company Funds Index return of 41.54% and Lipper Small Cap Core Fund Index return of 20.17% for the one year period ended December 31, 1999.


How the Fund Was Managed

Superior stock selection helped the Fund perform well in the final quarter of the year. It benefited from holding a number of the small caps judged likely to grow earnings as a result of expansion in the Internet economy and advances in healthcare. Further, there were a number of names in the portfolio that were taken over toward year-end.

Almost all of the year's gain came in the fourth quarter, when technology companies rallied in expectation of a surge in demand for semiconductor devices, cell phones and communications equipment. Vishay Intertechnology and CTS--the contract manufacturing electronics company--were strong performers, as were Molecular Devices, an instrumentation company enabling drug discovery, and King Pharmaceuticals. Oak Industries, a provider of components for the communications industry, rose following its November acquisition by technology company Corning. The deal strengthens Corning's position as a global leader in optical communications.

The biggest contributors to performance for the year as a whole also tended to come from the technology sector. Comverse Technology, the telecommunication equipment specialist, was a leading holding, as was Cree Research, and Actel, two semiconductor companies. Micros Systems, the software development company, also performed well, as did Optical Coating Laboratory and PRI Automation.

In the early months of the year, small-cap performance was lackluster as investors focused on large cap stocks. During the second quarter, however, performance rebounded somewhat as the equity market's leadership stocks broadened out to include not just the large technology stocks. An array of sectors from basic materials to capital goods to consumer cyclicals performed well in the period. The third quarter was another dull period for small caps as inflation worries dogged the market.


Where the Fund May Be Headed

We are cautiously optimistic regarding the prospects for small-cap stocks. Earnings forecasts for small caps are roughly double those of large caps, and small-cap valuations are still reasonable. However, there is a caveat in that small-cap stock prices would be particularly vulnerable to sustained rises in interest rates.

CHASE SMALL CAPITALIZATION FUND
As of December 31, 1999 (Unaudited)

Percentage of Total Portfolio Investments


[PIE CHART PLOT POINTS]

Technology (28.8%)

Consumer
Cyclicals (20.9%)

Health Care (12.5%)

Capital Goods (12.3%)

Financial (7.8%)

Cash Equivalent &
Short-Term Paper (5.4%)

Energy (3.9%)

Utilities (3.4%)

Basic Materials (2.0%)

Real Estate (1.3%)

Transportation (1.1%)

Consumer Staples (0.6%)

[END PLOT POINTS]


Top Ten Equity Holdings of the Portfolio

1. Optical Coating Laboratory, Inc. (3.3%) Manufactures optical thin film coated components used to manage light. The Company's products are used in computer monitors, flat panel displays and telecommunications systems.

2. PRI Automation, Inc. (3.2%) Supplies factory automation systems for semiconductor manufacturers and original equipment suppliers.

3. CTS Corp. (3.0%) Designs, manufactures and sells electronic components and custom electronic assemblies. The Company sells its products to original equipment manufacturers primarily in the communications equipment markets.

4. Comverse Technology, Inc. (2.7%) Designs, manufactures, markets, and supports computer and telecommunications systems and software for multimedia communications and information processing applications.

5. Molecular Devices Corp. (2.4%) Designs, develops, manufactures, and markets bioanalytical measurement systems, including software and consumables.

6. OAK Industries, Inc. (2.4%) Manufactures engineered components that it designs and sells to manufacturers and service providers in communication and other selected industries.

7. Vishay Intertechnology, Inc. (2.1%) Manufactures a broad line of discrete passive electronic components and discrete active electronic components, particularly resistors and transistors.

8. Micros Systems, Inc. (2.1%) Designs, manufactures, markets, and services enterprise information solutions for the global hospitality industry. The Company's solutions consist of application specific software and hardware systems.

9. BJ's Wholesale Club, Inc. (2.0%) A merchandise wholesale club chain. The Company sells brand name food and general merchandise at discount prices.

10. Spartech Corp. (2.0%) Produces engineered thermoplastic materials, polymeric compounds, and molded and profile products for a wide spectrum of manufacturing customers.

Top 10 equity holdings comprised 25.2% of the Portfolio's market value of investments. Portfolio holdings are subject to change at any time.

CHASE SMALL CAPITALIZATION FUND
As of December 31, 1999 (Unaudited)

Average Annual Total Returns

                                                                 Since
                                                                Inception
                      1 Year        3 Years       5 Years       4/1/93
 Premier Shares       13.23%        11.32%        18.80%        13.99%
 Investor Shares      12.89%        11.17%        18.71%        13.92%

Life of Fund Performance*

[LINE CHART PLOT POINTS]

               Chase Small           Lipper Small Company      Lipper Small Cap
           Capitalization Fund           Funds Index           Core Fund Index       S&P 500 Index
4/93              10000                     10000                   10000                10000
12/93             10890                     11565                   10948                11469
12/94             10230                     11509                   10966                10921
12/95             13410                     15148                   14338                14194
12/96             17550                     17324                   17020                17220
12/97             21781                     19926                   20804                21626
12/98             21381                     19755                   20047                21342
12/99             24208                     27962                   24092                23991

[END PLOT POINTS]

*Source: Lipper Analytical Services, Inc.

Past performance is no guarantee of future results. Investment returns and principal value will fluctuate so that an investor's shares, when redeemed, may be worth more or less than the original cost.

The Fund is currently waiving certain fees. The voluntary waiver may be modified or terminated at any time, which would reduce performance.

This chart represents the comparative performance of $10,000 invested in Premier Shares of Chase Small Capitalization Fund, the Standard & Poor's 600 Index and the Lipper Small Company Funds Index from April 1, 1993 to December 31, 1999. The performance of the Fund assumes the reinvestment of all dividends and capital gains and does not include a sales charge. The performance of the Index and the Average do not include a sales charge and have been adjusted to reflect the reinvestment of all dividends and capital gains on the securities included in the benchmark. Premier Shares carry a $1 million minimum initial investment and carry no sales charge.

Investor Shares were introduced on 8/12/98 and have a minimum initial investment of $2,500. Please note internal expenses are greater for the Investor Shares class. Performance measurements for the Investor Shares prior to 8/12/98 are based on the predecessor Premier Shares class and do not include Investor Share class expenses.

The Chase Small Capitalization Fund is the successor to the AVESTA Trust Small Capitalization Fund. Effective 12/31/97, the AVESTA Trust was converted from a Texas Trust to Mutual Fund Investment Trust ("MFIT"), a Massachusetts business trust. As part of the conversion, the Fund transferred all of its assets to Chase Small Capitalization Fund, a new investment portfolio of MFIT.

The Chase Small Capitalization Fund, unlike the AVESTA Small Capitalization Fund is subject to certain diversification, distribution and other requirements imposed under the Internal Revenue Code, which may impact performance.

The Lipper Small Company Funds Index represents the performance of the 30 largest small company funds. The Lipper Small Cap Core Index consists of funds that invest in small-capitalization stocks. Lipper is an independent mutual fund performance monitor whose results are based on total return and do not reflect a sales charge.

The Standard and Poor's 600 Index is a broad-based index consisting of 600 small capitalization companies. The index is unmanaged and reflects the reinvestment of dividend. An individual cannot invest directly in an index.

Small Capitalization funds typically carry more risk than stock funds investing in well-established blue chip companies since smaller companies generally have a higher risk of failure. Historically smaller companies' stock has experienced a greater degree of market volatility than the average stock.

--------------------------------------------------------------------------------
CHASE CORE EQUITY FUND
As of December 31, 1999 (Unaudited)
--------------------------------------------------------------------------------

How the Fund Performed

Chase Core Equity Fund, which seeks to maximize total investment return with an emphasis on long-term capital appreciation and current income, provided a total return of 23.89% (Premier Shares) compared to the Lipper Growth & Income Funds Index return of 11.86% and Lipper Large Cap Core Index return of 19.35% for the one year period ended December 31, 1999.


How the Fund Was Managed

Skillful stock selection and good performance by precisely the type of stock bought by the Fund (i.e., high quality, large-cap growth stocks with superior earnings prospects) led to superior returns compared to the market.

Most of the gain was recorded in the fourth quarter, when the Fund rode the technology-stock rally to return a total of 15.58%. Technology stocks rallied as the market focused on areas judged likely to profit from the Internet economy. Expectations of strong growth in demand for semiconductors, cell phones and communications equipment boosted many names. Holdings like Microsoft, Cisco Systems and Nortel Networks all performed well. But gains were not restricted to technology. The Fund benefited from an investment in Omnicom, the advertising and marketing multinational, where growth in internet dot.com advertising should boost profits. Stock prices of a number of `old media' companies--like AT&T Liberty Media and Time Warner--also rose in anticipation of convergence with `new media'.

The Fund's investment style was even suited to the difficult third quarter, when inflation and valuation worries haunted the market. Much of the equity market was trapped in a trading range, and those companies that missed earnings forecasts were severely punished. Yet technology stocks and a small number of well-managed blue chips continued to make new highs. The Fund benefited from holdings in companies like Microsoft, Intel and Dell Computer. It also had positions in well-managed multinationals like GE and Procter & Gamble.

However, a number of portfolio stocks did perform badly at that time as a result of disappointing trading. Discount broker Charles Schwab fell sharply after warning that profit margins might deteriorate sharply later in the year.


Where the Fund May Be Headed

Looking ahead, market rises may no longer focus to such an extent on technology stocks, but may include a broader selection of stocks. If interest rates continue to move higher, technology-stock valuations will be impacted. As always, the Fund may benefit both from its balanced approach and its strategy of holding large companies with superior earnings growth and leadership positions in their markets.

CHASE CORE EQUITY FUND
As of December 31, 1999 (Unaudited)

Percentage of Total Portfolio Investments


[PIE CHART PLOT POINTS]

Technology (26.9%)

Consumer
Cyclicals (17.0%)

Financial (13.5%)

Health Care (10.3%)

Utilities (7.5%)

Capital Goods (7.3%)

Energy (7.1%)

Cash Equivalent &
Short-Term Paper (4.9%)

Consumer Staples (2.7%)

Basic Materials (1.9%)

Transportation (0.9%)

[END PLOT POINTS]


Top Ten Equity Holdings of the Portfolio

1. Microsoft Corp. (6.6%) Develops, manufactures, licenses and supports computer software products.
2. General Electric Co. (4.5%) A diversified manufacturing, technology and services company. Operations include appliance manufacturing, capital services, information services, and electrical distribution.
3. Wal-Mart Stores, Inc. (3.6%) The "Wal-Mart" Company's discount stores and "Supercenters" offer merchandise such as apparel, housewares, small appliances, electronics, hardware, and other products.
4. Exxon Mobil Corp. (3.1%) Operates petroleum and petrochemicals businesses on a worldwide basis. Operations include exploration and production of oil and gas.
5. American International Group, Inc. (2.8%) Provides a variety of insurance and financial services in the U.S. and internationally. The Company writes property, casualty, marine, life, and financial services insurance.
6. Cisco Systems, Inc. (2.8%) Supplies data networking products to the corpo-rate enterprise and public wide area service provider markets.
7. Intel Corp. (2.3%) Manufactures micro and personal computers. The Company also supplies mainframe computers and other information processing equipment, software and networking products and peripheral equipment.
8. Home Depot, Inc. (2.2%) Sells building materials and home improvement products. The Company's stores sell plumbing, heating and electrical supplies, lumber, floor and wall coverings.
9. Lucent Technologies, Inc. (2.2%) Designs, develops, manufactures, and distributes communications systems, software, and products worldwide.
10. Citigroup, Inc. (2.1 %) A diversified financial services holding company that provides investment services, including asset management, consumer finance services, property and casualty insurance services, and life insurance services.

Top 10 equity holdings comprised 32.2% of the Portfolio's market value of investments. Portfolio holdings are subject to change at any time.

CHASE CORE EQUITY FUND
As of December 31, 1999 (Unaudited)

Average Annual Total Returns

                                                                 Since
                                                                Inception
                      1 Year        3 Years       5 Years       4/1/93
 Premier Shares       23.89%        29.32%        27.18%        20.11%
 Investor Shares      23.59%        29.17%        27.09%        20.05%

Life of Fund Performance*


[LINE CHART PLOT POINTS]

           Chase Core       Lipper Growth &      Lipper Large Cap
           Equity Fund     Income Funds Index       Core Index         S&P 500 Index
4/93          10000              10000                10000                10000
12/93         10800              10821                10688                10547
12/94         10358              10777                10573                10687
12/95         13006              14132                13930                14702
12/96         15936              17054                16694                18078
12/97         21246              21638                21573                24109
12/98         27823              24576                27384                31000
12/99         34476              27491                32682                37523

[END PLOT POINTS]

*Source: Lipper Analytical Services, Inc.

Past performance is no guarantee of future results. Investment returns and principal value will fluctuate so that an investor's shares, when redeemed, may be worth more or less than the original cost.

The Fund is currently waiving certain fees. The voluntary waiver may be modified or terminated at any time, which would reduce performance.

This chart represents the comparative performance for $10,000 invested in Premier Shares of Chase Core Equity Fund, the Standard & Poor's 500 Index and Lipper Growth and Income Funds Index from April 1, 1993 to December 31, 1999. The performance of the Fund assumed the reinvestment of all dividends and capital gains and does not include a sales charge. The performance of the indices does not include a sales charge and has been adjusted to reflect the reinvestment of all dividends and capital gains on the securities included in the benchmark. Premier Shares carry a $1 million minimum initial investment and carry no sales charge.

Investor Shares were introduced on 9/10/98 and have a minimum initial investment of $2,500. Please note internal expenses are greater for the Investor Shares class. Performance measurements for the Investor Shares prior to 9/10/98 are based on the predecessor Premier Shares class and do not include Investor Share expenses.

Chase Core Equity Fund is the successor to the AVESTA Trust Core Equity Fund. Effective 12/31/97, the AVESTA Trust was converted from a Texas Trust to Mutual Fund Investment Trust ("MFIT"), a Massachusetts business trust. As part of the conversion, the Fund transferred all of its assets to Chase Core Equity Fund, a new investment portfolio of MFIT.

Chase Core Equity Fund, unlike the AVESTA Core Equity Fund, is subject to certain diversification, distribution and other requirements imposed under the Internal Revenue Code, which may impact performance.

The Lipper Growth and Income Funds Index represents performance of the largest 30 growth and income funds. Each of these funds combines a growth of earnings orientation and an income requirement for level and/or rising dividends. The Lipper Large Cap Core Index consists of funds that invest in both growth and value stocks. Lipper is an independent mutual fund performance monitor whose results are based on total return and do not reflect a sales charge. An individual cannot invest directly in an index.

The Standard and Poor's 500 Index is an unmanaged broad-based index that replicates the U.S. stock market. It includes 500 widely held common stocks. Total return figures include the reinvestment of dividends. An individual cannot invest directly in the index.

--------------------------------------------------------------------------------
CHASE EQUITY GROWTH FUND
As of December 31, 1999 (Unaudited)
--------------------------------------------------------------------------------

How the Fund Performed

Chase Equity Growth Fund, which seeks to provide capital appreciation, generated a total return of 31.85% (Premier Shares) compared to the Lipper Growth Funds Index return of 27.96% and Lipper Large Cap Growth Index return of 34.82% for the one year period ended December 31, 1999.


How the Fund Was Managed

Skillful stock selection benefited the Fund in a year that was perfectly suited to its style of investing in large-cap growth companies. Technology stocks made the greatest contributions to performance, but biotechnology stocks were also beginning to perform towards the year-end in anticipation of advances in medical science.

Most of the gain came in the fourth quarter, when technology companies rallied in expectation of a surge in demand for semiconductor devices, cell phones and communications equipment as a result of the burgeoning Internet economy. Stocks that rallied strongly then were also among the Fund's leading contributors to performance for the year as a whole. EMC Corp., Microsoft and Applied Material were all leading performers. Cisco Systems was also a major contributor.

But the fourth quarter rally was not confined to technology. Financials performed strongly following the repeal of the Glass-Steagall Act that had prevented commercial and investment banks from merging.

Another holding that performed well during the year was the biotechnology stock Amgen. Fellow biotechnology company Biogen was also strong, if a little volatile.

Otherwise performance was fairly selective. Although retailing, for example, was poor as a sector, Wal-Mart and Home Depot made significant contributions to Fund performance.

The Fund's investment style was even suited to the difficult third quarter, when inflation and valuation worries haunted the market. Much of the equity market was trapped in a trading range, and those companies that missed earnings forecasts were severely punished. Yet technology stocks and a small number of well-managed blue chips continued to make new highs. Although technology and other growth stocks came under pressure for a few weeks in May, they showed great resilience.


Where the Fund May Be Headed

Financial markets are in a climate of rising interest rates and historically high equity valuations. At the same time, investors were highly selective in 1999. While valuations in areas like technology rose significantly, many areas of the market--such as consumer staples--actually experienced declining prices. In this environment, there are some valuation discrepancies and, therefore, some opportunities. The Fund will seek to take advantage of these opportunities within the context of its focus on high-quality growth companies.

CHASE EQUITY GROWTH FUND
As of December 31, 1999 (Unaudited)

Percentage of Total Portfolio Investments


[PIE CHART PLOT POINTS]

Technology (37.7%)

Health Care (15.2%)

Consumer
Cyclicals (14.6%)

Capital Goods (9.2%)

Utilities (9.1%)

Financial (6.2%)

Core Equivalent &
Short-Term Paper (5.0%)

Consumer Staples (2.4%)

Transporation (0.6%)

[END PLOT POINTS]


Top Ten Equity Holdings of the Portfolio

1. Microsoft Corp. (5.9%) Develops, manufactures, licenses and supports computer software products.
2. General Electric Co. (4.8%) A diversified manufacturing, technology and services company. Operations include appliance manufacturing, capital services, information services, and electrical distribution.
3. EMC Corp. (4.1%) Provides enterprise storage systems, software, networks and services.
4. Intel Corp. (3.9%) Manufactures micro and personal computers. The Company also supplies mainframe computers and other information processing equipment, software and networking products and peripheral equipment.
5. Wal-Mart Stores, Inc. (3.8%) The "Wal-Mart" Company's discount stores and "Supercenters" offer merchandise such as apparel, housewares, small appliances, electronics, hardware, and other products.
6. Applied Materials, Inc. (3.6%) Develops, manufactures, markets and services semiconductor wafer fabrication equipment and related spare parts for the worldwide semiconductor industry.
7. Amgen, Inc. (3.4%) Discovers, develops, manufactures, and markets human therapeutics based on cellular and molecular biology. Focuses its research on secreted protein and small molecule therapeutics.
8. America Online, Inc. (3.1%) Provides interactive communications and services through its America Online and Compuserve worldwide Internet online services.
9. Novellus Systems, Inc. (3.1%) Manufactures, markets and services advanced automated wafer fabrication systems for the deposition of thin films.
10. Cisco Systems, Inc. (3.1%) Supplies data networking products to the corporate enterprise and public wide area service provider markets.

Top 10 equity holdings comprised 38.8% of the Portfolio's market value of investments. Portfolio holdings are subject to change at any time.

CHASE EQUITY GROWTH FUND
As of December 31, 1999 (Unaudited)

Average Annual Total Returns

                      1 Year        3 Years       5 Years       10 Years
 Premier Shares       31.85%        36.75%        31.14%        18.45%
 Investor Shares      31.54%        36.58%        31.04%        18.41%

10 Year Performance*


[LINE CHART PLOT POINTS]

           Chase Equity      Lipper Growth      Lipper Large Cap       S&P Barra
           Growth Fund        Funds Index         Growth Index        Growth Index
12/89         10000              10000               10000               10000
12/90          9855               9459                9818               10020
12/91         12974              12895               13484               13865
12/92         13811              13879               14413               14567
12/93         14154              15541               15949               14812
12/94         14023              15297               15818               15275
12/95         17643              20292               21342               21100
12/96         21261              23850               25729               26160
12/97         29168              30536               32828               35677
12/98         41238              38380               44802               50715
12/99         54379              49112               60401               64907

[END PLOT POINTS]

*Source: Lipper Analytical Services, Inc.

Past performance is no guarantee of future results. Investment returns and principal value will fluctuate so that an investor's shares, when redeemed, may be worth more or less than the original cost.

The Fund is currently waiving certain fees. The voluntary waiver may be modified or terminated at any time, which would reduce performance.

This chart represents the comparative performance for $10,000 invested in Premier Shares of Chase Equity Growth Fund, the Standard and Poor's Barra Growth Index and Lipper Growth Funds Index from December 31, 1989 to December 31, 1999. The performance of the Fund assumes the reinvestment of all dividends and capital gains and does not include a sales charge. The performance of the indices does not include a sales charge and has been adjusted to reflect the reinvestment of all dividends and capital gains on the securities included in the benchmark. Premier Shares carry a $1 million minimum initial investment and carry no sales charge.

Investor Shares were introduced on 8/13/98 and have a minimum initial investment of $2,500. Please note internal expenses are greater for the Investor Shares class. Performance measurements for the Investor Shares prior to 8/13/98 are based on the predecessor Premier Shares class and do not include Investor Share class expenses.

Chase Equity Growth Fund is the successor to the AVESTA Trust Equity Growth Fund. Effective 12/31/97, the AVESTA Trust was converted from a Texas Trust to Mutual Fund Investment Trust ("MFIT"), a Massachusetts business trust. As part of the conversion, the Fund transferred all of its assets to Chase Equity Growth Fund, a new investment portfolio of MFIT.

Chase Equity Growth Fund, unlike the AVESTA Equity Growth Fund, is subject to certain diversification, distribution and other requirements imposed under the Internal Revenue Code, which may impact performance.

The Lipper Growth Funds Index represents performance of the largest 30 growth funds. Each of these funds invests in companies whose long-term earnings are expected to grow significantly faster than the earnings of the stocks represented in the major unmanaged stock indices. The Lipper Large Cap Growth Fund Index consists of funds that invest in large-cap growth stocks. Lipper is an independent mutual fund performance monitor whose results are based on total return and do not reflect a sales charge. An individual cannot invest directly in an index.

The Standard and Poor's Barra Growth Index is an unmanaged broad-based index that replicates the U.S. stock market. It includes 500 widely held common stocks. Total return figures include the reinvestment of dividends. An individual cannot invest directly in an index.

--------------------------------------------------------------------------------
CHASE MONEY MARKET FUND
Portfolio of Investments
--------------------------------------------------------------------------------

As of December 31, 1999
(Amounts in Thousands)


Principal
Amount          Issuer                                                      Value
-------------------------------------------------------------------------------------
Money Market Instruments -- 99.3%
-------------------------------------------------------------------------------------
                U.S. Government Agency Security -- 3.2%
                ---------------------------------------
 $    10,000    Federal Home Loan Bank, DN, 6.13%, 12/22/00                $9,428
                (Cost $9,428)
                State And Municipal Obligation -- 1.7%
                --------------------------------------
       5,000    Texas State, Taxable, Veterans Housing Assistance, Ser.
                 A-2, FRDN, 6.50%, 01/05/00                                 5,000
                (Cost $5,000)
                Corporate Notes & Bonds -- 49.0%
                --------------------------------
                Asset Backed Securities -- 2.0%
                Beta Finance Corp., LTD., (Channel Islands), MTN, #,
       2,000     5.20%, 03/01/00                                            2,000
       3,000     5.27%, 05/15/00                                            3,000
       1,000    CC USA Inc., (Centauri Corp.), MTN, #, 5.68%, 06/15/00      1,000
                                                                           ------
                                                                            6,000
                Automotive -- 12.2%
       3,000    Chrysler Financial Co., LLC, MTN, 5.85%, 05/15/00           3,008
      10,000    Ford Motor Credit Co., MTN, FRN, 5.74%, 08/18/00            9,996
      10,000    General Motors Acceptance Corp., MTN, FRN, 6.46%,
                 11/09/00                                                  10,024
       2,000    PACCAR Financial Corp., MTN, 6.23%, 03/15/00                2,004
                Toyota Motor Credit Corp., MTN,
       3,000     5.76%, 07/06/00                                            3,000
       4,000     FRN, 5.80%, 08/18/00                                       4,000
       4,000     FRN, 5.81%, 10/12/00                                       4,000
                                                                           ------
                                                                           36,032
                Banking -- 8.1%
                American Express Centurion Bank, FRN,
       1,000     5.85%, 05/16/00                                            1,000
       4,000     5.85%, 09/29/00                                            4,000
      12,000    Bank of New York Co., Inc., MTN, FRN, 6.09%, 06/05/00      11,997
                U.S. Central Credit Union, MTN,
       2,000     5.08%, 04/19/00                                            2,000
       5,000     5.14%, 04/24/00                                            5,000
                                                                           ------
                                                                           23,997
                Computers/Computer Hardware -- 0.7%
       2,000    IBM Credit Corp., MTN, 5.90%, 08/07/00                      2,000
                Financial Services -- 14.9%
       5,000    Bollingbrent LTD Partnership, FRN, 6.59%, 01/06/00          5,000
      10,000    CIT Group, Inc., MTN, FRN, 5.80%, 09/15/00                  9,995
       1,000    Commercial Credit Group Inc., 6.13%, 03/01/00               1,002
                Goldman Sachs Group LP, FRN, #,
       6,000     6.26%, 01/12/01                                            6,000
       3,000     6.31%, 01/26/00                                            3,000
                International Lease Finance Corp.,
       1,500     6.20%, 05/01/00                                            1,503
       5,000     MTN, 6.69%, 04/03/00                                       5,017
                Merrill Lynch & Co., Inc., MTN,
       1,000     5.56%, 06/30/00                                            1,000
       5,000     FRN, 6.07%, 08/14/00                                       4,998
       2,000     FRN, 6.46%, 08/03/00                                       2,003
       5,000    Morgan Stanley Dean Witter & Co., MTN, FRN, 6.67%,
                11/13/00                                                    5,025
                                                                           ------
                                                                           44,543

                       See notes to financial statements.

CHASE MONEY MARKET FUND
Portfolio of Investments (Continued)

As of December 31, 1999
(Amounts in Thousands)


Principal
Amount          Issuer                                                        Value
---------------------------------------------------------------------------------------
Money Market Instruments -- Continued
---------------------------------------------------------------------------------------
                Machinery & Engineering Equipment -- 6.7%
                Caterpillar Financial Services Corp., MTN,
 $     2,250     5.80%, 03/15/00                                            $ 2,252
       7,500     FRN, 6.21%, 06/08/00                                         7,503
      10,000    John Deere Capital Corp., MTN, FRN, 6.43%, 11/09/00          10,021
                                                                            -------
                                                                             19,776
                Office Equipment -- 0.7%
       2,000    Xerox Credit Corp., MTN, 5.83%, 05/08/00                      1,999
                Retailing -- 1.0%
                Wal-Mart Stores Inc.,
       2,000     5.65%, 02/01/00                                              2,001
       1,000     5.85%, 06/01/00                                              1,001
                                                                            -------
                                                                              3,002
                Telecommunications -- 2.0%
       6,000    AT&T Corp., FRN, #, 6.14%, 07/13/00                           5,997
                Utilities -- 0.7%
       2,000    National Rural Utilities Co., MTN, FRN, 5.81%, 09/08/00       2,000
---------------------------------------------------------------------------------------
                Total Corporate Notes & Bonds                               145,346
                (Cost $145,346)
                -----------------------------------------------------------------------
                Discount Commercial Paper -- 31.0%
                ----------------------------------
                Asset Backed Securities -- 5.7%
       2,836    Alpine Securitization, 6.37%, 02/22/00                        2,810
      10,000    Blue Ridge Asset Funding Corp., 6.20%, 02/15/00               9,924
       4,218    Quincy Capital Corp., 6.07%, 02/04/00                         4,194
                                                                            -------
                                                                             16,928
                Banking -- 2.3%
       7,000    Citibank Capital Markets Assets, LLC, 6.10%, 02/25/00         6,936
                Chemicals -- 4.0%
      12,000    E.I. Dupont de Nemours Co., 5.87%, 03/10/00                  11,868
                Diversified -- 4.0%
                General Electric Capital Corp.,
       7,000     5.95%, 02/28/00                                              6,934
       5,000     6.04%, 03/17/00                                              4,938
                                                                            -------
                                                                             11,872
                Entertainment/Leisure -- 1.0%
       3,000    Walt Disney Co., #, 5.34%, 02/02/00                           2,986
                Financial Services -- 7.9%
       5,000    Associates Corp. of North America, 5.86%, 02/08/00            4,970
       9,000    Cargill Global Funding PLC, #, 5.58%, 01/13/00                8,985
       3,482    Kitty Hawk Funding Corp., #, 6.03%, 02/09/00                  3,460
       6,000    Nationwide Building Society, (United Kingdom), 5.49%,
                01/14/00                                                      5,988
                                                                            -------
                                                                             23,403
                Food/Beverage Products -- 1.7%
       5,000    Archer Daniels Midland Co., 5.89%, 04/03/00                   4,926
                Insurance -- 3.4%
      10,000    Allstate Corp., #, 5.89%, 02/15/00                            9,928
                Metals/Mining -- 1.0%
       3,000    Rio Tinto America Inc., 5.88%, 01/21/00                       2,990
---------------------------------------------------------------------------------------
                Total Discount Commercial Paper                              91,837
                (Cost $91,837)
---------------------------------------------------------------------------------------

                       See notes to financial statements.

CHASE MONEY MARKET FUND
Portfolio of Investments (Continued)

As of December 31, 1999
(Amounts in Thousands)


Principal
Amount          Issuer                                                   Value
----------------------------------------------------------------------------------
Money Market Instruments -- Continued
----------------------------------------------------------------------------------
                Certificates Of Deposit -- 11.5%
                --------------------------------
 $    10,000    Banco Popolare di Milano, (Italy), 6.02%, 02/22/00     $ 10,000
       5,000    Bayerische Landesbank, (Germany), FRN, 6.39%,
                 12/15/00                                                 4,996
       3,000    Commerzbank AG, (Germany), 5.12%, 04/25/00                2,999
       5,000    First Union National Bank, FRN, 6.27%, 09/25/00           5,000
      10,000    Landesbank Baden-Wuerttemberg, (Principal in Euro),
                 (Germany), 6.04%, 03/06/00                              10,001
       1,000    Royal Bank of Canada, (Canada), 5.12%, 03/20/00           1,000
                ------------------------------------------------------------------
                Total Certificates Of Deposit                            33,996
                (Cost $33,996)
                ------------------------------------------------------------------
                Repurchase Agreement -- 2.9%
                ----------------------------
       8,469    Lehman Bros. Inc. Tri Party, 3.75%, due 01/03/00          8,469
                 (Dated 12/31/99, Proceeds $8,472, Secured by FNMA,
                 $8,323, 6.50% through 9.00%, due 05/18/25 through
                 12/18/25; Market Value $8,639)
                (Cost $8,469)
----------------------------------------------------------------------------------
                Total Investments -- 99.3%                             $294,076
                (Cost $294,076)
----------------------------------------------------------------------------------



                       See notes to financial statements.

--------------------------------------------------------------------------------
CHASE SHORT-INTERMEDIATE TERM U.S. GOVERNMENT SECURITIES FUND
Portfolio of Investments
--------------------------------------------------------------------------------


As of December 31, 1999
(Amounts in Thousands)


Principal
Amount          Issuer                                                  Value
--------------------------------------------------------------------------------
Long-Term Investments -- 97.0%
--------------------------------------------------------------------------------
                U.S. Treasury Securities -- 36.0%
                ---------------------------------
                U.S. Treasury Notes & Bonds,
 $     1,500     4.75%, 11/15/08                                       $ 1,323
       4,800     5.50%, 12/31/00                                         4,772
       1,200     5.50%, 03/31/03                                         1,170
       1,000     5.63%, 02/15/06                                           957
       1,000     5.75%, 11/30/02                                           985
         900     5.88%, 11/30/01                                           894
         250     5.88%, 09/30/02                                           247
       1,100     6.88%, 05/15/06                                         1,119
                ----------------------------------------------------------------
                Total U.S. Treasury Securities                          11,467
                (Cost $11,729)
                ----------------------------------------------------------------
                U.S. Government Agency Securities -- 45.3%
                ------------------------------------------
                Federal Farm Credit Bank,
       1,500     5.25%, 05/01/02                                         1,455
       1,500     5.88%, 07/02/01                                         1,488
       1,330     MTN, 6.90%, 05/01/02                                    1,336
                Federal Home Loan Bank,
       1,500     5.13%, 04/17/01                                         1,476
       1,300     6.79%, 04/17/01                                         1,303
       1,500    Federal Home Loan Mortgage Corp., 6.25%, 10/15/02        1,486
                Federal National Mortgage Association,
       1,500     5.25%, 01/15/03                                         1,443
       1,000     6.00%, 05/15/08                                           936
       1,500     6.25%, 11/15/02                                         1,486
       1,000     6.50%, 08/15/04                                           988
       1,000     7.10%, 10/18/04                                           991
                ----------------------------------------------------------------
                Total U.S. Government Agency Securities                 14,388
                (Cost $14,505)
                ----------------------------------------------------------------
                Mortgage-Backed Pass Through Securities -- 15.7%
                ------------------------------------------------
                Collateralized Mortgage Obligation -- 4.6%
       1,483    Federal Home Loan Mortgage Corp., Ser. 2196, Class
                 MA, 7.00%, 11/15/06                                      1,470
                Residential Mortgage-Backed Pass Through
                 Securities -- 11.1%
                Federal National Mortgage Association,
       1,070     Pool 190806, 6.00%, 05/01/01                            1,057
       2,552     Pool 251901, 6.50%, 08/01/13                            2,476
                                                                       -------
                                                                         3,533
--------------------------------------------------------------------------------
                Total Mortgage-Backed Pass Through Securities            5,003
                (Cost $5,121)
--------------------------------------------------------------------------------
                Total Long-Term Investments                             30,858
                (Cost $31,355)
--------------------------------------------------------------------------------
Short-Term Investment -- 2.1%
--------------------------------------------------------------------------------
                U.S. Government Agency Security -- 2.1%
                ---------------------------------------
         677    Federal Home Loan Bank, DN, 1.40%, 01/03/00                677
                (Cost $677)
--------------------------------------------------------------------------------
                Total Investments -- 99.1%                             $31,535
                (Cost $32,032)
--------------------------------------------------------------------------------


                       See notes to financial statements.

--------------------------------------------------------------------------------
CHASE INTERMEDIATE TERM BOND FUND
Portfolio of Investments
--------------------------------------------------------------------------------

As of December 31, 1999
(Amounts in Thousands)


Principal
 Amount
 (USD)            Issuer                                                    Value
-------------------------------------------------------------------------------------
Long-Term Investments -- 84.1%
-------------------------------------------------------------------------------------
                  U.S. Treasury Security -- 5.6%
                  ------------------------------
  $     2,380     U.S. Treasury Bond, 6.25%, 08/15/23                       $2,244
                  (Cost $2,389)
                  U.S. Government Agency Securities -- 10.7%
                  ------------------------------------------
                  Federal Home Loan Bank,
        1,400      5.40%, 03/01/04                                           1,326
          500      7.00%, 04/02/07                                             497
                  Federal Home Loan Mortgage Corp.,
        1,300      5.75%, 03/15/09                                           1,187
        1,300      6.25%, 07/15/04                                           1,271
                  -------------------------------------------------------------------
                  Total U.S. Government Agency Securities                    4,281
                  (Cost $4,373)
                  -------------------------------------------------------------------
                  Corporate Notes & Bonds -- 38.3%
                  --------------------------------
                  Automotive -- 3.1%
          500     Ford Motor Credit Co., 7.38%, 10/28/09                       494
          750     TRW, Inc., #, 6.45%, 06/15/01                                742
                                                                            ------
                                                                             1,236
                  Banking -- 1.6%
          750     U.S. Bank, NA, 5.70%, 12/15/08                               657
                  Computers/Computer Hardware -- 1.8%
          750     Electronic Data Systems Corp., 7.13%, 10/15/09               730
                  Consumer Products -- 2.0%
          800     Procter & Gamble Co., 6.60%, 12/15/04                        790
                  Diversified -- 2.0%
          800     Tyco International Group, SA, (Luxembourg), 6.13%,
                   06/15/01                                                    786
                  Electronics/Electrical Equipment -- 1.7%
          700     General Electric Capital Corp., MTN, 5.91%, 05/07/01         693
                  Financial Services -- 9.8%
          900     American Express Co., 8.50%, 08/15/01                        924
          600     Associates Corp. of North America, 6.63%, 05/15/01           598
          600     International Lease Finance Corp., 5.95%, 06/01/01           592
          800     Lehman Brothers Holdings Inc., 6.63%, 04/01/04               774
        1,000     Merrill Lynch & Co., Inc., MTN, 6.10%, 12/10/01              985
                                                                            ------
                                                                             3,873
                  Oil & Gas -- 5.8%
          800     Amerada Hess Corp., 7.88%, 10/01/29                          781
          800     Conoco, Inc., 5.90%, 04/15/04                                764
          800     Occidental Petroleum Corp., 7.38%, 11/15/08                  779
                                                                            ------
                                                                             2,324
                  Retailing -- 2.5%
        1,000     Wal-Mart Stores, Inc., 6.15%, 08/10/01                       991
                  Telecommunications -- 3.0%
          750     Metronet Communications Corp., (Canada), SUB, 0.00%,
                   06/15/03                                                    592
          700     U.S. West Capital Funding, Inc., 6.50%, 11/15/18             605
                                                                            ------
                                                                             1,197

                       See notes to financial statements.

CHASE INTERMEDIATE TERM BOND FUND
Portfolio of Investments (Continued)

As of December 31, 1999
(Amounts in Thousands)


Principal
  Amount
   (USD)         Issuer                                                           Value
--------------------------------------------------------------------------------------------
Long-Term Investments -- Continued
--------------------------------------------------------------------------------------------
                  Utilities -- 5.0%
  $       800     Empresa Nacional de Electricidad SA, Ser. B, (Chile),
                   8.50%, 04/01/09                                                $   793
          500     Hydro-Quebec, Ser.B, (Canada), MTN, 6.86%, 04/01/05                 490
          700     Israel Electronic Corp., (Israel), MTN, #, 8.25%, 10/15/09          698
                                                                                  -------
                                                                                    1,981
                                                                                  -------
                  --------------------------------------------------------------------------
                  Total Corporate Notes & Bonds                                    15,258
                  (Cost $15,498)
                  --------------------------------------------------------------------------
                  Mortgage-Backed Pass Through Securities -- 29.5%
                  ------------------------------------------------
                  Residential Mortgage-Backed Pass Through
                   Securities -- 29.5%
                  Federal Home Loan Mortgage Corp.,
        1,232      Gold Pool C17245, 7.00%, 11/01/28                                1,192
        2,320      Gold Pool E77074, 6.00%, 05/01/14                                2,202
                  Federal National Mortgage Association,
           59      Pool 124734, 6.50%, 03/01/00                                        59
          287      Pool 250772, 7.00%, 12/01/03                                       287
          362      Pool 398212, 6.50%, 02/01/13                                       351
        1,609      Pool 398265, 6.00%, 03/01/28                                     1,472
          942      Pool 442508, 6.00%, 09/01/13                                       895
                  Government National Mortgage Association,
          439      Pool 436259, 6.50%, 03/15/28                                       412
          762      Pool 448704, 7.50%, 10/15/27                                       754
          434      Pool 462508, 6.50%, 02/15/28                                       407
          282      Pool 476305, 6.50%, 05/15/28                                       265
          281      Pool 478172, 6.50%, 06/15/28                                       264
        1,497      Pool 491662, 7.00%, 10/15/29                                     1,446
          749      Pool 498870, 7.00%, 10/15/29                                       723
        1,097      Pool 504549, 7.00%, 09/15/29                                     1,059
                  --------------------------------------------------------------------------
                  Total Mortgage-Backed Pass Through Securities                    11,788
                  (Cost $12,273)
--------------------------------------------------------------------------------------------
                  Total Long-Term Investments                                      33,571
                  (Cost $34,533)
--------------------------------------------------------------------------------------------
Short-Term Investment -- 14.6%
--------------------------------------------------------------------------------------------
                  U.S. Government Agency Security -- 14.6%
                  ----------------------------------------
        5,822     Federal Home Loan Bank, DN, 1.40%, 01/03/00                       5,822
                  (Cost $5,822)
--------------------------------------------------------------------------------------------
                  Total Investments -- 98.7%                                      $39,393
                  (Cost $40,355)
--------------------------------------------------------------------------------------------


                       See notes to financial statements.

--------------------------------------------------------------------------------
CHASE U.S. GOVERNMENT SECURITIES FUND
Portfolio of Investments
--------------------------------------------------------------------------------

As of December 31, 1999
(Amounts in Thousands)


Principal
Amount          Issuer                                                  Value
--------------------------------------------------------------------------------
Long-Term Investments -- 93.0%
--------------------------------------------------------------------------------
                U.S. Treasury Securities -- 33.6%
                ---------------------------------
                U.S. Treasury Notes & Bonds,
 $       535     6.25%, 10/31/01                                       $  535
         350     6.50%, 08/31/01                                          351
         675     7.13%, 02/15/23                                          703
         850     8.75%, 05/15/17                                        1,015
                ----------------------------------------------------------------
                Total U.S. Treasury Securities                          2,604
                (Cost $2,646)
                ----------------------------------------------------------------
                U.S. Government Agency Securities -- 18.3%
                ------------------------------------------
                Federal National Mortgage Association,
         250     6.25%, 11/15/02                                          248
         500     6.38%, 06/15/09                                          477
         700     6.50%, 08/15/04                                          691
                ----------------------------------------------------------------
                Total U.S. Government Agency Securities                 1,416
                (Cost $1,448)
                ----------------------------------------------------------------
                Mortgage-Backed Pass Through Securities -- 41.1%
                ------------------------------------------------
                Residential Mortgage-Backed Pass Through
                 Securities -- 41.1%
         400    Federal Home Loan Mortgage Corp., Gold Pool E00766,
                 7.00%, 12/01/14                                          396
                Federal National Mortgage Association,
         300     Pool 252921, 7.50%, 11/01/14                             302
         650     Pool 511599, 8.00%, 12/01/29                             656
         467     Pool 523930, 8.00%, 11/01/29                             470
         650     Pool 525908, 7.00%, 12/01/29                             629
                Government National Mortgage Association,
         400     Pool 434628, 8.00%, 12/15/29                             404
         325     Pool 510845, 7.50%, 12/15/29                             321
                ----------------------------------------------------------------
                Total Mortgage-Backed Pass Through Securities           3,178
                (Cost $3,200)
--------------------------------------------------------------------------------
                Total Long-Term Investments                             7,198
                (Cost $7,294)
--------------------------------------------------------------------------------
Short-Term Investment -- 6.3%
--------------------------------------------------------------------------------
                U.S. Government Agency Security -- 6.3%
                ---------------------------------------
         484    Federal Home Loan Bank, DN, 1.40%, 01/03/00               484
                (Cost $484)
--------------------------------------------------------------------------------
                Total Investments -- 99.3%                             $7,682
                (Cost $7,778)
--------------------------------------------------------------------------------


                       See notes to financial statements.

--------------------------------------------------------------------------------
CHASE INCOME FUND
Portfolio of Investments
--------------------------------------------------------------------------------

As of December 31, 1999
(Amounts in Thousands)


Principal
 Amount
  (USD)           Issuer                                                   Value
-----------------------------------------------------------------------------------
Long-Term Investments -- 86.4%
-----------------------------------------------------------------------------------
                  U.S. Treasury Securities -- 11.5%
                  ---------------------------------
                  U.S. Treasury Notes & Bonds,
  $     2,000      6.25%, 08/15/23                                        $1,886
        5,000      8.13%, 08/15/19 -                                       5,697
                  -----------------------------------------------------------------
                  Total U.S. Treasury Securities                           7,583
                  (Cost $7,894)
                  -----------------------------------------------------------------
                  U.S. Government Agency Securities -- 15.3%
                  ------------------------------------------
                  Federal Home Loan Bank,
        4,000      4.88%, 01/22/02 -                                       3,870
        1,650      6.38%, 08/15/06 -                                       1,595
                  Federal National Mortgage Association,
        1,500      6.38%, 06/15/09                                         1,432
        1,750      6.50%, 08/15/04                                         1,728
        1,500     Tennessee Valley Authority, 6.00%, 09/24/02              1,474
                  -----------------------------------------------------------------
                  Total U.S. Government Agency Securities                 10,099
                  (Cost $10,388)
                  -----------------------------------------------------------------
                  Foreign Government Security -- 1.1%
                  -----------------------------------
          750     Quebec Province, (Canada), 6.50%, 01/17/06 -               720
                  (Cost $735)
                  Corporate Notes & Bonds -- 27.3%
                  --------------------------------
                  Automotive -- 3.7%
        1,000     Ford Motor Credit Co., 6.25%, 12/08/05 -                   945
                  TRW, Inc., #,
          750      6.45%, 06/15/01                                           743
          800      7.75%, 06/01/29                                           750
                                                                          ------
                                                                           2,438
                  Banking -- 5.0%
        1,400     BankAmerica Corp., 6.20%, 02/15/06 -                     1,320
                  Korea Development Bank, (South Korea),
          700      6.50%, 11/15/02 -                                         680
          700      7.13%, 09/17/01 -                                         695
          700     U.S. Bank, NA, 5.70%, 12/15/08 -                           613
                                                                          ------
                                                                           3,308
                  Business Services -- 1.1%
          750     Comdisco, Inc., 7.25%, 09/01/02 -                          742
                  Diversified -- 2.1%
                  Tyco International Group, SA, (Luxembourg),
          750      5.88%, 11/01/04                                           694
          700      6.13%, 06/15/01 -                                         688
                                                                          ------
                                                                           1,382
                  Financial Services -- 2.2%
          750     Lehman Brothers Holdings Inc., 6.63%, 02/05/06 -           709
          750     TXU Eastern Funding Co., (United Kingdom), #, 6.15%,
                   05/15/02                                                  731
                                                                          ------
                                                                           1,440
                  Food/Beverage Products -- 4.1%
        2,000     Anheuser-Busch Companies, Inc., 6.75%, 08/01/03 -        1,988
          750     Coca-Cola Enterprises, 7.13%, 09/30/09 -                   733
                                                                          ------
                                                                           2,721


                       See notes to financial statements.

CHASE INCOME FUND
Portfolio of Investments (Continued)

As of December 31, 1999
(Amounts in Thousands)


Principal
 Amount
  (USD)           Issuer                                                          Value
-------------------------------------------------------------------------------------------
Long-Term Investments -- Continued
-------------------------------------------------------------------------------------------
                  Insurance -- 1.1%
  $       700     Conseco, Inc., 8.50%, 10/15/02 -                               $   708
                  Oil & Gas -- 2.2%
        1,500     Amerada Hess Corp., 7.88%, 10/01/29 -                            1,463
                  Packaging -- 0.7%
          500     Tenneco Packaging, Inc., 8.00%, 04/15/07                           491
                  Retailing -- 1.0%
          750     Kroger Co., 6.38%, 03/01/08                                        680
                  Telecommunications -- 2.5%
          450     Metronet Communications Corp., (Canada), SUB, 0.00%,
                  06/15/03                                                           355
          800     Sprint Capital Corp., 6.13%, 11/15/08 -                            725
          600     U.S. West Capital Funding, Inc., 6.25%, 07/15/05                   568
                                                                                 -------
                                                                                   1,648
                  Utilities -- 1.6%
          600     Empresa Nacional de Electricidad SA, Ser. B, (Chile),
                   8.50%, 04/01/09 -                                                 595
          500     Israel Electronic Corp., (Israel), #, MTN 7.75%, 12/15/27          432
                                                                                 -------
                                                                                   1,027
                  ------------------------------------------------------------------------
                  Total Corporate Notes & Bonds                                   18,048
                  (Cost $18,212)
                  ------------------------------------------------------------------------
                  Mortgage-Backed Pass Through Securities -- 28.9%
                  ------------------------------------------------
                  Residential Mortgage-Backed Pass Through
                   Securities -- 28.9%
                  Federal National Mortgage Association,
        2,500      Pool 10940, 6.00%, 01/15/49                                     2,287
        1,400      Pool 13975, 7.00%, 01/25/15                                     1,384
        2,700      Pool 16475, 6.50%, 01/15/49                                     2,619
        5,700      Pool 28668, 6.50%, 01/15/49                                     5,370
        3,400      Pool 30037, 7.50%, 01/15/49                                     3,362
        4,200      Pool 32767, 7.00%, 01/15/49                                     4,061
                  -------------------------------------------------------------------------
                  Total Mortgage-Backed Pass Through Securities                   19,083
                  (Cost $19,249)
                  -------------------------------------------------------------------------
                  Asset Backed Securities -- 2.3%
                  -------------------------------
          800     MBNA Master Credit Card Trust, Ser. 1999-M, Class B,
                   6.80%, 04/16/07                                                   786
          750     Residential Asset Securities Corp., Ser. 1999-KS4, Class
                   AI3, 6.94%, 04/25/25                                              741
                  -------------------------------------------------------------------------
                  Total Asset Backed Securities                                    1,527
                  (Cost $1,547)
-------------------------------------------------------------------------------------------
                  Total Long-Term Investments                                     57,060
                  (Cost $58,025)
-------------------------------------------------------------------------------------------
Short-Term Investment -- 42.1%
-------------------------------------------------------------------------------------------
                  U.S. Government Agency Security -- 42.1%
                  ----------------------------------------
       27,791     Federal Home Loan Bank, DN, 1.40%, 01/03/00 -                   27,789
                  (Cost $27,789)
-------------------------------------------------------------------------------------------
                  Total Investments -- 128.5%                                    $84,849
                  (Cost $85,814)
-------------------------------------------------------------------------------------------


                       See notes to financial statements.

--------------------------------------------------------------------------------
CHASE BALANCED FUND
Portfolio of Investments
--------------------------------------------------------------------------------

As of December 31, 1999
(Amounts in Thousands)


Shares        Issuer                                       Value
--------------------------------------------------------------------------------
Long-Term Investments -- 93.4%
--------------------------------------------------------------------------------
              Common Stock -- 53.6%
              ---------------------
              Airlines -- 0.3%
       20     Southwest Airlines, Inc                      $ 331

              Biotechnology--2.8%
       33     Amgen, Inc. *                                1,972
        9     Biogen, Inc. *                                 746
        5     Genzyme Corp. (General Division) *             203
                                                           -----
                                                           2,921
              Broadcasting/Cable -- 0.3%
        3     Clear Channel Communications, Inc. *           272

              Computer Networks -- 1.8%
       17     Cisco Systems, Inc. *                        1,840

              Computer Software -- 3.8%
        4     Citrix Systems, Inc. *                         535
       30     Microsoft Corp. *                            3,470
                                                           -----
                                                           4,005
              Computers/Computer Hardware -- 4.7%
       21     Dell Computer Corp. *                        1,049
       22     EMC Corp. *                                  2,391
       14     International Business Machines Corp.        1,490
                                                           -----
                                                           4,930
              Consumer Products -- 1.5%
       10     Gillette Co.                                   398
       11     Procter & Gamble Co.                         1,159
                                                           -----
                                                           1,557
              Diversified -- 3.2%
       18     General Electric Co.                         2,843
       12     Tyco International LTD (Bermuda)               467
                                                           -----
                                                           3,310
              Electronics/Electrical Equipment -- 1.1%
       12     Solectron Corp. *                            1,103

              Financial Services -- 3.0%
        4     American Express Co.                           582
       25     Charles Schwab Corp.                           962
        8     Merrill Lynch & Co., Inc.                      676
        6     Morgan Stanley Dean Witter & Co.               896
                                                           -----
                                                           3,116
              Food/Beverage Products -- 1.4%
        3     Anheuser-Busch Companies, Inc.                 188
       14     Coca-Cola, Co.                                 794
       12     PepsiCo, Inc.                                  436
                                                           -----
                                                           1,418
              Health Care/Health Care Services -- 0.4%
        4     Guidant Corp. *                                203
        5     Medtronic, Inc.                                186
                                                           -----
                                                             389
              Insurance -- 0.5%
        5     American International Group, Inc.             558

              Internet Services/Software -- 1.8%
       25     America Online, Inc. *                       1,886

              Machinery & Engineering Equipment -- 2.0%
       17     Applied Materials, Inc. *                    2,132

                       See notes to financial statements.

CHASE BALANCED FUND
Portfolio of Investments (Continued)

As of December 31, 1999
(Amounts in Thousands)


Shares        Issuer                                           Value
--------------------------------------------------------------------------------
Long-Term Investments -- Continued
--------------------------------------------------------------------------------
              Multi-Media -- 0.9%
       13     Time Warner, Inc.                               $  945

              Pharmaceuticals -- 5.3%
        9     Abbot Laboratories                                 315
       10     American Home Products Corp.                       404
       12     Bristol-Myers Squibb Co.                           757
        8     Eli Lilly & Co.                                    545
        8     Johnson & Johnson                                  733
       15     Merck & Co., Inc.                                1,020
       23     Pfizer, Inc.                                       740
       12     Schering-Plough Corp.                              513
        7     Warner-Lambert Co.                                 586
                                                              ------
                                                               5,613
              Restaurants/Food Services -- 0.2%
        5     McDonald's Corp.                                   210

              Retailing -- 5.4%
       12     Bed Bath & Beyond, Inc. *                          414
        7     Best Buy Co., Inc. *                               374
       24     Gap, Inc.                                        1,104
       13     Home Depot, Inc.                                   913
       33     Kroger Co. *                                       631
       32     Wal-Mart Stores, Inc.                            2,230
                                                              ------
                                                               5,666
              Semi-Conductors -- 5.4%
       28     Intel Corp.                                      2,297
       10     KLA-Tencor Corp. *                               1,158
       15     Novellus Systems, Inc. *                         1,844
        4     Texas Instruments, Inc.                            388
                                                              ------
                                                               5,687
              Telecommunications -- 5.1%
       27     AT&T Corp.                                       1,363
        7     Bell Atlantic Corp.                                439
        9     BellSouth Corp.                                    407
        5     GTE Corp.                                          333
       12     MCI WorldCom, Inc. *                               647
        6     Nextel Communications, Inc., Class A *             578
       18     SBC Communications, Inc.                           901
        6     Sprint Corp. (FON Group)                           385
        6     Vodafone AirTouch PLC, ADR (United Kingdom)        309
                                                              ------
                                                               5,362
              Telecommunications Equipment -- 2.7%
       21     Lucent Technologies, Inc.                        1,603
        9     Motorola, Inc.                                   1,277
                                                              ------
                                                               2,880
--------------------------------------------------------------------------------
              Total Common Stock                              56,131
              (Cost $31,009)
--------------------------------------------------------------------------------



                       See notes to financial statements.

CHASE BALANCED FUND
Portfolio of Investments (Continued)

As of December 31, 1999
(Amounts in Thousands)


Principal
Amount          Issuer                                                       Value
-------------------------------------------------------------------------------------
Long-Term Investments -- Continued
-------------------------------------------------------------------------------------
                U.S. Treasury Securities -- 15.8%
                ---------------------------------
                U.S. Treasury Notes & Bonds,
       2,500     5.25%, 05/15/04                                            $2,395
       4,200     5.63%, 02/15/06                                             4,018
       1,000     5.88%, 11/15/05                                               971
       7,035     6.25%, 08/15/23                                             6,633
       2,000     6.38%, 03/31/01                                             2,004
         625     6.50%, 11/15/26                                               609
                ---------------------------------------------------------------------
                Total U.S. Treasury Securities                              16,630
                (Cost $17,800)
                ---------------------------------------------------------------------
                U.S. Government Agency Securities -- 4.2%
                -----------------------------------------
       1,000    Federal Home Loan Bank, 4.88%, 01/22/02                        968
       3,650    Federal National Mortgage Association, 6.38%, 06/15/09       3,485
                ---------------------------------------------------------------------
                Total U.S. Government Agency Securities                      4,453
                (Cost $4,594)
                ---------------------------------------------------------------------
                Corporate Notes & Bonds -- 19.8%
                --------------------------------
                Automotive -- 2.8%
       1,425    DaimlerChrysler North America Holdings Corp., MTN,
                 6.63%, 09/21/01                                             1,418
         225    Ford Motor Credit Co., 6.25%, 12/08/05                         213
       1,500    General Motors Acceptance Corp., 5.85%, 01/14/09             1,325
                                                                            ------
                                                                             2,956
                Banking -- 2.2%
       1,950    Bank One Corp., 6.40%, 08/01/02                              1,917
         400    BankAmerica Corp., 6.20%, 02/15/06                             377
                                                                            ------
                                                                             2,294
                Biotechnology -- 0.9%
       1,100    Monsanto Co., #, 5.88%, 12/01/08                               984

                Computers/Computer Hardware -- 1.4%
       1,425    IBM Credit Corp., MTN, 6.35%, 08/30/01                       1,413

                Consumer Products -- 0.3%
         325    Procter & Gamble Co., 6.45%, 01/15/26                          287

                Financial Services -- 4.4%
          20    American General Finance Corp., MTN, 6.04%, 07/02/01            20
         500    Associates Corp. of North America, MTN, 7.52%,
                 03/29/00                                                      502
       1,625    Household Finance Corp., 5.88%, 09/25/04                     1,533
       1,265    International Lease Finance Corp., MTN, 8.35%, 02/04/02      1,296
       1,330    Merrill Lynch & Co., Inc., MTN, 5.71%, 01/15/02              1,299
                                                                            ------
                                                                             4,650
                Food/Beverage Products -- 0.5%
         500    Anheuser-Busch Companies, Inc., 6.75%, 08/01/03                497
                Machinery & Engineering Equipment -- 1.3%
       1,425    Caterpillar Financial Services Corp., MTN, 5.89%,
                 06/17/02                                                    1,391

                Oil & Gas -- 2.0%
       2,200    BP Amoco PLC, (United Kingdom), 6.50%, 08/01/07              2,106

                Pharmaceuticals -- 0.5%
         600    Abbott Laboratories, 5.60%, 10/01/03                           570

                       See notes to financial statements.

CHASE BALANCED FUND
Portfolio of Investments (Continued)


As of December 31, 1999
(Amounts in Thousands)


Principal
 Amount     Issuer                                                    Value
--------------------------------------------------------------------------------
Long-Term Investments -- Continued
--------------------------------------------------------------------------------
            Restaurants/Food Services -- 0.4%
    450     McDonald's Corp., 7.05%, 11/15/25                      $    408

            Retailing -- 3.1%
  1,500     Safeway, Inc., 7.25%, 09/15/04                            1,486
  1,775     Wal-Mart Stores, Inc., 6.55%, 08/10/04                    1,745
                                                                   --------
                                                                      3,231
            --------------------------------------------------------------------
            Total Corporate Notes & Bonds                            20,787
            (Cost $21,346)
--------------------------------------------------------------------------------
            Total Long-Term Investments                              98,001
            (Cost $74,749)
--------------------------------------------------------------------------------
Short-Term Investments -- 6.4%
---------------------------------------------------------------------------------
            Repurchase Agreement -- 6.4%
            ----------------------------
  6,763     Greenwich Capital Markets, Inc., in a joint trading
             account at 3.50%, due 01/03/00 (Dated 12/31/99,
             Proceeds $6,765, Secured by FHLMC, $7,071, 5.75%,
             due 09/15/22; Market Value $6,903)                       6,763
            (Cost $6,763)
--------------------------------------------------------------------------------
            Total Investments -- 99.8%                             $104,764
            (Cost $81,512)
--------------------------------------------------------------------------------


                       See notes to financial statements.

--------------------------------------------------------------------------------
CHASE EQUITY INCOME FUND
Portfolio of Investments
--------------------------------------------------------------------------------

As of December 31, 1999
(Amounts in Thousands)


  Shares      Issuer                                        Value
--------------------------------------------------------------------------------
  Long-Term Investments -- 92.3%
--------------------------------------------------------------------------------
              Common Stock -- 92.3%
              ---------------------
              Automotive -- 1.8%
  32          Ford Motor Co.                               $1,689
  21          General Motors Corp.                          1,526
                                                           ------
                                                            3,215
              Banking -- 4.6%
  80          Bank of New York Co., Inc.                    3,184
  14          J.P. Morgan & Co.                             1,798
  44          SunTrust Banks, Inc.                          3,028
                                                           ------
                                                            8,010
              Biotechnology -- 1.0%
  51          Monsanto Co.                                  1,806

              Chemicals -- 2.5%
  15          Dow Chemical Co.                              2,044
  34          E.I. DuPont de Nemours Co.                    2,227
                                                           ------
                                                            4,271
              Computer Networks -- 1.6%
  26          Cisco Systems, Inc. *                         2,828

              Computer Software -- 3.7%
  56          Microsoft Corp. *                             6,480

              Computers/Computer Hardware -- 4.6%
  20          Hewlett-Packard Co.                           2,267
  53          International Business Machines Corp.         5,735
                                                           ------
                                                            8,002
              Consumer Products -- 3.5%
  31          Gillette Co.                                  1,269
  26          Philip Morris Companies, Inc.                   603
  39          Procter & Gamble Co.                          4,272
                                                           ------
                                                            6,144
              Diversified -- 4.2%
  47          General Electric Co.                          7,344

              Financial Services -- 8.7%
  23          American Express Co.                          3,874
  93          Citigroup, Inc.                               5,179
  23          Merrill Lynch & Co., Inc.                     1,954
  28          Morgan Stanley Dean Witter & Co.              3,997
                                                           ------
                                                           15,004
              Food/Beverage Products -- 5.2%
  29          Anheuser-Busch Companies, Inc.                2,027
  34          Coca-Cola, Co.                                1,986
  32          PepsiCo, Inc.                                 1,124
  98          Sysco Corp.                                   3,866
                                                           ------
                                                            9,003
              Insurance -- 3.1%
  50          American International Group, Inc.            5,383

              Machinery & Engineering Equipment -- 1.6%
  63          Dover Corp.                                   2,859

              Manufacturing -- 0.7%
  22          Honeywell International Inc.                  1,281

              Multi-Media -- 0.5%
  31          The Walt Disney Co.                             916

                       See notes to financial statements.

CHASE EQUITY INCOME FUND
Portfolio of Investments (Continued)

As of December 31, 1999
(Amounts in Thousands)


Shares       Issuer                                                   Value
--------------------------------------------------------------------------------
Long-Term Investments -- Continued
--------------------------------------------------------------------------------
             Oil & Gas -- 9.4%
       49    BP Amoco PLC, ADR (United Kingdom)                     $ 2,928
       28    Chevron Corp.                                            2,416
       56    Enron Corp.                                              2,476
       41    Exxon Mobil Corp.                                        3,307
       46    Royal Dutch Petroleum Co., N.Y. Registered Shares
              (Netherlands)                                           2,754
        8    Schlumberger LTD                                           467
       32    Texaco, Inc.                                             1,711
        2    Transocean Sedco Forex Inc.                                 54
                                                                    -------
                                                                     16,113
             Paper/Forest Products -- 0.7%
       23    International Paper Co.                                  1,281

             Pharmaceuticals -- 9.9%
       45    Abbot Laboratories                                       1,645
       41    American Home Products Corp.                             1,629
       52    Bristol-Myers Squibb Co.                                 3,306
       44    Eli Lilly & Co.                                          2,933
       20    Johnson & Johnson                                        1,853
       34    Merck & Co., Inc.                                        2,253
      104    Pfizer, Inc.                                             3,379
                                                                    -------
                                                                     16,998
             Retailing -- 4.1%
       38    Home Depot, Inc.                                         2,571
       67    Wal-Mart Stores, Inc.                                    4,597
                                                                    -------
                                                                      7,168
             Semi-Conductors -- 5.0%
       53    Intel Corp.                                              4,395
       45    Texas Instruments, Inc.                                  4,340
                                                                    -------
                                                                      8,735
             Shipping/Transportation -- 0.9%
       42    Norfolk Southern Corp.                                     851
       17    Union Pacific Corp.                                        733
                                                                    -------
                                                                      1,584
             Telecommunications -- 8.1%
       47    AT&T Corp.                                               2,367
       30    Bell Atlantic Corp.                                      1,847
       43    BellSouth Corp.                                          1,994
       25    GTE Corp.                                                1,757
       40    MCI WorldCom, Inc. *                                     2,117
       81    SBC Communications, Inc.                                 3,956
                                                                    -------
                                                                     14,038
             Telecommunications Equipment -- 4.8%
       68    Lucent Technologies, Inc.                                5,075
       23    Motorola, Inc.                                           3,343
                                                                    -------
                                                                      8,418
             Utilities -- 2.1%
       55    DQE, Inc.                                                1,894
       35    Duke Energy Corp.                                        1,744
                                                                    -------
                                                                      3,638
--------------------------------------------------------------------------------

             Total Long-Term Investments                            160,519
             (Cost $98,045)
--------------------------------------------------------------------------------


                       See notes to financial statements.

CHASE EQUITY INCOME FUND
Portfolio of Investments (Continued)

As of December 31, 1999
(Amounts in Thousands)


  Principal
   Amount       Issuer                                                     Value
----------------------------------------------------------------------------------
  Short-Term Investments -- 8.7%
----------------------------------------------------------------------------------
                Repurchase Agreement -- 8.7%
                ----------------------------
$   15,040      Greenwich Capital Markets, Inc., in a joint trading
                 account at 3.50%, due 01/03/00, (Dated 12/31/99,
                 Proceeds $15,044, Secured by FHLMC, $16,156, 5.75%
                 through 6.00%, due 09/15/22 through 02/15/27; Mar-
                 ket Value $15,344)                                    $ 15,040
                (Cost $15,040)
----------------------------------------------------------------------------------
                Total Investments -- 101.0%                            $175,559
                (Cost $113,085)
----------------------------------------------------------------------------------


                       See notes to financial statements.

--------------------------------------------------------------------------------
CHASE SMALL CAPITALIZATION FUND
Portfolio of Investments
--------------------------------------------------------------------------------

As of December 31, 1999
(Amounts in Thousands)


Shares        Issuer                                    Value
--------------------------------------------------------------------------------
Long-Term Investments -- 94.6%
--------------------------------------------------------------------------------
              Common Stock -- 94.6%
              ---------------------
              Advertising -- 0.6%
        5     Catalina Marketing Corp. *                $ 567

              Aerospace -- 0.9%
       47     AAR Corp.                                   847

              Automotive -- 2.5%
       40     Lithia Motors, Inc., Class A *              706
       50     O'Reilly Automotive, Inc. *               1,065
       35     Tower Automotive, Inc. *                    540
                                                        -----
                                                        2,311
              Banking -- 5.0%
       18     Amcore Financial, Inc.                      432
       14     Chittenden Corp.                            415
       23     City National Corp.                         764
       20     Commerce Bancorp., Inc.                     793
       33     Cullen/Frost Bankers, Inc.                  856
       10     First Washington Bancorp, Inc.              151
       15     Investors Financial Services Corp.          672
        5     ISB Financial Corp.                          72
       11     ITLA Capital Corp. *                        137
       20     Trustmark Corp.                             428
                                                        -----
                                                        4,720
              Broadcasting/Cable -- 1.9%
       24     Westwood One, Inc. *                      1,807

              Business Services -- 6.0%
       30     ACNielsen Corp. *                           726
       39     Iron Mountain, Inc. *                     1,533
       67     NFO Worldwide, Inc. *                     1,506
       70     Profit Recovery Group International *     1,860
                                                        -----
                                                        5,625
              Chemicals -- 2.0%
       59     Spartech Corp.                            1,911

              Computer Networks -- 5.9%
       28     Black Box Corp. *                         1,846
       26     Micros Systems, Inc. *                    1,946
       46     National Computer Systems Inc.            1,723
                                                        -----
                                                        5,515
              Computer Software -- 2.3%
       75     Activision, Inc. *                        1,141
       31     Dendrite International Inc. *             1,050
                                                        -----
                                                        2,191
              Construction -- 0.7%
       15     Dycom Industries Inc. *                     643

              Construction Materials -- 1.8%
       79     Dal-Tile International Inc. *               796
       28     Elcor Corp.                                 846
                                                        -----
                                                        1,642


                       See notes to financial statements.

CHASE SMALL CAPITALIZATION FUND
Portfolio of Investments (Continued)

As of December 31, 1999
(Amounts in Thousands)


Shares       Issuer                                        Value
--------------------------------------------------------------------------------
Long-Term Investments -- Continued
--------------------------------------------------------------------------------
             Electronics/Electrical Equipment--12.5%
       43    Artesyn Technologies, Inc. *                 $  896
       37    CTS Corp.                                     2,810
       24    Hadco Corp. *                                 1,244
       21    OAK Industries, Inc. *                        2,229
       26    PerkinElmer, Inc.                             1,076
       14    Technitrol, Inc.                                641
       44    Varian, Inc. *                                  981
       62    Vishay Intertechnology, Inc. *                1,947
                                                          ------
                                                          11,824
             Engineering Services -- 0.5%
       14    Jacobs Engineering Group, Inc. *                466

             Entertainment/Leisure -- 2.5%
       61    Cinar Corp., Class B (Canada) *               1,505
       39    Station Casinos, Inc. *                         868
                                                          ------
                                                           2,373
             Financial Services -- 0.3%
        2    SEI Investments Co.                             244

             Food/Beverage Products -- 0.6%
       23    Performance Food Group Co. *                    551

             Health Care/Health Care Services -- 8.3%
       30    Cooper Companies, Inc.                          895
       24    Datascope Corp.                                 948
       34    Hooper Holmes, Inc.                             868
       45    MedQuist, Inc. *                              1,151
       44    Molecular Devices Corp. *                     2,300
       49    Osteotech, Inc. *                               659
       40    Ventana Medical Systems *                       983
                                                          ------
                                                           7,804
             Insurance -- 2.5%
       16    Annuity and Life Re, LTD (Bermuda)              423
        9    Arthur J. Gallagher & Co.                       550
       15    Brown & Brown, Inc.                             590
       26    Delphi Financial Group, Inc., Class A *         785
                                                          ------
                                                           2,348
             Machinery & Engineering Equipment -- 6.0%
       19    Cognex Corp. *                                  749
       38    Gerber Scientific, Inc.                         823
       44    PRI Automation, Inc. *                        2,970
       19    Zebra Technologies Corp., Class A *           1,088
                                                          ------
                                                           5,630
             Manufacturing -- 3.3%
       10    Optical Coating Laboratory, Inc.              3,064

             Oil & Gas -- 3.9%
       24    Atwood Oceanics *                               939
       48    Louis Dreyfus Natural Gas *                     862
       60    Pride International, Inc. *                     879
       16    St. Mary Land & Exploration                     407
       46    Vintage Petroleum, Inc. *                       551
                                                          ------
                                                           3,638

                       See notes to financial statements.

CHASE SMALL CAPITALIZATION FUND
Portfolio of Investments (Continued)

As of December 31, 1999
(Amounts in Thousands)


Shares    Issuer                                   Value
--------------------------------------------------------------------------------
Long-Term Investments -- Continued
--------------------------------------------------------------------------------
          Pharmaceuticals -- 4.2%
  50      Advance Paradigm, Inc. *               $ 1,082
  10      Idec Pharmaceuticals Corp. *               983
  33      King Pharmaceuticals, Inc. *             1,850
                                                 -------
                                                   3,915
          Real Estate Investment Trust -- 1.3%
  39      Alexandria Real Estate Equities          1,234

          Restaurants/Food Services -- 1.4%
  63      Jack in the Box, Inc. *                  1,304

          Retailing -- 6.0%
  26      Ames Department Stores, Inc. *             761
  53      BJ's Wholesale Club Inc. *               1,921
  40      Chico's FAS, Inc. *                      1,513
  22      Pacific Sunwear of California *            708
  34      Wild Oats Markets, Inc. *                  752
                                                 -------
                                                   5,655
          Semi-Conductors -- 3.9%
  76      Actel Corp. *                            1,831
  16      Cree Research, Inc. *                    1,332
   7      Dallas Semiconductor Corp.                 477
                                                 -------
                                                   3,640
          Shipping/Transportation -- 1.1%
  16      C.H. Robinson Worldwide, Inc.              634
  17      MS Carriers, Inc. *                        411
                                                 -------
                                                   1,045
          Telecommunications -- 1.1%
  36      Price Communications Corp. *               990

          Telecommunications Equipment -- 3.3%
  16      Antec Corp. *                              582
  17      Comverse Technology, Inc. *              2,497
                                                 -------
                                                   3,079
          Utilities -- 2.3%
  19      AGL Resources, Inc.                        315
  22      American States Water Co.                  780
   3      E'town Corp.                               181
  17      Laclede Gas Co.                            360
  17      Northwest Natural Gas Co.                  365
   5      United Water Resources, Inc.               173
                                                 -------
                                                   2,174
--------------------------------------------------------------------------------
          Total Long-Term Investments             88,757
          (Cost $64,820)
--------------------------------------------------------------------------------
Short-Term Investments -- 5.4%
--------------------------------------------------------------------------------


  Principal
  Amount
                Repurchase Agreement -- 5.4%
                ----------------------------
   $5,020       Greenwich Capital Markets, Inc., in a joint trading
                 account at 3.50%, due 01/03/00, (Dated 12/31/99,
                 Proceeds $5,021, Secured by FNMA, $4,974, FRN, due
                 07/18/27; Market Value $5,121)                           5,020
                (Cost $5,020)
--------------------------------------------------------------------------------
                Total Investments -- 100.0%                             $93,777
                (Cost $69,840)
--------------------------------------------------------------------------------


                       See notes to financial statements.

INDEX:
*          -- Non-income producing security.
-          -- All or portion of this security is segregated for delayed delivery securities.
#          -- Security may only be sold to qualified institutional buyers.
ADR        -- American Depositary Receipt.
Discount
Commercial
Paper      -- The rate shown is the effective yield at the date of purchase.
DN         -- Discount Note. The rate shown is the effective yield at the date of purchase.
FHLMC      -- Federal Home Loan Mortgage Corporation.
FNMA       -- Federal National Mortgage Association.
FRDN       -- Floating Rate Demand Note. The maturity date shown is the next interest rate reset date; the rate shown is the rate in effect at December 31, 1999.
FRN        -- Floating Rate Note. The maturity date shown is actual maturity date; the rate shown is the rate in effect at December 31, 1999.
MTN        -- Medium Term Note.
SUB        -- Step-Up Bond. The maturity date shown is the call date; the rate shown is the rate in effect at December 31, 1999.

--------------------------------------------------------------------------------
       STATEMENT OF ASSETS AND LIABILITIES As of December 31, 1999
--------------------------------------------------------------------------------

(Amounts in Thousands, Except Per Share Amounts)

                                                        Short-
                                                     Intermediate
                                                       Term U.S.                      U.S.
                                            Money     Government    Intermediate   Government
                                            Market    Securities     Term Bond     Securities
                                             Fund        Fund          Fund         Fund
   ASSETS:
    Investment securities, at
    value (Note 1) ....................    $294,076    $31,535         $39,393       $7,682
    Cash ..............................         --           1               2           --
    Receivables:
     Fund shares sold .................      1,095           2             196            1
     Interest/Dividends ...............      1,861         332             414           84
     Expense reimbursement
     from Distributor .................         --          --              --           15
-------------------------------------------------------------------------------------------
       Total Assets ...................    297,032      31,870          40,005        7,782
-------------------------------------------------------------------------------------------
   LIABILITIES:
    Payables:
     To Custodian .....................          3          --              --            3
     Fund shares redeemed .............        180          --              --           --
     Dividends payable ................        361           3              10            1
    Accrued liabilities: (Note 2)
     Investment advisory fees .........         59           3               5           --
     Administration fees ..............         37           4               5           --
     Custody and accounting
     fees .............................         14          16              22            8
     Other ............................         98          16              68           31
-------------------------------------------------------------------------------------------
       Total Liabilities ..............        752          42             110           43
-------------------------------------------------------------------------------------------
   NET ASSETS:
    Paid in capital ...................    296,279      32,507          41,724        8,168
    Accumulated undistributed
     net investment income ............          3           2               3           --
    Accumulated net realized
    loss on investments ...............           (2)     (184)           (870)        (333)
    Net unrealized depreciation
    of investments ....................         --        (497)           (962)         (96)
-------------------------------------------------------------------------------------------
       Net Assets .....................    $296,280    $31,828         $39,895       $7,739
-------------------------------------------------------------------------------------------
   Shares of beneficial interest
   outstanding ($.001 par value;
   unlimited number of shares
   authorized)
    Premier Shares ....................    296,120       2,636           3,270          599
    Investor Shares ...................        159           6              38            4
   Net Asset Value, maximum
   offering and redemption
   price per share
    Premier Shares                         $   1.00    $ 12.05         $ 12.06       $12.84
    Investor Shares ...................    $   1.00    $ 12.04         $ 12.06       $12.84
   Cost of Investments ................    $294,076    $32,032         $40,355       $7,778
-------------------------------------------------------------------------------------------

                       See notes to financial statements.

STATEMENT OF ASSETS AND LIABILITIES As of December 31, 1999

(Amounts in Thousands, Except Per Share Amounts)

                                                                    Equity         Small
                                             Income    Balanced     Income    Capitalization
                                              Fund       Fund        Fund          Fund
   ASSETS:
    Investment securities, at
    value (Note 1) ........................  $84,849   $104,764    $175,559       $93,777
    Cash ..................................        4          2           1             1
    Receivables:
     Investment securities sold ...........       --         --          --           482
     Fund shares sold .....................        7        186          38            75
     Interest/Dividends ...................      733        809         142            33
-------------------------------------------------------------------------------------------
       Total Assets .......................   85,593    105,761     175,740        94,368
-------------------------------------------------------------------------------------------
   LIABILITIES:
    Payables:
     Investment securities
     purchased ............................   19,249         --          75           263
     Fund shares redeemed .................      200        632       1,632           195
     Dividends payable ....................       18         --          --            --
    Accrued liabilities: (Note 2)
     Investment advisory fees .............       17         53          99            45
     Administration fees ..................        8         13          22            11
     Custody and accounting fees ..........        8         17          22            13
     Other ................................       40        100          87            96
-------------------------------------------------------------------------------------------
       Total Liabilities ..................   19,540        815       1,937           623
-------------------------------------------------------------------------------------------
   NET ASSETS:
    Paid in capital .......................   69,625     81,987     111,835        78,465
    Accumulated undistributed
    net investment income .................       22        149          --            --
    Accumulated net realized loss
    on investments ........................   (2,629)      (442)       (506)       (8,657)
    Net unrealized appreciation
    (depreciation) of investments .........     (965)    23,252      62,474        23,937
-------------------------------------------------------------------------------------------
       Net Assets .........................  $66,053   $104,946    $173,803       $93,745
-------------------------------------------------------------------------------------------
   Shares of beneficial interest
   outstanding ($.001 par value;
   unlimited number of shares
   authorized)
    Premier Shares ........................    3,503      2,681       3,415         4,109
    Investor Shares .......................       27         45          75            40
   Net Asset Value, maximum
   offering and redemption
   price per share
    Premier Shares ........................  $ 18.71   $  38.50    $  49.80       $ 22.60
    Investor Shares .......................  $ 18.72   $  38.46    $  49.83       $ 22.51
   Cost of Investments ....................  $85,814   $ 81,512    $113,085       $69,840
-------------------------------------------------------------------------------------------

                       See notes to financial statements.

STATEMENT OF ASSETS AND LIABILITIES As of December 31, 1999

(Amounts in Thousands, Except Per Share Amounts)

                                                                  Equity
                                              Core Equity         Growth
                                                 Fund              Fund
   ASSETS:
    Investment in Portfolio, at
    value (Note 1) ........................... $186,884          $334,025
    Receivable for fund shares sold ..........      162               985
--------------------------------------------------------------------------------
       Total Assets ..........................  187,046           335,010
--------------------------------------------------------------------------------
   LIABILITIES:
    Payable for fund shares redeemed .........       42               159
    Accrued liabilities: (Note 2)
     Administration fees .....................       15                27
     Other ...................................      100                81
--------------------------------------------------------------------------------
       Total Liabilities .....................      157               267
--------------------------------------------------------------------------------
    Paid in capital ..........................  126,272           194,432
    Accumulated net realized gain (loss)
    on investments ...........................    2,227              (877)
    Net unrealized appreciation
    of investments ...........................   58,390           141,188
--------------------------------------------------------------------------------
       Net Assets ............................ $186,889          $334,743
--------------------------------------------------------------------------------
   Shares of beneficial interest
   outstanding ($.001 par value;
   unlimited number of shares
   authorized)
    Premier Shares ...........................    5,607             4,696
    Investor Shares ..........................      191               221
   Net Asset Value, maximum
   offering and redemption
   price per share
    Premier Shares ........................... $  32.24          $  68.09
    Investor Shares .......................... $  32.19          $  67.85
--------------------------------------------------------------------------------

                       See notes to financial statements.

--------------------------------------------------------------------------------
STATEMENT OF OPERATIONS For the year ended December 31, 1999
--------------------------------------------------------------------------------

(Amounts in Thousands)

                                                        Short-
                                                     Intermediate
                                                       Term U.S.                      U.S.
                                            Money     Government    Intermediate   Government
                                           Market     Securities     Term Bond     Securities
                                            Fund         Fund          Fund         Fund
---------------------------------------------------------------------------------------------------
   INTEREST INCOME .....................   $12,274     $1,777          $2,240          $ 368
----------------------------------------------------------------------------------------------
   EXPENSES: (Note 2)
    Investment advisory fees ...........       693        159             184             33
    Administration fees ................       347         48              55             10
    Distribution fees ..................        --         --               1             --
    Custody and accounting
    fees ...............................        53         53              60             38
    Printing and postage ...............        70         17              20              6
    Professional fees ..................        42         24              35             13
    Registration expenses ..............        64         20              38             23
    Transfer agent fees ................        57         48              51             44
    Trustees' fees .....................         8          1               1             --
    Other ..............................        26          4               9              9
----------------------------------------------------------------------------------------------
       Total expenses ..................     1,360        374             454            176
----------------------------------------------------------------------------------------------
    Less amounts waived
    (Note 2D) ..........................       187        119             160             43
    Less expense
    reimbursements .....................        18         16              17             84
----------------------------------------------------------------------------------------------
      Net expenses .....................     1,155        239             277             49
----------------------------------------------------------------------------------------------
       Net investment
       income ..........................    11,119      1,538           1,963            319
----------------------------------------------------------------------------------------------
   REALIZED AND UNREALIZED GAIN
   (LOSS) ON INVESTMENTS:
    Net realized loss on
    investment transactions ............        (1)      (174)           (865)          (333)
    Change in net unrealized
    appreciation/depreciation
    of investments .....................        --     (1,131)         (1,474)          (128)
----------------------------------------------------------------------------------------------
    Net realized and unrealized loss
    on investments .....................        (1)    (1,305)         (2,339)          (461)
----------------------------------------------------------------------------------------------
    Net increase (decrease) in
    net assets from operations .........   $11,118    $  233          $ (376)         $(142)
----------------------------------------------------------------------------------------------

                       See notes to financial statements.

STATEMENT OF OPERATIONS For the year ended December 31, 1999

(Amounts in Thousands)

                                                                  Equity        Small
                                              Income   Balanced   Income    Capitalization
                                               Fund      Fund      Fund         Fund
---------------------------------------------------------------------------------------------------
   INVESTMENT INCOME:
    Interest ..............................  $ 3,960   $ 2,467    $   399    $   225
    Dividend ..............................       --       239      2,116        424
    Foreign taxes withheld ................       --        --        (19)        --
------------------------------------------------------------------------------------------
       Total investment income ............    3,960     2,706      2,496        649
------------------------------------------------------------------------------------------
   EXPENSES: (Note 2)
    Investment advisory fees ..............      328       635      1,128        557
    Administration fees ...................       98       127        226        111
    Distribution fees .....................       --         3          4          1
    Custody and accounting fees ...........       62        72         78         64
    Printing and postage ..................       26        30         61         35
    Professional fees .....................       28        36         38         36
    Registration expenses .................       20        52         45         48
    Transfer agent fees ...................       43        58         66         60
    Trustees' fees ........................        2         3          5          3
    Other .................................       13        14         19         15
------------------------------------------------------------------------------------------
       Total expenses .....................      620     1,030      1,670        930
------------------------------------------------------------------------------------------
    Less amounts waived (Note 2D) .........      119       161        136        162
    Less expense reimbursements ...........        9        19         26         24
------------------------------------------------------------------------------------------
     Net expenses .........................      492       850      1,508        744
------------------------------------------------------------------------------------------
       Net investment income
       (loss) .............................    3,468     1,856        988        (95)
------------------------------------------------------------------------------------------
   REALIZED AND UNREALIZED GAIN
   (LOSS) ON INVESTMENTS:
    Net realized gain (loss) on
    investment transactions ...............   (2,604)      (61)     6,287     (6,607)
    Change in net unrealized
    appreciation/depreciation
    of investments ........................   (2,648)   10,256     10,874     17,986
------------------------------------------------------------------------------------------
    Net realized and unrealized gain
    (loss) on investments .................   (5,252)   10,195     17,161     11,379
------------------------------------------------------------------------------------------
    Net increase (decrease) in net
    assets from operations ................  $(1,784)  $12,051    $18,149    $11,284
------------------------------------------------------------------------------------------

                       See notes to financial statements.

STATEMENT OF OPERATIONS For the year ended December 31, 1999

(Amounts in Thousands)

                                                                   Equity
                                             Core Equity           Growth
                                                Fund*               Fund*
--------------------------------------------------------------------------------
   INVESTMENT INCOME:
    Interest ................................. $   186             $   259
    Dividend .................................     820                 771
    Investment income from Portfolio .........     667                 815
    Foreign taxes withheld ...................      (5)                 (1)
    Expenses from Portfolio ..................    (502)               (895)
--------------------------------------------------------------------------------
       Total investment income ...............   1,166                 949
--------------------------------------------------------------------------------
   EXPENSES: (Note 2)
    Investment advisory fees .................     614               1,000
    Administration fees ......................     188                 308
    Distribution fees ........................       5                  18
    Custody and accounting fees ..............      68                  73
    Printing and postage .....................      50                  57
    Professional fees ........................      30                  27
    Registration expenses ....................      61                  48
    Transfer agent fees ......................      71                 123
    Trustees' fees ...........................       4                   7
    Other ....................................      14                  10
--------------------------------------------------------------------------------
       Total expenses ........................   1,105               1,671
--------------------------------------------------------------------------------
    Less amounts waived (Note 2D) ............     101                  72
    Less expense reimbursements ..............      30                  58
--------------------------------------------------------------------------------
     Net expenses ............................     974               1,541
--------------------------------------------------------------------------------
       Net investment income (loss) ..........     192                (592)
--------------------------------------------------------------------------------
   REALIZED AND UNREALIZED GAIN
   (LOSS) ON INVESTMENTS:
    Net realized gain on
    investment transactions ..................   5,082               4,029
    Change in net unrealized
    appreciation of investments ..............  26,635              69,875
--------------------------------------------------------------------------------
    Net realized and unrealized gain
    on investments ...........................  31,717              73,904
--------------------------------------------------------------------------------
    Net increase in net assets from
    operations ............................... $31,909             $73,312
--------------------------------------------------------------------------------

* See Note 1.


                       See notes to financial statements.

--------------------------------------------------------------------------------
STATEMENT OF CHANGES IN NET ASSETS For the periods indicated
--------------------------------------------------------------------------------

STATEMENT OF CHANGES IN NET ASSETS For the periods indicated
(Amounts in Thousands)

                                                               Money Market Fund
                                                          ----------------------------
                                                                   Year Ended
                                                                  December 31,
                                                               1999          1998
--------------------------------------------------------------------------------------

  INCREASE (DECREASE) IN NET ASSETS
  FROM OPERATIONS:
   Net investment income ................................   $ 11,119       $  8,450
   Net realized gain (loss) on investment
   transactions .........................................         (1)            (1)
   Change in net unrealized appreciation/
   depreciation of investments ..........................         --             --
--------------------------------------------------------------------------------------
     Increase (decrease) in net assets from
     operations .........................................     11,118          8,449
--------------------------------------------------------------------------------------
  DISTRIBUTIONS TO SHAREHOLDERS FROM: (Note 1)
   Net investment income ................................    (11,116)        (8,450)
   In excess of net investment income ...................         --             --
   Net realized gain on investment transactions .........         --             --
   In excess of net realized gain on investment
   transactions .........................................         --             --
--------------------------------------------------------------------------------------
     Total distributions to shareholders ................    (11,116)        (8,450)
--------------------------------------------------------------------------------------
  Increase from capital share transactions#                  100,785         60,915
--------------------------------------------------------------------------------------
     Total increase in net assets .......................    100,787         60,914
  NET ASSETS:
   Beginning of period ..................................    195,493        134,579
--------------------------------------------------------------------------------------
   End of period ........................................   $296,280       $195,493
--------------------------------------------------------------------------------------


                                                                   Short-Intermediate Term
                                                              U.S. Government          Intermediate
                                                              Securities Fund         Term Bond Fund
                                                          ----------------------- -----------------------
                                                                Year Ended              Year Ended
                                                               December 31,            December 31,
                                                              1999        1998        1999        1998
---------------------------------------------------------------------------------------------------------

  INCREASE (DECREASE) IN NET ASSETS
  FROM OPERATIONS:
   Net investment income ................................ $ 1,538     $ 1,444     $ 1,963     $ 1,335
   Net realized gain (loss) on investment
   transactions .........................................    (174)        215        (865)        409
   Change in net unrealized appreciation/
   depreciation of investments ..........................  (1,131)        344      (1,474)        138
---------------------------------------------------------------------------------------------------------
     Increase (decrease) in net assets from
     operations .........................................     233       2,003        (376)      1,882
---------------------------------------------------------------------------------------------------------
  DISTRIBUTIONS TO SHAREHOLDERS FROM: (Note 1)
   Net investment income ................................  (1,538)     (1,444)     (1,963)     (1,335)
   In excess of net investment income ...................      --         (11)         --          --
   Net realized gain on investment transactions .........    (115)        (96)        (30)       (381)
   In excess of net realized gain on investment
   transactions .........................................      --          --          --          --
---------------------------------------------------------------------------------------------------------
     Total distributions to shareholders ................  (1,653)     (1,551)     (1,993)     (1,716)
---------------------------------------------------------------------------------------------------------
  Increase from capital share transactions#                 2,684       6,164       9,384      14,119
---------------------------------------------------------------------------------------------------------
     Total increase in net assets .......................   1,264       6,616       7,015      14,285
  NET ASSETS:
   Beginning of period ..................................  30,564      23,948      32,880      18,595
---------------------------------------------------------------------------------------------------------
   End of period ........................................ $31,828     $30,564     $39,895     $32,880
---------------------------------------------------------------------------------------------------------

# See detailed Capital Share Transactions.

                       See notes to financial statements.

STATEMENT OF CHANGES IN NET ASSETS For the periods indicated

STATEMENT OF CHANGES IN NET ASSETS For the periods indicated
(Amounts in Thousands)

                                                        U.S. Government
                                                        Securities Fund          Income Fund
                                                     --------------------- -----------------------
                                                          Year Ended             Year Ended
                                                         December 31,           December 31.
                                                       1999      1998        1999        1998
--------------------------------------------------------------------------------------------------
  INCREASE (DECREASE) IN NET ASSETS
  FROM OPERATIONS:
   Net investment income ...........................  $  319    $  155      $ 3,468    $ 2,929
   Net realized gain (loss) on investment
   transactions ....................................    (333)      168       (2,604)     1,952
   Change in net unrealized appreciation/
   depreciation of investments .....................    (128)      (59)      (2,648)       132
-------------------------------------------------------------------------------------------------
     Increase (decrease) in net assets from
     operations ....................................    (142)      264       (1,784)     5,013
-------------------------------------------------------------------------------------------------
  DISTRIBUTIONS TO SHAREHOLDERS FROM: (Note 1)
   Net investment income ...........................    (319)     (155)      (3,468)    (2,929)
   In excess of net investment income ..............      --        --           --        (18)
   Net realized gain on investment transactions ....      --      (168)        (584)    (1,353)
   In excess of net realized gain on investment
   transactions ....................................      --        (2)          --         --
-------------------------------------------------------------------------------------------------
     Total distributions to shareholders ...........    (319)     (325)      (4,052)    (4,300)
-------------------------------------------------------------------------------------------------
  Increase from capital share transactions#            4,566       767       11,811      8,036
-------------------------------------------------------------------------------------------------
     Total increase in net assets ..................   4,105       706        5,975      8,749
  NET ASSETS:
   Beginning of period .............................   3,634     2,928       60,078     51,329
-------------------------------------------------------------------------------------------------
   End of period ...................................  $7,739    $3,634      $66,053    $60,078
-------------------------------------------------------------------------------------------------



                                                                                            Equity
                                                           Balanced Fund                 Income Fund
                                                     ------------------------- --------------------------------
                                                            Year Ended                    Year Ended
                                                           December 31,                  December 31,
                                                        1999         1998         1999               1998
---------------------------------------------------------------------------------------------------------------

  INCREASE (DECREASE) IN NET ASSETS
  FROM OPERATIONS:
   Net investment income ...........................  $  1,856     $ 1,085       $    988           $    811
   Net realized gain (loss) on investment
   transactions ....................................       (61)      2,397          6,287                382
   Change in net unrealized appreciation/
   depreciation of investments .....................    10,256       7,274         10,874            22,275
---------------------------------------------------------------------------------------------------------------
     Increase (decrease) in net assets from
     operations ....................................    12,051      10,756         18,149            23,468
---------------------------------------------------------------------------------------------------------------
  DISTRIBUTIONS TO SHAREHOLDERS FROM: (Note 1)
   Net investment income ...........................    (1,710)     (1,085)          (978)             (811)
   In excess of net investment income ..............        --          (2)            --               (18)
   Net realized gain on investment transactions ....      (521)     (2,053)        (6,799)             (382)
   In excess of net realized gain on investment
   transactions ....................................        --          --             --                (5)
---------------------------------------------------------------------------------------------------------------
     Total distributions to shareholders ...........    (2,231)     (3,140)        (7,777)           (1,216)
---------------------------------------------------------------------------------------------------------------
  Increase from capital share transactions#             36,093      15,058         35,513            30,423
---------------------------------------------------------------------------------------------------------------
     Total increase in net assets ..................    45,913      22,674         45,885            52,675
  NET ASSETS:
   Beginning of period .............................    59,033      36,359        127,918            75,243
---------------------------------------------------------------------------------------------------------------
   End of period ...................................  $104,946     $59,033       $173,803           $127,918
---------------------------------------------------------------------------------------------------------------

# See detailed Capital Share Transactions.

                       See notes to financial statements.

STATEMENT OF CHANGES IN NET ASSETS For the periods indicated

STATEMENT OF CHANGES IN NET ASSETS For the periods indicated
(Amounts in Thousands)


                                                                   Small                    Core
                                                            Capitalization Fund          Equity Fund
                                                          ----------------------- -------------------------
                                                                Year Ended               Year Ended
                                                               December 31,             December 31,
                                                              1999        1998        1999         1998
-----------------------------------------------------------------------------------------------------------
  INCREASE (DECREASE) IN NET ASSETS
  FROM OPERATIONS:
   Net investment income (loss) ......................... $   (95)    $   (17)     $    192      $   263
   Net realized gain (loss) on investment
   transactions .........................................  (6,607)      2,044         5,082        3,962
   Change in net unrealized appreciation/
   depreciation of investments ..........................  17,986      (3,092)       26,635       14,995
-----------------------------------------------------------------------------------------------------------
   Increase (decrease) in net assets from
   operations ...........................................  11,284      (1,065)       31,909       19,220
-----------------------------------------------------------------------------------------------------------
  DISTRIBUTIONS TO SHAREHOLDERS FROM: (Note 1)
   Net investment income ................................      --          --          (192)        (263)
   In excess of net investment income ...................      --          --            --           (3)
   Net realized gain on investment transactions .........      --      (2,044)       (3,154)      (3,659)
   In excess of net realized gain on
   investment transactions ..............................      --      (2,080)           --          --
-----------------------------------------------------------------------------------------------------------
     Total distributions to shareholders ................      --      (4,124)       (3,346)      (3,925)
-----------------------------------------------------------------------------------------------------------
  Increase from capital share transactions#                17,669      29,953        69,766       21,868
-----------------------------------------------------------------------------------------------------------
     Total increase in net assets .......................  28,953      24,764        98,329       37,163
  NET ASSETS:
   Beginning of period ..................................  64,792      40,028        88,560       51,397
-----------------------------------------------------------------------------------------------------------
   End of period ........................................ $93,745     $64,792      $186,889      $88,560
-----------------------------------------------------------------------------------------------------------


                                                                   Equity
                                                                 Growth Fund
                                                          -------------------------
                                                                 Year Ended
                                                                December 31,
                                                              1999         1998
-----------------------------------------------------------------------------------
  INCREASE (DECREASE) IN NET ASSETS
  FROM OPERATIONS:
   Net investment income (loss) .........................  $   (592)    $     65
   Net realized gain (loss) on investment
   transactions .........................................     4,029        6,296
   Change in net unrealized appreciation/
   depreciation of investments ..........................    69,875       40,718
-----------------------------------------------------------------------------------
   Increase (decrease) in net assets from
   operations ...........................................    73,312       47,079
-----------------------------------------------------------------------------------
  DISTRIBUTIONS TO SHAREHOLDERS FROM: (Note 1)
   Net investment income ................................        --          (65)
   In excess of net investment income ...................        --          (15)
   Net realized gain on investment transactions .........    (4,405)      (5,914)
   In excess of net realized gain on
   investment transactions ..............................        --           --
-----------------------------------------------------------------------------------
     Total distributions to shareholders ................    (4,405)      (5,994)
-----------------------------------------------------------------------------------
  Increase from capital share transactions#                  85,511       62,510
-----------------------------------------------------------------------------------
     Total increase in net assets .......................   154,418      103,595
  NET ASSETS:
   Beginning of period ..................................   180,325       76,730
-----------------------------------------------------------------------------------
   End of period ........................................  $334,743     $180,325
-----------------------------------------------------------------------------------

# See detailed Capital Share Transactions.

                       See notes to financial statements.

--------------------------------------------------------------------------------
CHASE FUNDS
Capital Share Transactions
--------------------------------------------------------------------------------

MONEY MARKET FUND
For the periods indicated (Amounts in Thousands)

------------------------------------------------------------------------------------------------------
                                                        Premier Shares          Investor Shares
------------------------------------------------------------------------------------------------------
                                                              Year Ended December 31, 1999
                                                     Amount        Shares     Amount       Shares
------------------------------------------------------------------------------------------------------
Shares sold                                         $ 329,869      329,869     $215         215
Shares issued in reinvestment of distributions          8,626        8,626        4           4
Shares redeemed                                      (237,852)    (237,852)     (77)        (77)
------------------------------------------------------------------------------------------------------
Net increase in Fund shares outstanding             $ 100,643      100,643     $142         142
======================================================================================================
                                                               Year Ended December 31, 1998*
------------------------------------------------------------------------------------------------------
Shares sold                                         $ 241,189      241,189     $ 17          17
Shares issued in reinvestment of distributions          6,713        6,713       --          --
Shares redeemed                                      (187,004)    (187,004)      --          --
------------------------------------------------------------------------------------------------------
Net increase in Fund shares outstanding             $  60,898       60,898     $ 17          17
======================================================================================================

SHORT-INTERMEDIATE TERM U.S. GOVERNMENT SECURITIES FUND

--------------------------------------------------------------------------------------------------------
                                                         Premier Shares              Investor Shares
--------------------------------------------------------------------------------------------------------
                                                                Year Ended December 31, 1999
                                                       Amount       Shares        Amount       Shares
--------------------------------------------------------------------------------------------------------
Shares sold                                           $10,757         872          $ 77           6
Shares issued in reinvestment of distributions          1,622         132             1          --
Shares redeemed                                        (9,760)       (794)          (13)         (1)
-------------------------------------------------------------------------------------------------------
Net increase in Fund shares outstanding               $ 2,619         210          $ 65           5
=======================================================================================================
                                                            Year Ended December 31, 1998**
Shares sold                                           $11,638         931          $ 10           1
Shares issued in reinvestment of distributions          1,293         103            --          --
Shares redeemed                                        (6,777)       (540)           --          --
-------------------------------------------------------------------------------------------------------
Net increase in Fund shares outstanding               $ 6,154         494          $ 10           1
=======================================================================================================

 *For Investor shares, from commencement of offering on November 9, 1998. **For Investor shares, from commencement of offering on November 10, 1998.

                       See notes to financial statements.

--------------------------------------------------------------------------------
CHASE FUNDS
Capital Share Transactions
--------------------------------------------------------------------------------

INTERMEDIATE TERM BOND FUND
For the periods indicated (Amounts in Thousands)

---------------------------------------------------------------------------------------------------
                                                      Premier Shares        Investor Shares
---------------------------------------------------------------------------------------------------
                                                          Year Ended December 31, 1999
                                                     Amount      Shares    Amount     Shares
---------------------------------------------------------------------------------------------------
Shares sold                                         $16,653       1,339     $482       39
Shares issued in reinvestment of distributions        1,892         153       12        1
Shares redeemed                                      (9,622)       (776)     (33)      (3)
---------------------------------------------------------------------------------------------------
Net increase in Fund shares outstanding             $ 8,923         716     $461       37
===================================================================================================
                                                          Year Ended December 31, 1998*
Shares sold                                         $20,306       1,576     $ 10        1
Shares issued in reinvestment of distributions        1,431         111       --       --
Shares redeemed                                      (7,628)       (591)      --       --
---------------------------------------------------------------------------------------------------
Net increase in Fund shares outstanding             $14,109       1,096     $ 10        1
===================================================================================================

U.S. GOVERNMENT SECURITIES FUND

------------------------------------------------------------------------------------------
                                                   Premier Shares      Investor Shares
------------------------------------------------------------------------------------------
                                                      Year Ended December 31, 1999
                                                 Amount       Shares   Amount    Shares
------------------------------------------------------------------------------------------
Shares sold                                         $ 6,505        489     $ 56        4
Shares issued in reinvestment of distributions          316         24        2       --
Shares redeemed                                      (2,303)      (176)     (10)      (1)
------------------------------------------------------------------------------------------
Net increase in Fund shares outstanding             $ 4,518        337     $ 48        3
==========================================================================================
                                                      Year Ended December 31, 1998*
Shares sold                                         $ 1,942        135     $ 10        1
Shares issued in reinvestment of distributions          286         21        1       --
Shares redeemed                                      (1,472)      (103)      --       --
------------------------------------------------------------------------------------------
Net increase in Fund shares outstanding             $   756         53     $ 11        1
==========================================================================================

*For Investor shares, from commencement of offering on November 10, 1998.

                       See notes to financial statements.

--------------------------------------------------------------------------------
CHASE FUNDS
Capital Share Transactions
--------------------------------------------------------------------------------
INCOME FUND
For the periods indicated (Amounts in Thousands)

                                                      Premier Shares       Investor Shares
------------------------------------------------------------------------------------------------
                                                            Year Ended December 31, 1999
                                                     Amount       Shares    Amount   Shares
------------------------------------------------------------------------------------------------
Shares sold                                         $ 25,281       1,289     $586      30
Shares issued in reinvestment of distributions         3,825         198       10       1
Shares redeemed                                      (17,803)       (918)     (88)     (5)
------------------------------------------------------------------------------------------------
Net increase in Fund shares outstanding             $ 11,303         569     $508      26
================================================================================================
                                                            Year Ended December 31, 1998*
Shares sold                                         $ 20,818       1,014     $ 10       1
Shares issued in reinvestment of distributions         3,601         175        1      --
Shares redeemed                                      (16,394)       (798)      --      --
------------------------------------------------------------------------------------------------
Net increase in Fund shares outstanding             $  8,025         391     $ 11       1
================================================================================================

BALANCED FUND

---------------------------------------------------------------------------------------------------
                                                       Premier Shares           Investor Shares
---------------------------------------------------------------------------------------------------
                                                            Year Ended December 31, 1999
                                                     Amount      Shares      Amount       Shares
---------------------------------------------------------------------------------------------------
Shares sold                                         $ 54,740      1,536      $ 4,478       124
Shares issued in reinvestment of distributions         2,202         61           28         1
Shares redeemed                                      (22,470)      (625)      (2,885)      (81)
---------------------------------------------------------------------------------------------------
Net increase in Fund shares outstanding             $ 34,472        972      $ 1,621        44
===================================================================================================
                                                            Year Ended December 31, 1998**
Shares sold                                         $ 29,750        934      $    17         1
Shares issued in reinvestment of distributions         3,139         94            1        --
Shares redeemed                                      (17,849)      (562)          --        --
---------------------------------------------------------------------------------------------------
Net increase in Fund shares outstanding             $ 15,040        466      $    18         1
===================================================================================================

*For Investor shares, from commencement of offering on November 10, 1998. **For Investor shares, from commencement of offering on October 16, 1998.

                       See notes to financial statements.

--------------------------------------------------------------------------------
CHASE FUNDS
Capital Share Transactions
--------------------------------------------------------------------------------

EQUITY INCOME FUND
For the periods indicated (Amounts in Thousands)

---------------------------------------------------------------------------------------------------
                                                     Premier Shares            Investor Shares
---------------------------------------------------------------------------------------------------
                                                             Year Ended December 31, 1999
                                                    Amount       Shares      Amount        Shares
---------------------------------------------------------------------------------------------------
Shares sold                                        $ 55,841       1,131      $4,015          81
Shares issued in reinvestment of distributions        7,374         151         145           3
Shares redeemed                                     (31,339)       (637)       (523)        (11)
---------------------------------------------------------------------------------------------------
Net increase in Fund shares outstanding            $ 31,876         645      $3,637          73
===================================================================================================
                                                             Year Ended December 31, 1998*
Shares sold                                        $ 49,582       1,208      $   68           2
Shares issued in reinvestment of distributions        1,190          28          --          --
Shares redeemed                                     (20,417)       (501)         --          --
---------------------------------------------------------------------------------------------------
Net increase in Fund shares outstanding            $ 30,355         735      $   68           2
===================================================================================================

SMALL CAPITALIZATION FUND

                                                      Premier Shares         Investor Shares
                                                           Year Ended December 31, 1999
                                                   Amount        Shares     Amount       Shares
Shares sold                                        $34,842        1,764       776          41
hSares issued in reinvestment of distributions          --           --        --          --
Shares redeemed                                    (17,865)        (898)      (84)         (4)
---------------------------------------------------------------------------------------------------
Net increase in Fund shares outstanding            $16,977          866      $692          37
===================================================================================================
                                                           Year Ended December 31, 1998**
Shares sold                                        $38,507        1,806      $ 45           3
Shares issued in reinvestment of distributions       3,988          210         3          --
Shares redeemed                                    (12,590)        (611)       --          --
---------------------------------------------------------------------------------------------------
Net increase in Fund shares outstanding            $29,905        1,405      $ 48           3
===================================================================================================

 *For Investor shares, from commencement of offering on August 24, 1998. **For Investor shares, from commencement of offering on August 12, 1998.

                       See notes to financial statements.

--------------------------------------------------------------------------------
CHASE FUNDS
Capital Share Transactions
--------------------------------------------------------------------------------

CORE EQUITY FUND
For the periods indicated (Amounts in Thousands)

----------------------------------------------------------------------------------------------------
                                                       Premier Shares             Investor Shares
---------------------------------------------------------------------------------------------------
                                                             Year Ended December 31, 1999
                                                     Amount         Shares      Amount        Shares
---------------------------------------------------------------------------------------------------
Shares sold                                         $ 99,241         3,481      $6,109         205
Shares issued in reinvestment of distributions         3,169           102          68           2
Shares redeemed                                      (38,291)       (1,315)       (530)        (17)
-------------------------------------------------------------------------------------------------
Net increase in Fund shares outstanding             $ 64,119         2,268      $5,647         190
===================================================================================================
                                                             Year Ended December 31, 1998*
Shares sold                                         $ 33,357         1,410      $   21           1
Shares issued in reinvestment of distributions         3,840           149           1          --
Shares redeemed                                      (15,351)         (639)         --          --
-------------------------------------------------------------------------------------------------
Net increase in Fund shares outstanding             $ 21,846           920      $   22           1
===================================================================================================

       EQUITY GROWTH FUND

---------------------------------------------------------------------------------------------------
                                                       Premier Shares            Investor Shares
---------------------------------------------------------------------------------------------------
                                                              Year Ended December 31, 1999
                                                     Amount       Shares      Amount        Shares
---------------------------------------------------------------------------------------------------
Shares sold                                         $121,695      2,098       $11,697         201
Shares issued in reinvestment of distributions         4,136         63           188           3
Shares redeemed                                      (51,649)      (883)         (556)         (9)
---------------------------------------------------------------------------------------------------
Net increase in Fund shares outstanding             $ 74,182      1,278       $11,329         195
===================================================================================================
                                                              Year Ended December 31, 1998**
Shares sold                                         $ 80,644      1,862       $ 1,269          28
Shares issued in reinvestment of distributions         5,872        116            44           1
Shares redeemed                                      (25,217)      (561)         (102)         (3)
---------------------------------------------------------------------------------------------------
Net increase in Fund shares outstanding             $ 61,299      1,417       $ 1,211          26
===================================================================================================

 *For Investor shares, from commencement of offering on September 10, 1998. **For Investor shares, from commencement of offering on August 13, 1998.

                       See notes to financial statements.

--------------------------------------------------------------------------------
CHASE FUNDS NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1. Organization and Significant Accounting Policies

Mutual Fund Investment Trust (the "Trust") was organized on September 23, 1997 as a Massachusetts Business Trust, and is registered under the Investment Company Act of 1940, as amended, (the "1940 Act") as an open-end management investment company. Chase Money Market Fund ("MMF"), Chase Short-Intermediate Term U.S. Government Securities Fund ("STGSF"), Chase Intermediate Term Bond Fund ("ITBF"), Chase U.S. Government Securities Fund ("GSF"), Chase Income Fund ("IF"), Chase Balanced Fund ("BF"), Chase Equity Income Fund ("EIF"), Chase Small Capitalization Fund ("SCF"), Chase Core Equity Fund ("CEF") and Chase Equity Growth Fund ("EGF"), collectively the "Funds", are separate series of the Trust. Each Fund offers Premier and Investor classes of shares.

All classes of shares have equal voting rights as to earnings, assets and voting privileges, except that each class may bear different transfer agent, distribution, and shareholder servicing expenses, and each class has exclusive voting rights with respect to its distribution plan and shareholder servicing agreement. Premier Shares may be purchased only by Financial Intermediaries who are able to meet the minimum investment requirement.

The Funds were established on January 1, 1998 for the conversion of the AVESTA Trust to the newly created Chase Funds of the Mutual Fund Investment Trust. AVESTA Trust contributed securities and other assets (net of liabilities) in a tax-free exchange for shares of the corresponding portfolio of the newly created Funds. The Chase Manhattan Bank agreed to bear all costs related to conversion.

On August 12, 1999, CEF and EGF adopted Master Feeder Fund Structures by contributing substantially all of their assets and liabilities to Core Equity Portfolio ("CEP") and Equity Growth Portfolio ("EGP"), respectively (collectively, the "Portfolios") in a tax-free exchange for beneficial ownership of those Portfolios. Investment income and expenses from the Portfolios are for the period August 12, 1999 to December 31, 1999. Realized gains on investments transactions include $4,897,914 and $4,029,324, respectively from CEP and EGP.

The following is a summary of significant accounting policies followed by the
Funds:

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts and disclosures in the financial statements. Actual results could differ from those estimates.

   A. CEF and EGF
   CEF and EGF utilize the Master Feeder Fund Structure and seek to achieve their investment objectives by investing all of their investable assets in CEP and EGP, respectively, which like the Funds, are open-end management investment companies having the same investment objectives as the Funds. As of December 31, 1999, CEF and EGF owned 87.60% and 91.72% of the net assets of their respective Portfolios. The financial statements of the Portfolios, including the Portfolios of Investments, are included elsewhere in this report and should be read in conjunction with the financial statements of the Funds.

      1. Valuation of investments -- CEF and EGF record their investments in their respective Portfolios at value. Securities of the Portfolios are recorded at value as more fully discussed in the notes to those financial statements.

      2. Investment income and expenses -- CEF and EGF record daily their pro-rata share of their respective Portfolio's income, expenses, and realized and unrealized gains and losses. In addition, the Funds accrued their own expenses daily as incurred. Realized gains/losses and changes in unrealized appreciation/depreciation represent the Fund's share of such elements allocated from the Portfolio.

     B. MMF, STGSF, ITBF, GSF, IF, BF, EIF and SCF

      1. Valuation of investments -- Equity securities are valued at the last sale price on the exchange on which they are primarily traded, including the NASDAQ National Market. Securities for which sale prices are not available and other over-the-counter securities are valued at the last quoted bid price. Except for MMF, bonds and other fixed income securities (other than short-term obligations), including listed issues, are valued on the basis of valuations supplied by pricing services or by matrix pricing systems of a major dealer in bonds. Short-term debt securities with 61 days or more to maturity at time of purchase are valued, through the 61st day prior to maturity, at market value based on quotations obtained from market makers or other appropriate sources; thereafter, the value on the 61st day is amortized on a straight-line basis over the remaining number of days to maturity. Short-term investments with 60 days or less to maturity at time of purchase are valued at amortized cost, which approximates market. Portfolio securities for which there are no such quotations or valuations are valued at fair value as determined in good faith by or at the direction of the Trustees.

      Money Market instruments held by MMF are valued at amortized cost, which approximates market value. The Trust's use of amortized cost is subject to the Trust's compliance with certain conditions specified under Rule 2a-7 of the 1940 Act.

      2. Repurchase agreements -- Pursuant to an Exemptive Order issued by the Securities and Exchange Commission, the Funds of the Trust may transfer uninvested cash balances into one or more joint trading accounts for the purpose of investing in repurchase agreements. It is the Funds' policy that repurchase agreements are fully collateralized by U.S. Treasury and Government Agency securities. All collateral is held in one or more joint trading accounts by the Trust's custodian bank, subcustodian, or a bank with which the custodian bank has entered into a subcustodian agreement, or is segregated in the Federal Reserve Book Entry System.

      In connection with transactions in repurchase agreements, if the seller defaults and the value of the collateral declines, or if the seller enters an insolvency proceeding, realization of the collateral by the Fund may be delayed or limited.

      3. Security transactions and investment income -- Investment transactions are accounted for on the trade date (the date the order to buy or sell is executed). Securities gains and losses are calculated on the identified cost basis. Interest income is accrued as earned. Dividend income is recorded on the ex-dividend date.

      Securities purchased or sold on a when-issued, to be announced (TBA) or delayed-delivery basis may be settled a month or more after the trade date; interest income is not accrued until settlement date. Each Fund segregates assets with a current value at least equal to the amount of its when-issued and TBA purchase commitments.

     C. General Policies

      1. Expenses -- Expenses directly attributable to a Fund are charged to that Fund; other expenses are allocated proportionately among the Funds within the Trust in relation to the net assets of each Fund or on another reasonable basis. Expenses directly attributable to a particular class are charged directly to such class. In calculating the net asset value per share of each class, investment income, realized and unrealized gains and losses and expenses other than class specific expenses (including transfer agent fees) are allocated daily to each class of shares based upon the proportion of net assets of each class at the beginning of each day.

      2. Federal income taxes -- Each Fund is treated as a separate taxable entity for Federal income tax purposes. Each Fund's policy is to comply with the provisions of the Internal Revenue Code applicable to regulated investment companies and to distribute to shareholders all of its distributable net investment income and net realized gain on investments. In addition, each Fund intends to make distributions as required to avoid excise taxes. Accordingly, no provision for Federal income or excise tax is necessary.

      3. Distributions to shareholders -- Dividends and distributions paid to shareholders are recorded on the ex-dividend date. The amount of dividends and distributions from net investment income and net realized capital gains is determined in accordance with Federal income tax regulations, which may differ from generally accepted accounting principles. To the extent these "book/tax" differences are permanent in nature (i.e., that they result from other than timing of recognition-- "temporary differences"), such amounts are reclassified within the capital accounts based on their Federal tax-basis treatment.

      The following amounts were reclassified within the capital accounts (in thousands):



                              Accumulated
                             undistributed/       Accumulated
                           (overdistributed)      net realized
                  Paid-in    net investment        gain (loss)
                  capital        income          on investments
-------------------------------------------------------------------
   SCF .........  $(102)         $ 94                  $8
   EGF .........   (599)          592                   7

      The reclassification for SCF and EGF primarily relate to the character for tax purposes of current year net operating losses.

      Dividends and distributions which exceed net investment income or net realized capital gains for financial reporting purposes but not for tax purposes are reported as distributions in excess of net investment income or net realized capital gains.


2. Fees and Other Transactions with Affiliates

      A. Investment advisory fee -- Pursuant to separate Investment Advisory Agreements, The Chase Manhattan Bank ("Chase" or the "Advisor"), acts as the Investment Advisor to MMF, STGSF, ITBF, GSF, IF, BF, EIF and SCF. Chase is a direct wholly-owned subsidiary of The Chase Manhattan Corporation. As Investment Advisor, Chase supervises the investments of the Funds and for such services is paid a fee. The fee is computed daily and paid monthly at an annual rate equal to 0.30% for MMF, 0.50% for STGSF, ITBF, GSF and IF, and 0.75% for BF, EIF and SCF of average daily net assets. The Advisor voluntarily waived a portion of its fees as outlined in Note 2.D.

      Chase Bank of Texas N.A. ("Chase Texas"), a wholly-owned subsidiary of The Chase Manhattan Corporation, is the Sub-Investment Advisor to MMF, STGSF, ITBF, GSF, IF, BF, EIF and SCF. Pursuant to the Sub-Investment Advisory Agreement between Chase Texas and Chase, Chase Texas is entitled to receive a fee payable by Chase from its advisory fee, at an annual rate equal to 0.15% for MMF, 0.25% for STGSF, ITBF, GSF and IF, and 0.375% for BF, EIF and SCF of average daily net assets.

      B. Distribution and sub-administration fees -- Pursuant to a Distribution and Sub-Administration Agreement, Chase Fund Distributors, Inc. ("CFD" or the "Distributor"), a wholly-owned subsidiary of The BISYS Group, Inc., acts as the Funds' distributor and sub-administrator.

      The Trust has adopted a Rule 12b-1 distribution plan for Investor Class shares, which provides for the payment of distribution fees at an annual rate of up to 0.10% of the average daily net assets attributable to Investor Class shares of the Money Market Fund and at an annual rate of up to 0.25% of the average daily net assets attributable to Investor Class Shares of each other Fund.

      For the sub-administrative services it performs, CFD is entitled to receive a fee from each Fund at an annual rate equal to 0.05% of the Fund's average daily net assets.

      The Distributor voluntarily waived some or all of its fees as outlined in
      Note 2.D.

      C. Administration fee -- Pursuant to an Administration Agreement, Chase (the "Administrator") provides certain administration services to the Trust. For these services and facilities, the Administrator receives from the Funds (except for CEF and EGF) a fee computed at the annual rate equal to 0.10% of the respective Fund's average daily net assets. Effective August 12, 1999, the Administrator receives from CEF and EGF a fee computed at an annual rate equal to 0.05% of average daily net assets. Prior to August 12, 1999, the fee was 0.10% of average daily net assets.

      The Administrator voluntarily waived some or all of its fees as outlined in Note 2.D.

      D. Waiver of fees -- For the year ended December 31, 1999, the Advisor, Distributor and Administrator voluntarily waived fees for each of the Funds as follows (in thousands):


                    Investment
    Fund            Advisory    Administration   Distribution   Total
--------------------------------------------------------------------------
   MMF ...........    $187           $--             $--         $187
   STGSF .........     119            --              --          119
   ITBF ..........     159            --               1          160
   GSF ...........      33            10              --           43
   IF ............     119            --              --          119
   BF ............     158            --               3          161
   EIF ...........     132            --               4          136
   SCF ...........     161            --               1          162
   CEF ...........      96            --               5          101
   EGF ...........      54            --              18           72

      E. Other -- Certain officers of the Trust are officers of Chase Fund Distributors, Inc. or of its parent corporation, The BISYS Group, Inc.

      Chase provides portfolio accounting and custody services for the Funds, except for CEF and EGF. Compensation for such services is presented in the Statement of Operations as custodian fees. Chase provided portfolio accounting and custody services for CEF and EGF through June 30, 1999. Compensation paid to Chase by CEF and EGF for portfolio accounting and custody services was approximately $41,818 and $39,559, respectively.

      The Distributor voluntarily reimbursed expenses of the Funds in the amounts as shown on the Statement of Operations.


3. Investment Transactions

For the year ended December 31, 1999, purchases and sales of investments (excluding short-term investments) were as follows (in thousands):

                      Purchases           Sales         Purchases      Sales
                   (excluding U.S.   (excluding U.S.     of U.S.      of U.S.
                     Government)       Government)      Government   Government
--------------------------------------------------------------------------------
   STGSF ......... $   --            $   --            $31,059      $25,367
   ITBF .......... 21,214            14,691             15,928       14,270
   GSF ...........     --                --              1,108        6,703
   IF ............ 26,244            28,096             55,504       46,609
   BF ............ 35,246             6,676             33,412       29,720
   EIF ........... 41,731            22,442                 --           --
   SCF ........... 57,315            42,749                 --           --
   CEF ........... 65,637            14,089                 --           --
   EGF ........... 73,977            30,823                 --           --

Purchases and sales for CEF and EGF reflect the period January 1, 1999 to August 11, 1999. After August 11, 1999, all of CEF's and EGF's investable assets were invested in CEP and EGP, respectively.


4. Federal Income Tax Matters

For Federal income tax purposes, the cost and unrealized appreciation (depreciation) in value of the investment securities at December 31, 1999, are as follows (in thousands):


                                                                     Net unrealized
                    Aggregate  Gross unrealized   Gross unrealized    appreciation/
                      cost       appreciation       depreciation     (depreciation)
------------------------------------------------------------------------------------
   STGSF .........  $  32,032     $    2             $ (499)            $  (497)
   ITBF ..........     40,401         --             (1,008)             (1,008)
   GSF ...........      7,778         --                (96)                (96)
   IF ............     86,041         --             (1,192)             (1,192)
   BF ............     83,135     24,284             (2,655)             21,629
   EIF ...........    113,089     65,700             (3,230)             62,470
   SCF ...........     69,840     27,055             (3,118)             23,937

At December 31, 1999, the following funds had a capital loss carryover which will be available to offset capital gains arising through December 31, 2007 (in thousands):



                                                        Capital Loss
                                                          Carryover
-----------------------------------------------------------------------
   STGSF..............................................      $ 110
   ITBF ..............................................        301
   GSF ...............................................         35
   IF ................................................        813
   SCF ...............................................      8,242

To the extent that any net capital loss carryovers are used to offset future capital gains, it is probable that the gains so offset will not be distributed to shareholders.

--------------------------------------------------------------------------------
CHASE FUNDS FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

FINANCIAL HIGHLIGHTS

                                                                               Chase Money Market Fund
                                                                          --------------------------------
                                                                                   Premier Shares
                                                                          --------------------------------
                                                                          For the Years Ended December 31,
                                                                          --------------------------------
                                                                             1999      1998      1997
                                                                             ----      ----      ----
Per share operating performance:
Net asset value, beginning of period .....................................   $1.00     $1.00     $1.00
                                                                            -------    ------    ------
Income from investment operations:
 Net investment income ...................................................    0.05      0.05      0.05
 Net gains or losses in investments (both realized and unrealized) .......       --        --        --
                                                                            -------    ------    ------
  Total from investment operations .......................................    0.05      0.05      0.05
                                                                            -------    ------    ------
Less distributions:
 Dividends from net investment income ....................................    0.05      0.05      0.05
 Distributions from capital gains ........................................       --        --        --
                                                                            -------    ------    ------
  Total distributions ....................................................    0.05      0.05      0.05
                                                                            -------    ------    ------
Net asset value, end of period ...........................................   $1.00     $1.00     $1.00
                                                                            =======    ======    ======
Total return .............................................................    4.89%     5.20%     5.18%
Ratios/supplemental data:
 Net assets, end of period (millions) ....................................   $ 296     $ 195     $ 135
Ratios to average net assets:#
 Expenses ................................................................    0.50%     0.50%     0.50%
 Net investment income ...................................................    4.81%     5.07%     5.09%
 Expenses without waivers and assumption of expenses .....................    0.58%     0.60%     0.74%
 Net investment income without waivers and assumption of expenses             4.73%     4.97%     4.85%
----------------------------------------------------------------------------------------------------------



                                                                                       Chase Money Market Fund
                                                                          ----------------------------------------------
                                                                             Premier Shares         Investor Shares
                                                                          ----------------------------------------------
                                                                             For the Years
                                                                           Ended December 31,      Year      11/10/98**
                                                                          --------------------    Ended       Through
                                                                            1996      1995       12/31/99     12/31/98
                                                                            ----      ----       --------    ----------
Per share operating performance:
Net asset value, beginning of period .....................................  $1.00     $1.00       $ 1.00        $1.00
                                                                            -----     -----       ------        -----
Income from investment operations:
 Net investment income ...................................................   0.05      0.05         0.05         0.01
 Net gains or losses in investments (both realized and unrealized) .......     --        --           --           --
                                                                            -----     -----       ------        -----
  Total from investment operations .......................................   0.05      0.05         0.05         0.01
                                                                            -----     -----       ------        -----
Less distributions:
 Dividends from net investment income ....................................   0.05      0.05         0.05         0.01
 Distributions from capital gains ........................................     --        --           --           --
                                                                            -----     -----       ------        -----
  Total distributions ....................................................   0.05      0.05         0.05         0.01
                                                                            -----     -----       ------        -----
Net asset value, end of period ...........................................  $1.00     $1.00        $1.00        $1.00
                                                                            =====     =====       ======        =====
Total return .............................................................   5.06%     5.57%        4.78%        0.69%
Ratios/supplemental data:
 Net assets, end of period (millions) ....................................  $ 119     $  71       $     +       $    +
Ratios to average net assets:#
 Expenses ................................................................   0.50%     0.50%        0.60%        0.60%
 Net investment income ...................................................   4.93%     5.43%        4.71%        4.72%
 Expenses without waivers and assumption of expenses .....................   0.72%     0.72%       25.25%        0.80%
 Net investment income without waivers and assumption of expenses            4.71%     5.21%      (19.94%)       4.52%
----------------------------------------------------------------------------------------------------------------------------

** Commencement of offering of class of shares.
 # Short periods have been annualized.
 + Amount rounds to less than one million.

                       See notes to financial statements.

------------------------------------------------------------
CHASE FUNDS FINANCIAL HIGHLIGHTS
-----------------------------------------------------------

FINANCIAL HIGHLIGHTS

                                                                         Chase Short-Intermediate Term U.S.
                                                                             Government Securities Fund
                                                                         ----------------------------------
                                                                                  Premier Shares
                                                                         ----------------------------------
                                                                          For the Years Ended December 31,
                                                                         ----------------------------------
                                                                            1999       1998       1997
                                                                            ----       ----       ----
Per share operating performance:
Net asset value, beginning of period ...................................   $12.60     $12.39     $11.66
                                                                           --------   ------     - ----
Income from investment operations:
 Net investment income .................................................     0.60       0.63       0.67
 Net gains or losses in investments (both realized and unrealized) .....    (0.51)      0.25       0.06
                                                                           --------   ------     ------
  Total from investment operations .....................................     0.09       0.88       0.73
                                                                           --------   ------     ------
Less distributions:
 Dividends from net investment income ..................................     0.60       0.63         --
 Distributions from capital gains ......................................     0.04       0.04         --
                                                                           --------   ------     ------
  Total distributions ..................................................     0.64       0.67         --
                                                                           --------    -----     ------
Net asset value, end of period .........................................   $12.05     $12.60     $12.39
                                                                           ========   ======     ======
Total return ...........................................................     0.72%      7.35%      6.30%
Ratios/supplemental data:
 Net assets, end of period (millions) ..................................   $   31     $    31    $   24
Ratios to average net assets:#
 Expenses ..............................................................     0.75%      0.75%      0.75%
 Net investment income .................................................     4.82%      5.06%      5.40%
 Expenses without waivers and assumption of expenses ...................     1.12%      1.12%      1.01%
 Net investment income without waivers and assumption of expenses            4.45%      4.69%      5.14%
Portfolio turnover rate ................................................       91%        87%        63%
-----------------------------------------------------------------------------------------------------------



                                                                                Chase Short-Intermediate Term U.S.
                                                                                    Government Securities Fund
                                                                          ------------------------------------------
                                                                           Premier Shares         Investor Shares
                                                                           ---------------     ---------------------
                                                                            For the Years
                                                                          Ended December 31,     Year     11/10/98**
                                                                          ------------------    Ended      Through
                                                                           1996       1995     12/31/99   12/31/98
                                                                           ----       ----     --------   ----------
Per share operating performance:
Net asset value, beginning of period ...................................  $11.35     $10.14    $ 12.59     $12.64
                                                                          ------     ------    --------     -------
Income from investment operations:
 Net investment income .................................................    0.60       0.58       0.57       0.08
 Net gains or losses in investments (both realized and unrealized) .....   (0.29)      0.63      (0.51)         --
                                                                          ------     ------    --------     -------
  Total from investment operations .....................................    0.31       1.21       0.06       0.08
                                                                          ------     ------    --------     -------
Less distributions:
 Dividends from net investment income ..................................      --         --       0.57       0.09
 Distributions from capital gains ......................................      --         --       0.04       0.04
                                                                          ------     ------    --------     -------
  Total distributions ..................................................      --         --       0.61       0.13
                                                                          ------     ------    --------     -------
Net asset value, end of period .........................................  $11.66     $11.35    $ 12.04     $12.59
                                                                          ======     ======    ========     =======
Total return ...........................................................    2.68%     12.01%      0.48%      0.60%
Ratios/supplemental data:
 Net assets, end of period (millions) ..................................  $   29     $   29    $      +    $     +
Ratios to average net assets:#
 Expenses ..............................................................    0.75%      0.75%      0.99%      1.03%
 Net investment income .................................................    5.26%      5.38%      4.58%      4.47%
 Expenses without waivers and assumption of expenses ...................    0.88%      0.91%     57.39%      1.58%
 Net investment income without waivers and assumption of expenses           5.13%      5.22%    (51.82%)     3.92%
Portfolio turnover rate ................................................     177%       187%        91%        87%
--------------------------------------------------------------------------------------------------------------------

** Commencement of offering of class of shares.
 # Short periods have been annualized.
 + Amount rounds to less than one million.

                       See notes to financial statements.

--------------------------------------------------------------------------------
CHASE FUNDS FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

FINANCIAL HIGHLIGHTS

                                                                            Chase Intermediate Term Bond Fund
                                                                           -----------------------------------
                                                                                   Premier Shares
                                                                           -----------------------------------
                                                                            For the Years Ended December 31,
                                                                           -----------------------------------
                                                                              1999       1998        1997
                                                                              ----       ----        ----
Per share operating performance:
Net asset value, beginning of period .....................................   $12.87     $12.75      $11.89
                                                                             ------    -------      ------
Income from investment operations:
 Net investment income ...................................................     0.66       0.68        0.56
 Net gains or losses in investments (both realized and unrealized) .......    (0.80)      0.27        0.30
                                                                             ------     ------      ------
  Total from investment operations .......................................    (0.14)      0.95        0.86
                                                                             ------     ------      ------
Less distributions:
 Dividends from net investment income ....................................     0.66       0.68          --
 Distributions from capital gains ........................................     0.01       0.15          --
                                                                             ------     ------      ------
  Total distributions ....................................................     0.67       0.83          --
                                                                             ------     ------      ------
Net asset value, end of period ...........................................   $12.06     $12.87      $12.75
                                                                             ======     ======      ======
Total return .............................................................    (1.11%)      7.63%       7.26%
Ratios/supplemental data:
 Net assets, end of period (millions) ....................................   $   39      $   33      $   19
Ratios to average net assets:#
 Expenses ................................................................    0.75%       0.75%       0.75%
 Net investment income ...................................................    5.33%       5.25%       5.61%
 Expenses without waivers and assumption of expenses .....................    1.18%       1.27%       1.25%
 Net investment income without waivers and assumption of expenses             4.90%       4.73%       5.11%
Portfolio turnover rate ..................................................      85%        135%         14%
--------------------------------------------------------------------------------------------------------------


                                                                                   Chase Intermediate Term Bond Fund
                                                                             ----------------------------------------------
                                                                               Premier Shares           Investor Shares
                                                                             -----------------     ------------------------
                                                                               For the Years
                                                                             Ended December 31,     Year         11/10/98**
                                                                             ------------------     Ended         Through
                                                                              1996        1995     12/31/99       12/31/98
                                                                              ----        ----     --------      ----------
Per share operating performance:
Net asset value, beginning of period .....................................   $11.67      $ 9.99     $12.87         $12.91
                                                                             ------      ------     ------         ------
Income from investment operations:
 Net investment income ...................................................     0.61        0.64       0.63           0.09
 Net gains or losses in investments (both realized and unrealized) .......    (0.39)       1.04      (0.80)          0.11
                                                                             ------      ------     ------         ------
  Total from investment operations .......................................     0.22        1.68      (0.17)          0.20
                                                                             ------      ------     ------         ------
Less distributions:
 Dividends from net investment income ....................................       --          --       0.63           0.09
 Distributions from capital gains ........................................       --          --       0.01           0.15
                                                                             ------      ------     ------         ------
  Total distributions ....................................................       --          --       0.64           0.24
                                                                             ------      ------     ------         ------
Net asset value, end of period ...........................................   $11.89      $11.67     $12.06         $12.87
                                                                             ======      ======     ======         ======
Total return .............................................................     1.86%      16.79%     (1.36%)         1.52%
Ratios/supplemental data:
 Net assets, end of period (millions) ....................................   $    7      $    5     $     +        $     +
Ratios to average net assets:#
 Expenses ................................................................     0.75%       0.75%      0.99%          1.03%
 Net investment income ...................................................     5.32%       5.89%      5.09%          4.64%
 Expenses without waivers and assumption of expenses .....................     1.42%       1.43%      9.79%          1.72%
 Net investment income without waivers and assumption of expenses              4.65%       5.21%     (3.71%)         3.95%
Portfolio turnover rate ..................................................      134%        198%        85%           135%
---------------------------------------------------------------------------------------------------------------------------

** Commencement of offering of class of shares.
 # Short periods have been annualized.
 + Amount rounds to less than one million.

                       See notes to financial statements.

--------------------------------------------------------------------------------
CHASE FUNDS FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

FINANCIAL HIGHLIGHTS

                                                                          Chase U.S. Government Securities Fund
                                                                          -------------------------------------
                                                                                      Premier Shares
                                                                          -----------------------------------
                                                                            For the Years Ended December 31,
                                                                          -----------------------------------
                                                                             1999       1998        1997
                                                                             ----       ----        ----
Per share operating performance:
Net asset value, beginning of period .....................................  $13.83     $13.98      $12.76
                                                                            ------     ------      ------
Income from investment operations:
 Net investment income ...................................................    0.64       0.72        0.75
 Net gains or losses in investments (both realized and unrealized) .......   (0.99)      0.54        0.47
                                                                            --------   ------      ------
  Total from investment operations .......................................   (0.35)      1.26        1.22
                                                                            --------   ------      ------
Less distributions:
 Dividends from net investment income ....................................    0.64       0.72           --
 Distributions from capital gains ........................................      --       0.68           --
 In excess of realized capital gains .....................................      --       0.01           --
                                                                            --------   ------      ------
  Total distributions ....................................................    0.64       1.41           --
                                                                            --------   ------      ------
Net asset value, end of period ...........................................  $12.84     $13.83      $13.98
                                                                            ======     ======      ======
Total return .............................................................   (2.55%)     9.28%       9.55%
Ratios/supplemental data:
 Net assets, end of period (millions) ....................................  $    8     $    4      $    3
Ratios to average net assets:#
 Expenses ................................................................    0.75%      0.75%       0.75%
 Net investment income ...................................................    4.87%      5.07%       5.73%
 Expenses without waivers and assumption of expenses .....................    2.44%      3.85%*      3.15%
 Net investment income without waivers and assumption of expenses             3.18%      1.97%*      3.33%
Portfolio turnover rate ..................................................      19%       110%         87%
---------------------------------------------------------------------------------------------------------------


                                                                                  Chase U.S. Government Securities Fund
                                                                             -----------------------------------------------
                                                                               Premier Shares           Investor Shares
                                                                             ----------------      -------------------------
                                                                               For the Years
                                                                             Ended December 31,       Year        11/10/98**
                                                                             -------------------      Ended        Through
                                                                               1996       1995     12/31/99       12/31/98
                                                                               ----       ----     --------       ----------
Per share operating performance:
Net asset value, beginning of period .....................................    $13.01     $10.00     $ 13.83         $14.42
                                                                              ------     ------     -------         ------
Income from investment operations:
 Net investment income ...................................................      0.74       0.73        0.61           0.09
 Net gains or losses in investments (both realized and unrealized) .......     (0.99)      2.28       (0.99)          0.10
                                                                              ------     ------     -------         ------
  Total from investment operations .......................................     (0.25)      3.01       (0.38)          0.19
                                                                              ------     ------     -------         ------
Less distributions:
 Dividends from net investment income ....................................        --         --       0.61           0.09
 Distributions from capital gains ........................................        --         --         --           0.68
 In excess of realized capital gains .....................................        --         --         --           0.01
                                                                              ------     ------     -------         ------
  Total distributions ....................................................        --         --       0.61            0.78
                                                                              ------     ------     -------         ------
Net asset value, end of period ...........................................    $12.76     $13.01       12.84         $13.83
                                                                              ======     ======     =======         ======
Total return .............................................................     (1.89%)    30.11%      (2.79%)         1.37%
Ratios/supplemental data:
 Net assets, end of period (millions) ....................................    $    3     $    3     $     +         $     +
Ratios to average net assets:#
 Expenses ................................................................      0.75%      0.75%       1.00%          1.03%
 Net investment income ...................................................      6.01%      6.38%       4.62%          4.45%
 Expenses without waivers and assumption of expenses .....................      2.09%      2.22%      45.80%          1.92%
 Net investment income without waivers and assumption of expenses               4.67%      4.91%     (40.18%)         3.56%
Portfolio turnover rate ..................................................        48%        17%         19%           110%
----------------------------------------------------------------------------------------------------------------------------

 * Restated.
** Commencement of offering of class of shares.
 # Short periods have been annualized.
 + Amount rounds to less than one million.

                       See notes to financial statements.

--------------------------------------------------------------------------------
CHASE FUNDS FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

FINANCIAL HIGHLIGHTS

                                                                                     Chase Income Fund
                                                                           -----------------------------------
                                                                                      Premier Shares
                                                                           -----------------------------------
                                                                            For the Years Ended December 31,
                                                                           -----------------------------------
                                                                               1999       1998        1997
                                                                               ----       ----        ----
Per share operating performance:
Net asset value, beginning of period .....................................    $20.47     $20.18      $18.56
                                                                              ------     ------      ------
Income from investment operations:
 Net investment income ...................................................      1.03       1.09        1.14
 Net gains or losses in investments (both realized and unrealized) .......     (1.59)      0.77        0.48
                                                                              ------     ------      ------
  Total from investment operations .......................................     (0.56)      1.86        1.62
                                                                              ------     ------      ------
Less distributions:
 Dividends from net investment income ....................................      1.03       1.09           --
 Distributions from capital gains ........................................      0.17       0.48           --
                                                                              ------     ------      ------
  Total distributions ....................................................      1.20       1.57           --
                                                                              ------     ------      ------
Net asset value, end of period ...........................................    $18.71     $20.47      $20.18
                                                                              ======     ======      ======
Total return .............................................................     (2.78%)     9.47%       8.73%
Ratios/supplemental data:
 Net assets, end of period (millions) ....................................    $   65     $   60      $   51
Ratios to average net assets:#
 Expenses ................................................................      0.75%      0.75%       0.75%
 Net investment income ...................................................      5.28%      5.28%       5.82%
 Expenses without waivers and assumption of expenses .....................      0.93%      0.94%       1.14%
 Net investment income without waivers and assumption of expenses               5.10%      5.09%       5.43%
Portfolio turnover rate ..................................................       120%        54%         97%
--------------------------------------------------------------------------------------------------------------

                                                                                          Chase Income Fund
                                                                             ----------------------------------------------
                                                                               Premier Shares           Investor Shares
                                                                             -------------------   ------------------------
                                                                              For the Years
                                                                             Ended December 31,       Year       11/10/98**
                                                                             --------------------    Ended        Through
                                                                              1996        1995      12/31/99      12/31/98
                                                                              ----        ----      --------     ----------
Per share operating performance:
Net asset value, beginning of period .....................................   $18.21      $15.39       $20.46       $20.77
                                                                             ------      ------      -------       ------
Income from investment operations:
 Net investment income ...................................................     1.00        0.97         0.98         0.14
 Net gains or losses in investments (both realized and unrealized) .......    (0.65)       1.85       (1.57)         0.18
                                                                             ------      ------      -------       ------
  Total from investment operations .......................................     0.35        2.82        (0.59)        0.32
                                                                             ------      ------      -------       ------
Less distributions:
 Dividends from net investment income ....................................        --          --        0.98         0.15
 Distributions from capital gains ........................................        --          --        0.17         0.48
                                                                             ------      ------      -------       ------
  Total distributions ....................................................        --          --        1.15         0.63
                                                                             ------      ------      -------       ------
Net asset value, end of period ...........................................   $18.56      $18.21       $18.72       $20.46
                                                                             ======      ======       ======       ======
Total return .............................................................     1.91%      18.38%      (2.92%)        1.54%
Ratios/supplemental data:
 Net assets, end of period (millions) ....................................   $   54      $   57       $    1       $    1
Ratios to average net assets:#
 Expenses ................................................................     0.75%       0.75%       0.99%         1.03%
 Net investment income ...................................................     5.58%       5.77%       5.04%         4.72%
 Expenses without waivers and assumption of expenses .....................     1.07%       1.08%       6.22%         1.44%
 Net investment income without waivers and assumption of expenses              5.26%       5.44%      (0.19%)        4.31%
Portfolio turnover rate ..................................................       72%         93%        120%           54%
--------------------------------------------------------------------------------------------------------------------------

** Commencement of offering of class of shares.
 # Short periods have been annualized.

                       See notes to financial statements.

--------------------------------------------------------------------------------
CHASE FUNDS FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

FINANCIAL HIGHLIGHTS

                                                                                   Chase Balanced Fund
                                                                           ------------------------------------
                                                                                     Premier Shares
                                                                           ------------------------------------
                                                                            For the Years Ended December 31,
                                                                           ------------------------------------
                                                                               1999       1998        1997
                                                                               ----       ----        ----
Per share operating performance:
Net asset value, beginning of period .....................................    $34.54     $29.26      $23.66
                                                                              ------     ------      ------
Income from investment operations:
 Net investment income ...................................................      0.78@      0.73        0.74
 Net gains or losses in investments (both realized and unrealized) .......      4.07       6.53        4.86
                                                                              ------     ------      ------
  Total from investment operations .......................................      4.85       7.26        5.60
                                                                              ------     ------      ------
Less distributions:
 Dividends from net investment income ....................................      0.70       0.73          --
 Distributions from capital gains ........................................      0.19       1.25          --
                                                                              ------     ------      ------
  Total distributions ....................................................      0.89       1.98          --
                                                                              ------     ------      ------
Net asset value, end of period ...........................................    $38.50     $34.54      $29.26
                                                                              ======     ======      ======
Total return .............................................................     14.23%     25.15%      23.67%
Ratios/supplemental data:
 Net assets, end of period (millions) ....................................    $  103     $   59      $   36
Ratios to average net assets:#
 Expenses ................................................................      1.00%      1.00%       1.00%
 Net investment income ...................................................      2.19%      2.32%       2.73%
 Expenses without waivers and assumption of expenses .....................      1.19%      1.28%       1.28%
 Net investment income without waivers and assumption of expenses               2.00%      2.04%       2.45%
Portfolio turnover rate ..................................................        45%        58%         64%
---------------------------------------------------------------------------------------------------------------


                                                                                           Chase Balanced Fund
                                                                             ----------------------------------------------
                                                                                Premier Shares           Investor Shares
                                                                             -------------------   ------------------------
                                                                                 For the Years
                                                                               Ended December 31,      Year       10/16/98**
                                                                               ------------------     Ended        Through
                                                                                1996        1995     12/31/99     12/31/98
                                                                                ----        ----     --------    ----------
Per share operating performance:
Net asset value, beginning of period .....................................     $21.25      $17.16     $34.51      $  31.87
                                                                               ------      ------     ------      --------
Income from investment operations:
 Net investment income ...................................................       0.63        0.57      0.70@          0.10
 Net gains or losses in investments (both realized and unrealized) .......       1.78        3.52       4.05          3.95
                                                                               ------      ------     ------      --------
  Total from investment operations .......................................       2.41        4.09       4.75          4.05
                                                                               ------      ------     ------      --------
Less distributions:
 Dividends from net investment income ....................................          --          --      0.61          0.16
 Distributions from capital gains ........................................          --          --      0.19          1.25
                                                                               ------      ------     ------      --------
  Total distributions ....................................................          --          --      0.80          1.41
                                                                               ------      ------     ------      --------
Net asset value, end of period ...........................................     $23.66      $21.25     $38.46      $  34.51
                                                                               ======      ======     ======      ========
Total return .............................................................      11.31%      23.83%     13.94%        12.78%
Ratios/supplemental data:
 Net assets, end of period (millions) ....................................     $   23      $   21     $    2      $      1
Ratios to average net assets:#
 Expenses ................................................................       1.00%       1.00%      1.25%         1.25%
 Net investment income ...................................................       2.82%       2.94%      1.94%         1.84%
 Expenses without waivers and assumption of expenses .....................       1.17%       1.17%      3.34%       107.16%
 Net investment income without waivers and assumption of expenses                2.65%       2.77%     (0.15%)     (104.07%)
Portfolio turnover rate ..................................................         70%         98%        45%           58%
----------------------------------------------------------------------------------------------------------------------------

 * Commencement of offering of class of shares.
 # Short periods have been annualized.
 @ Calculated based upon average shares outstanding.

                       See notes to financial statements.

--------------------------------------------------------------------------------
       CHASE FUNDS FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

FINANCIAL HIGHLIGHTS

                                                                                 Chase Equity Income Fund
                                                                           -----------------------------------
                                                                                      Premier Shares
                                                                           -----------------------------------
                                                                            For the Years Ended December 31,
                                                                           -----------------------------------
                                                                               1999       1998        1997
                                                                               ----       ----        ----
Per share operating performance:
Net asset value, beginning of period .....................................    $46.14     $36.97      $28.21
                                                                              ------     ------      ------
Income from investment operations:
 Net investment income ...................................................      0.32@      0.33        0.40
 Net gains or losses in investments (both realized and unrealized) .......      5.65       9.32        8.36
                                                                              ------     ------      ------
  Total from investment operations .......................................      5.97       9.65        8.76
                                                                              ------     ------      ------
Less distributions:
 Dividends from net investment income ....................................      0.31       0.34           --
 Distributions from capital gains ........................................      2.00       0.14           --
                                                                              ------     ------      ------
  Total distributions ....................................................      2.31       0.48           --
                                                                              ------     ------      ------
Net asset value, end of period ...........................................    $49.80     $46.14      $36.97
                                                                              ======     ======      ======
Total return .............................................................     13.06%     26.20%      31.50%
Ratios/supplemental data:
 Net assets, end of period (millions) ....................................    $  170     $  128      $   75
Ratios to average net assets:#
 Expenses ................................................................      1.00%      1.00%       1.00%
 Net investment income ...................................................      0.66%      0.82%       1.67%
 Expenses without waivers and assumption of expenses .....................      1.09%      1.10%       1.11%
 Net investment income without waivers and assumption of expenses               0.57%      0.72%       1.56%
Portfolio turnover rate ..................................................        16%         3%         14%
--------------------------------------------------------------------------------------------------------------

                                                                                    Chase Equity Income Fund
                                                                            ---------------------------------------------
                                                                               Premier Shares         Investor Shares
                                                                            ---------------------  ----------------------
                                                                              For the Years
                                                                            Ended December 31,      Year        8/24/98**
                                                                            ------------------      Ended        Through
                                                                             1996       1995       12/31/99     12/31/98
                                                                             ----       ----       --------     --------
Per share operating performance:
Net asset value, beginning of period .....................................  $23.93     $17.90     $ 46.23       $ 40.49
                                                                            ------     ------     -------       -------
Income from investment operations:
 Net investment income ...................................................    0.43       0.44        0.20@         0.06
 Net gains or losses in investments (both realized and unrealized) .......    3.85       5.59        5.63          5.89
                                                                            ------     ------     -------       -------
  Total from investment operations .......................................    4.28       6.03        5.83          5.95
                                                                            ------     ------     -------       -------
Less distributions:
 Dividends from net investment income ....................................      --         --        0.23          0.07
 Distributions from capital gains ........................................      --         --        2.00          0.14
                                                                            ------     ------     -------       -------
  Total distributions ....................................................      --         --        2.23          0.21
                                                                            ------     ------     -------       -------
Net asset value, end of period ...........................................  $28.21     $23.93     $ 49.83       $ 46.23
                                                                            ======     ======     =======       =======
Total return .............................................................   17.87%     33.72%      12.70%        14.70%
Ratios/supplemental data:
 Net assets, end of period (millions) ....................................  $   63     $   55     $     4       $     1
Ratios to average net assets:#
 Expenses ................................................................    1.00%      1.00%       1.24%         1.18%
 Net investment income ...................................................    1.67%      2.10%       0.42%         0.57%
 Expenses without waivers and assumption of expenses .....................    1.07%      1.09%       3.33%        37.61%
 Net investment income without waivers and assumption of expenses             1.60%      2.01%      (1.67%)      (35.86%)
Portfolio turnover rate ..................................................      24%        11%         16%            3%
--------------------------------------------------------------------------------------------------------------------------

 * Commencement of offering of class of shares.
 # Short periods have been annualized.
 @ Calculated based upon average shares outstanding.

                       See notes to financial statements.

--------------------------------------------------------------------------------
CHASE FUNDS FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

FINANCIAL HIGHLIGHTS

                                                                              Chase Small Capitalization Fund
                                                                            -----------------------------------
                                                                                       Premier Shares
                                                                            -----------------------------------
                                                                             For the Years Ended December 31,
                                                                            -----------------------------------
                                                                               1999        1998        1997
                                                                               ----        ----        ----
Per share operating performance:
Net asset value, beginning of period .....................................    $19.96      $21.78      $17.55
                                                                              ------      ------      ------
Income from investment operations:
 Net investment income ...................................................     (0.02)@     (0.01)       0.02
 Net gains or losses in investments (both realized and unrealized) .......      2.66       (0.46)       4.21
                                                                              ------      ------      ------
  Total from investment operations .......................................      2.64      ( 0.47)       4.23
                                                                              ------      ------      ------
Less distributions:
 Dividends from capital gains ............................................        --        0.71          --
 In excess of net realized gain on investment ............................        --        0.64          --
                                                                              ------      ------      ------
  Total distributions ....................................................        --        1.35          --
                                                                              ------      ------      ------
Net asset value, end of period ...........................................    $22.60      $19.96      $21.78
                                                                              ======      ======      ======
Total return .............................................................     13.23%      (1.83%)     24.08%
Ratios/supplemental data:
 Net assets, end of period (millions) ....................................    $   93      $   65      $   40
Ratios to average net assets:#
 Expenses ................................................................      1.00%       1.00%       1.00%
 Net investment income ...................................................     (0.13%)     (0.03%)      0.13%
 Expenses without waivers and assumption of expenses .....................      1.21%       1.26%       1.40%
 Net investment income without waivers and assumption of expenses              (0.34%)     (0.29%)     (0.27%)
Portfolio turnover rate ..................................................        60%         45%         43%
---------------------------------------------------------------------------------------------------------------


                                                                                    Chase Small Capitalization Fund
                                                                             -------------------------------------------
                                                                                 Premier Shares       Investor Shares
                                                                             --------------------- ---------------------
                                                                                 For the Years
                                                                               Ended December 31,   Year        8/12/98*
                                                                             ---------------------  Ended       Through
                                                                               1996       1995     12/31/99     12/31/98
                                                                               ----       ----     --------     --------
Per share operating performance:
Net asset value, beginning of period .....................................    $13.41     $10.23     $19.94       $19.86
                                                                              ------     ------     ------       ------
Income from investment operations:
 Net investment income ...................................................      0.01       0.05      (0.08)@      (0.01)
 Net gains or losses in investments (both realized and unrealized) .......      4.13       3.13       2.65         1.44
                                                                              ------     ------     ------       ------
  Total from investment operations .......................................      4.14       3.18       2.57         1.43
                                                                              ------     ------     ------       ------
Less distributions:
 Dividends from capital gains ............................................        --          --        --         0.71
 In excess of net realized gain on investment ............................        --          --        --         0.64
                                                                              ------     ------     ------       ------
  Total distributions ....................................................        --          --        --         1.35
                                                                              ------     ------     ------       ------
Net asset value, end of period ...........................................    $17.55     $13.41     $22.51       $19.94
                                                                              ======     ======     ======       ======
Total return .............................................................     30.88%     31.14%     12.89%        7.56%
Ratios/supplemental data:
 Net assets, end of period (millions) ....................................    $   21     $   13     $    1       $    1
Ratios to average net assets:#
 Expenses ................................................................      1.22%      1.35%      1.24%        1.24%
 Net investment income ...................................................      0.04%      0.46%     (0.37%)      (0.18%)
 Expenses without waivers and assumption of expenses .....................      1.37%      1.50%      6.02%       74.81%
 Net investment income without waivers and assumption of expenses              (0.11%)     0.31%     (5.15%)     (73.75%)
Portfolio turnover rate ..................................................        68%        89%        60%          45%
------------------------------------------------------------------------------------------------------------------------

 * Commencement of offering of class of shares.
 # Short periods have been annualized.
 @ Calculated based upon average shares outstanding.

                       See notes to financial statements.

--------------------------------------------------------------------------------
CHASE FUNDS FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

FINANCIAL HIGHLIGHTS

                                                                                  Chase Core Equity Fund
                                                                           ------------------------------------
                                                                                     Premier Shares
                                                                           ------------------------------------
                                                                            For the Years Ended December 31,
                                                                           ------------------------------------
                                                                              1999        1998        1997
                                                                              ----        ----        ----
Per share operating performance:
Net asset value, beginning of period .....................................   $26.52      $21.25      $15.94
                                                                             ------      ------      ------
Income from investment operations:
 Net investment income ...................................................    0.04@        0.09        0.14
 Net gains or losses in investments (both realized and unrealized) .......     6.27        6.44        5.17
                                                                             ------      ------      ------
  Total from investment operations .......................................     6.31        6.53        5.31
                                                                             ------      ------      ------
Less distributions:
 Dividends from net investment income ....................................     0.04        0.09           --
 Distributions from capital gains ........................................     0.55        0.17           --
                                                                             ------      ------      ------
  Total distributions ....................................................     0.59        1.26           --
                                                                             ------      ------      ------
Net asset value, end of period ...........................................   $32.24      $26.52      $21.25
                                                                             ======      ======      ======
Total return .............................................................    23.89%      30.95%      33.33%
Ratios/supplemental data:
 Net assets, end of period (millions) ....................................   $  181      $   89      $   51
Ratios to average net assets:#
 Expenses ................................................................     1.00%       1.00%       1.00%
 Net investment income ...................................................     0.13%       0.39%       0.74%
 Expenses without waivers and assumption of expenses .....................     1.11%       1.18%       1.20%
 Net investment income without waivers and assumption of expenses              0.02%       0.21%       0.54%
Portfolio turnover rate ..................................................       11%-        32%         24%
---------------------------------------------------------------------------------------------------------------

                                                                                       Chase Core Equity Fund
                                                                             -----------------------------------------------
                                                                                 Premier Shares         Investor Shares
                                                                             --------------------    -----------------------
                                                                                 For the Years
                                                                               Ended December 31,    Year        9/10/98*
                                                                             ---------------------   Ended       Through
                                                                              1996        1995     12/31/99      12/31/98
                                                                              ----        ----     --------      --------
Per share operating performance:
Net asset value, beginning of period .....................................   $13.01      $10.36     $26.52       $  21.49
                                                                             ------      ------     ------       --------
Income from investment operations:
 Net investment income ...................................................     0.16        0.17      (0.05)@           --
 Net gains or losses in investments (both realized and unrealized) .......     2.77        2.48       6.28           6.22
                                                                             ------      ------     ------       --------
  Total from investment operations .......................................     2.93        2.65       6.23           6.22
                                                                             ------      ------     ------       --------
Less distributions:
 Dividends from net investment income ....................................       --          --       0.01           0.02
 Distributions from capital gains ........................................       --          --       0.55           1.17
                                                                             ------      ------     ------       --------
  Total distributions ....................................................       --          --       0.56           1.19
                                                                             ------      ------     ------       --------
Net asset value, end of period ...........................................   $15.94      $13.01     $32.19       $  26.52
                                                                             ======      ======     ======       ========
Total return .............................................................    22.54%      25.53%     23.59%         29.08%
Ratios/supplemental data:
 Net assets, end of period (millions) ....................................   $   29      $   24     $    6       $      1
Ratios to average net assets:#
 Expenses ................................................................     1.00%       1.00%      1.24%          1.23%
 Net investment income ...................................................     1.10%       1.44%     (0.13%)        (0.03%)
 Expenses without waivers and assumption of expenses .....................     1.14%       1.17%      3.02%        140.46%
 Net investment income without waivers and assumption of expenses              0.96%       1.27%     (1.89%)      (139.26%)
Portfolio turnover rate ..................................................       29%        133%        11%-           32%
----------------------------------------------------------------------------------------------------------------------------

 * Commencement of offering of class of shares.
 # Short periods have been annualized.
 - Portfolio turnover reflects the period January 1, 1999 to August 11, 1999. After August 11, 1999, all the Fund's investable assets were invested in CEP (see Note 1).
 @ Calculated based upon average shares outstanding.

                       See notes to financial statements.

--------------------------------------------------------------------------------
CHASE FUNDS FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

FINANCIAL HIGHLIGHTS

HERE

                                                                                 Chase Equity Growth Fund
                                                                           ------------------------------------
                                                                                     Premier Shares
                                                                           -----------------------------------
                                                                            For the Years Ended December 31,
                                                                           -----------------------------------
                                                                               1999        1998       1997
                                                                               ----        ----       ----
Per share operating performance:
Net asset value, beginning of period .....................................    $52.36      $38.36     $27.95
                                                                              ------      ------     ------
Income from investment operations:
 Net investment income ...................................................     (0.14)@      0.03       0.07
 Net gains or losses in investments (both realized and unrealized) .......     16.78       15.78      10.34
                                                                           ---------    --------    --------
  Total from investment operations .......................................     16.64       15.81      10.41
                                                                           ---------    --------    --------
Less distributions:
 Dividends from net investment income ....................................        --        0.03          --
 Distributions from capital gains ........................................      0.91        1.78          --
                                                                           ---------    --------    --------
  Total distributions ....................................................      0.91        1.81          --
                                                                           ---------    --------    --------
Net asset value, end of period ...........................................    $68.09      $52.36     $38.36
                                                                           =========    ========    ========
Total return .............................................................     31.85%      41.38%     37.20%
Ratios/supplemental data:
 Net assets, end of period (millions) ....................................    $  320      $  179     $   74
Ratios to average net assets:#
 Expenses ................................................................      1.00%       1.00%      1.00%
 Net investment income ...................................................     (0.24%)      0.05%      0.20%
 Expenses without waivers and assumption of expenses .....................      1.03%       1.09%      1.11%
 Net investment income without waivers and assumption of expenses              (0.27%)     (0.04%)     0.09%
Portfolio turnover rate ..................................................        15%-        35%        35%
--------------------------------------------------------------------------------------------------------------



                                                                                       Chase Equity Growth Fund
                                                                           -----------------------------------------------
                                                                               Premium Shares           Investor Shares
                                                                           ----------------------  -----------------------
                                                                                                      Year      8/13/98*
                                                                                                      Ended     Through
                                                                              1996        1995     12/31/99     12/31/98
                                                                              ----        ----     --------     --------
Per share operating performance:
Net asset value, beginning of period .....................................   $23.20      $18.44     $52.30       $45.57
                                                                             ------      ------     ------       ------
Income from investment operations:
 Net investment income ...................................................     0.10        0.17      (0.29)@      (0.02)
 Net gains or losses in investments (both realized and unrealized) .......     4.65        4.59      16.75         8.53
                                                                             ------      ------     ------       ------
  Total from investment operations .......................................     4.75        4.76      16.46         8.51
                                                                             ------      ------     ------       ------
Less distributions:
 Dividends from net investment income ....................................        --          --        --           --
 Distributions from capital gains ........................................        --          --      0.91         1.78
                                                                             ------      ------     ------       ------
  Total distributions ....................................................        --          --      0.91         1.78
                                                                             ------      ------     ------       ------
Net asset value, end of period ...........................................   $27.95      $23.20     $67.85       $52.30
                                                                             ======      ======     ======       ======
Total return .............................................................    20.52%      25.78%    31.54%        18.80%
Ratios/supplemental data:
 Net assets, end of period (millions) ....................................   $   57      $   46     $   15        $   1
Ratios to average net assets:#
 Expenses ................................................................     1.00%       1.00%      1.24%        1.25%
 Net investment income ...................................................     0.41%       0.78%     (0.48%)      (0.19%)
 Expenses without waivers and assumption of expenses .....................     1.08%       1.10%      2.34%        5.88%
 Net investment income without waivers and assumption of expenses              0.33%       0.68%     (1.58%)       4.82%
Portfolio turnover rate ..................................................       62%         99%        15%-         35%
--------------------------------------------------------------------------------------------------------------------------

 * Commencement of offering of class of shares.
 # Short periods have been annualized.
 - Portfolio turnover reflects the period January 1, 1999 to August 11, 1999. After August 11, 1999, all the Fund's investable assets were invested in EGP (see Note 1).
 @ Calculated based upon average shares outstanding.

                       See notes to financial statements.

--------------------------------------------------------------------------------
REPORT OF INDEPENDENT ACCOUNTANTS
--------------------------------------------------------------------------------

To the Trustees and Shareholders of
Mutual Fund Investment Trust


In our opinion, the accompanying statements of assets and liabilities, including the portfolios of investments as presented, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Chase Money Market Fund, Chase Short-Intermediate Term U.S. Government Securities Fund, Chase Intermediate Term Bond Fund, Chase U.S. Government Securities Fund, Chase Income Fund, Chase Balanced Fund, Chase Equity Income Fund, Chase Small Capitalization Fund, Chase Core Equity Fund, and Chase Equity Growth Fund (separate portfolios of Mutual Fund Investment Trust, hereafter referred to as the "Trust") at December 31, 1999, the results of each of their operations for the year then ended, and the changes in each of their net assets for each of the two years in the period then ended and the financial highlights for the periods presented, in conformity with accounting principles generally accepted in the United States. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Trust's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at December 31, 1999 by correspondence with the custodian and brokers, provide a reasonable basis for the opinion expressed above.


PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York 10036
February 10, 2000

--------------------------------------------------------------------------------
CORE EQUITY PORTFOLIO
Portfolio of Investments
--------------------------------------------------------------------------------

As of December 31, 1999
(Amounts in Thousands)


Shares        Issuer                                            Value
--------------------------------------------------------------------------------
Long-Term Investments -- 95.2%
--------------------------------------------------------------------------------
              Common Stock -- 95.2%
              ---------------------
              Advertising -- 0.6%
       13     Omnicom Group                                   $ 1,305

              Airlines -- 0.9%
      120     Southwest Airlines, Inc.                          1,936

              Automotive -- 1.1%
       28     Ford Motor Co.                                    1,482
       11     General Motors Corp.                                790
                                                               ------
                                                                2,272
              Banking -- 2.4%
       28     Bank of America Corp.                             1,395
       47     Bank of New York Co., Inc.                        1,865
       46     Wells Fargo Co.                                   1,861
                                                               ------
                                                                5,121
              Biotechnology -- 1.0%
       34     Amgen, Inc. *                                     2,054

              Broadcasting/Cable -- 1.6%
       43     AT&T Corp. -- Liberty Media Group, Class A *      2,435
       12     Clear Channel Communications, Inc. *              1,071
                                                               ------
                                                                3,506
              Chemicals -- 0.8%
       26     E.I. DuPont de Nemours Co.                        1,726

              Computer Networks -- 2.8%
       55     Cisco Systems, Inc. *                             5,924

              Computer Software -- 6.6%
      121     Microsoft Corp. *                                14,077

              Computers/Computer Hardware -- 6.2%
       57     Dell Computer Corp. *                             2,913
       37     EMC Corp. *                                       4,053
       18     Hewlett-Packard Co.                               2,034
       39     International Business Machines Corp.             4,172
                                                               ------
                                                               13,172
              Consumer Products -- 1.1%
       21     Procter & Gamble Co.                              2,336
              Diversified -- 5.7%
       62     General Electric Co.                              9,548
       65     Tyco International LTD (Bermuda)                  2,513
                                                               ------
                                                               12,061
              Electronics/Electrical Equipment -- 1.5%
       33     Solectron Corp. *                                 3,146

              Financial Services -- 7.1%
       26     American Express Co.                              4,289
       54     Charles Schwab Corp.                              2,090
       81     Citigroup, Inc.                                   4,475
       37     Fannie Mae                                        2,310
       15     Morgan Stanley Dean Witter & Co.                  2,113
                                                               ------
                                                               15,277



                       See notes to financial statements.

CORE EQUITY PORTFOLIO
Portfolio of Investments (Continued)

As of December 31, 1999
(Amounts in Thousands)


  Shares     Issuer                                                  Value
--------------------------------------------------------------------------------
  Long-Term Investments -- Continued
--------------------------------------------------------------------------------
             Food/Beverage Products -- 2.7%
  26         Anheuser-Busch Companies, Inc.                        $ 1,837
  42         Coca-Cola, Co.                                          2,421
  43         PepsiCo, Inc.                                           1,519
                                                                   -------
                                                                     5,777
             Health Care/Health Care Services -- 2.3%
  45         Colgate-Palmolive Co.                                   2,953
  24         Guidant Corp. *                                         1,118
  23         Medtronic, Inc.                                           831
                                                                   -------
                                                                     4,902
             Insurance -- 4.0%
  33         American General Corp.                                  2,530
  55         American International Group, Inc.                      5,995
                                                                   -------
                                                                     8,525
             Internet Services/Software -- 1.3%
  37         America Online, Inc. *                                  2,818

             Machinery & Engineering Equipment -- 0.9%
  15         Applied Materials, Inc. *                               1,846

             Manufacturing -- 0.8%
  31         Honeywell International Inc.                            1,761

             Metals/Mining -- 1.1%
  28         Alcoa, Inc.                                             2,359

             Multi-Media -- 1.2%
  34         Time Warner, Inc.                                       2,476

             Oil & Gas -- 7.0%
  17         Chevron Corp.                                           1,494
  67         Enron Corp.                                             2,960
  84         Exxon Mobil Corp.                                       6,760
  25         Royal Dutch Petroleum Co., N.Y. Registered Shares
             (Netherlands)                                           1,529
  18         Texaco, Inc.                                              983
  44         Williams Companies, Inc.                                1,352
                                                                   -------
                                                                    15,078
             Pharmaceuticals -- 7.0%
  29         Abbot Laboratories                                      1,059
  26         American Home Products Corp.                            1,017
  34         Bristol-Myers Squibb Co.                                2,194
  20         Eli Lilly & Co.                                         1,313
  21         Johnson & Johnson                                       1,981
  39         Merck & Co., Inc.                                       2,597
  67         Pfizer, Inc.                                            2,178
  37         Schering-Plough Corp.                                   1,556
  14         Warner-Lambert Co.                                      1,131
                                                                   -------
                                                                    15,026
             Restaurants/Food Services -- 0.7%
  35         McDonald's Corp.                                        1,410

                       See notes to financial statements.

CORE EQUITY PORTFOLIO
Portfolio of Investments (Continued)


As of December 31, 1999
(Amounts in Thousands)


Shares      Issuer                                   Value
--------------------------------------------------------------------------------
Long-Term Investments -- Continued
--------------------------------------------------------------------------------
           Retailing -- 10.8%
   29      Bed Bath & Beyond, Inc. *              $  1,016
   39      Best Buy Co., Inc. *                      1,951
   29      Dayton-Hudson Corp.                       2,144
   47      Gap, Inc.                                 2,155
   69      Home Depot, Inc.                          4,750
   58      Kroger Co. *                              1,100
  111      Wal-Mart Stores, Inc.                     7,702
   80      Walgreen Co.                              2,344
                                                  --------
                                                    23,162
           Semi-Conductors -- 3.8%
   26      Altera Corp. *                            1,303
   59      Intel Corp.                               4,846
   20      Texas Instruments, Inc.                   1,928
                                                  --------
                                                     8,077
           Telecommunications -- 6.8%
   51      AT&T Corp.                                2,601
   43      BellSouth Corp.                           2,020
   27      GTE Corp.                                 1,879
   49      MCI WorldCom, Inc. *                      2,597
   60      SBC Communications, Inc.                  2,934
   36      Sprint Corp. (FON Group)                  2,413
                                                  --------
                                                    14,444
           Telecommunications Equipment -- 4.7%
   62      Lucent Technologies, Inc.                 4,651
   21      Motorola, Inc.                            3,085
   23      Nortel Networks Corp. (Canada)            2,318
                                                  --------
                                                    10,054
           Utilities -- 0.7%
   20      AES Corp. *                               1,488
--------------------------------------------------------------------------------
           Total Long-Term Investments             203,116
           (Cost $142,453)
--------------------------------------------------------------------------------
Short-Term Investments -- 4.9%
--------------------------------------------------------------------------------


  Principal
  Amount
                Repurchase Agreement -- 4.9%
                ----------------------------
$   10,464      Greenwich Capital Markets, Inc., in a joint trading
                 account at 3.50%, due 01/03/00, (Dated 12/31/99,
                 Proceeds $10,467, Secured by FHLMC, $10,938, 5.75%,
                 due 09/15/22; Market Value $10,678)                     10,464
                (Cost $10,464)
--------------------------------------------------------------------------------
                Total Investments -- 100.1%                            $213,580
                (Cost $152,917)
--------------------------------------------------------------------------------


                       See notes to financial statements.

--------------------------------------------------------------------------------
EQUITY GROWTH PORTFOLIO
Portfolio of Investments
--------------------------------------------------------------------------------


As of December 31, 1999
(Amounts in Thousands)


Shares        Issuer                                       Value
--------------------------------------------------------------------------------
Long-Term Investments -- 95.0%
--------------------------------------------------------------------------------
              Common Stock -- 95.0%
              ---------------------
              Airlines -- 0.6%
      126     Southwest Airlines, Inc.                   $ 2,045

              Biotechnology -- 5.0%
      203     Amgen, Inc. *                               12,189
       54     Biogen, Inc. *                               4,593
       28     Genzyme Corp. -- General Division *          1,250
                                                         -------
                                                          18,032
              Broadcasting/Cable -- 0.5%
       19     Clear Channel Communications, Inc. *         1,682

              Computer Networks -- 3.1%
      106     Cisco Systems, Inc. *                       11,347

              Computer Software -- 6.8%
       27     Citrix Systems, Inc. *                       3,312
      184     Microsoft Corp. *                           21,435
                                                         -------
                                                          24,747
              Computers/Computer Hardware -- 8.4%
      127     Dell Computer Corp. *                        6,473
      135     EMC Corp. *                                 14,730
       85     International Business Machines Corp.        9,215
                                                          ------
                                                          30,418
              Consumer Products -- 2.6%
       60     Gillette Co.                                 2,460
       66     Procter & Gamble Co.                         7,179
                                                         -------
                                                           9,639
              Diversified -- 5.6%
      113     General Electric Co.                        17,560
       74     Tyco International LTD (Bermuda)             2,885
                                                         -------
                                                          20,445
              Electronics/Electrical Equipment -- 1.9%
       72     Solectron Corp. *                            6,809

              Financial Services -- 5.3%
       22     American Express Co.                         3,583
      155     Charles Schwab Corp.                         5,939
       50     Merrill Lynch & Co., Inc.                    4,179
       39     Morgan Stanley Dean Witter & Co.             5,528
                                                         -------
                                                          19,229
              Food/Beverage Products -- 2.4%
       16     Anheuser-Busch Companies, Inc.               1,155
       84     Coca-Cola, Co.                               4,894
       76     PepsiCo, Inc.                                2,689
                                                         -------
                                                           8,738
              Health Care/Health Care Services -- 0.7%
       27     Guidant Corp. *                              1,256
       32     Medtronic, Inc.                              1,148
                                                         -------
                                                           2,404
              Insurance -- 0.9%
       32     American International Group, Inc.           3,444

              Internet Services/Software -- 3.1%
      151     America Online, Inc. *                      11,402



                       See notes to financial statements.

EQUITY GROWTH PORTFOLIO
Portfolio of Investments (Continued)


As of December 31, 1999
(Amounts in Thousands)


Shares       Issuer                                            Value
--------------------------------------------------------------------------------
Long-Term Investments -- Continued
--------------------------------------------------------------------------------
             Machinery & Engineering Equipment -- 3.6%
      104    Applied Materials, Inc. *                      $ 13,176

             Multi-Media -- 1.6%
       80    Time Warner, Inc.                                 5,829

             Pharmaceuticals -- 9.5%
       53    Abbot Laboratories                                1,941
       63    American Home Products Corp.                      2,489
       73    Bristol-Myers Squibb Co.                          4,671
       51    Eli Lilly & Co.                                   3,375
       48    Johnson & Johnson                                 4,514
       94    Merck & Co., Inc.                                 6,286
      141    Pfizer, Inc.                                      4,570
       75    Schering-Plough Corp.                             3,164
       44    Warner-Lambert Co.                                3,624
                                                            --------
                                                              34,634
             Restaurants/Food Services -- 0.4%
       32    McDonald's Corp.                                  1,293

             Retailing -- 9.5%
       73    Bed Bath & Beyond, Inc. *                         2,548
       46    Best Buy Co., Inc. *                              2,316
      148    Gap, Inc.                                         6,817
       82    Home Depot, Inc.                                  5,641
      206    Kroger Co. *                                      3,896
      199    Wal-Mart Stores, Inc.                            13,763
                                                            --------
                                                              34,981
             Semi-Conductors -- 9.5%
      172    Intel Corp.                                      14,177
       64    KLA-Tencor Corp. *                                7,136
       93    Novellus Systems, Inc. *                         11,362
       25    Texas Instruments, Inc.                           2,393
                                                            --------
                                                              35,068
             Telecommunications -- 9.1%
      166    AT&T Corp.                                        8,401
       44    Bell Atlantic Corp.                               2,698
       54    BellSouth Corp.                                   2,507
       29    GTE Corp.                                         2,060
       75    MCI WorldCom, Inc. *                              3,992
       35    Nextel Communications, Inc., Class A *            3,571
      113    SBC Communications, Inc.                          5,494
       35    Sprint Corp. (FON Group)                          2,371
       38    Vodafone AirTouch PLC, ADR (United Kingdom)       1,902
                                                            --------
                                                              32,996
             Telecommunications Equipment -- 4.9%
      132    Lucent Technologies, Inc.                         9,889
       53    Motorola, Inc.                                    7,871
                                                            --------
                                                              17,760
--------------------------------------------------------------------------------

             Total Long-Term Investments                     346,118
             (Cost $200,787)
--------------------------------------------------------------------------------


                       See notes to financial statements.

EQUITY GROWTH PORTFOLIO
Portfolio of Investments (Continued)


As of December 31, 1999
(Amounts in Thousands)


  Principal
  Amount        Issuer                                                   Value
--------------------------------------------------------------------------------
  Short-Term Investments -- 5.0%
--------------------------------------------------------------------------------
                Repurchase Agreement -- 5.0%
                ----------------------------
$   18,146      Greenwich Capital Markets, Inc., in a joint trading
                 account at 3.50%, due 01/03/00, (Dated 12/31/99,
                 Proceeds $18,151, Secured by FHLMC, $18,959, 5.75%,
                 due 09/15/22; Market Value $18,509)                   $ 18,146
                (Cost $18,146)
--------------------------------------------------------------------------------
                Total Investments -- 100.0%                            $364,264
                (Cost $218,933)
--------------------------------------------------------------------------------

INDEX:
*     -- Non-income producing security.
ADR   -- American Depositary Receipt.
FHLMC -- Federal Home Loan Mortgage Corporation.

                       See notes to financial statements.

--------------------------------------------------------------------------------
CORE EQUITY AND EQUITY GROWTH PORTFOLIOS
Statement of Assets and Liabilities As of December 31, 1999
--------------------------------------------------------------------------------

(Amounts in Thousands)

                                                                      Equity
                                                       Core Equity    Growth
                                                        Portfolio     Portfolio
--------------------------------------------------------------------------------
   ASSETS:
    Investment securities, at value (Note 1) ......... $213,580      $364,264
    Cash .............................................       --             1
    Receivable for interest and dividends ............       83           160
--------------------------------------------------------------------------------
       Total Assets ..................................  213,663       364,425
--------------------------------------------------------------------------------
   LIABILITIES:
    Payable to Custodian .............................      181            --
    Accrued liabilities: (Note 2)
     Investment advisory fees ........................      113           212
     Administration fees .............................        9            15
     Other ...........................................       31            17
--------------------------------------------------------------------------------
       Total Liabilities .............................      334           244
--------------------------------------------------------------------------------
   NET ASSETS APPLICABLE TO INVESTORS'
   BENEFICIAL INTERESTS .............................. $213,329      $364,181
--------------------------------------------------------------------------------
    Cost of investments .............................. $152,917      $218,933
--------------------------------------------------------------------------------

                       See notes to financial statements.

--------------------------------------------------------------------------------
CORE EQUITY AND EQUITY GROWTH PORTFOLIOS
Statement of Operations For the period from August 12, 1999 to December
31, 1999
--------------------------------------------------------------------------------

(Amounts in Thousands)

                                                                                   Equity
                                                                   Core Equity     Growth
                                                                    Portfolio     Portfolio
-------------------------------------------------------------------------------------------
   INVESTMENT INCOME:
    Dividend ..................................................... $   522       $   570
    Interest .....................................................     192           290
    Foreign taxes withheld .......................................      (2)           (1)
-------------------------------------------------------------------------------------------
       Total investment income ...................................     712           859
-------------------------------------------------------------------------------------------
   EXPENSES: (Note 2)
    Investment advisory fees .....................................     524           863
    Administration fees ..........................................      35            58
    Custody and accounting fees ..................................      18            28
    Professional fees ............................................      22            22
    Trustees' fees and expenses ..................................       4             2
    Other ........................................................       6             6
-------------------------------------------------------------------------------------------
       Total expenses ............................................     609           979
-------------------------------------------------------------------------------------------
    Less amounts waived (Note 2A) ................................      70            35
-------------------------------------------------------------------------------------------
      Net expenses ...............................................     539           944
-------------------------------------------------------------------------------------------
       Net investment income (loss) ..............................     173           (85)
-------------------------------------------------------------------------------------------
   REALIZED AND UNREALIZED
   GAIN (LOSS) ON INVESTMENTS:
    Net realized gain (loss) on investment transactions ..........   2,121          (283)
    Change in net unrealized appreciation of investments .........  23,715        67,192
-------------------------------------------------------------------------------------------
    Net realized and unrealized gain on investments ..............  25,836        66,909
-------------------------------------------------------------------------------------------
    Net increase in net assets from operations ................... $26,009       $66,824
-------------------------------------------------------------------------------------------

                      See notes to financial statements.

--------------------------------------------------------------------------------
CORE EQUITY AND EQUITY GROWTH PORTFOLIOS
Statement of Changes in Net Assets For the periods indicated
--------------------------------------------------------------------------------

(Amounts in Thousands)

                                                                                          Equity
                                                                     Core Equity          Growth
                                                                      Portfolio          Portfolio
----------------------------------------------------------------------------------------------------
                                                                   08/12/99*             08/12/99*
                                                                    Through               Through
                                                                   12/31/99              12/31/99
----------------------------------------------------------------------------------------------------
   INCREASE (DECREASE) IN NET ASSETS FROM OPERATIONS:
    Net investment income (loss) ................................. $    173             $       (85)
    Net realized gain (loss) on investments ......................    2,121                    (283)
    Change in net unrealized appreciation of investments .........   23,715                  67,192
----------------------------------------------------------------------------------------------------
      Increase in net assets from operations .....................   26,009                  66,824
----------------------------------------------------------------------------------------------------
   TRANSACTIONS IN INVESTORS' BENEFICIAL INTERESTS (Note 1):
    Contributions ................................................  207,886                 332,120
    Withdrawals ..................................................  (20,566)                (34,763)
----------------------------------------------------------------------------------------------------
     Net increase from transactions in investors'
     beneficial interests ........................................  187,320                 297,357
----------------------------------------------------------------------------------------------------
      Total increase in net assets ...............................  213,329                 364,181
   NET ASSETS:
    Beginning of period ..........................................       --                      --
----------------------------------------------------------------------------------------------------
    End of period ................................................ $213,329             $   364,181
----------------------------------------------------------------------------------------------------

* Commencement of operations.








                       See notes to financial statements.

--------------------------------------------------------------------------------
PORTFOLIOS
Notes to Financial Statements
--------------------------------------------------------------------------------

1. Organization and Significant Accounting Policies

Mutual Fund Master Investment Trust (the "Trust") was organized as a Massachusetts Business Trust, and is registered under the Investment Company Act of 1940, as amended, as an open-end management investment company. Core Equity Portfolio ("CEP") and Equity Growth Portfolio ("EGP"), collectively the "Portfolios," are separate series of the Trust. The declaration of trust permits the Trustees to issue beneficial interests in the Portfolios.

On August 12, 1999, the Chase Core Equity Fund and Chase Equity Growth Fund (separate portfolios of Mutual Fund Investment Trust) contributed 100% of their investable net assets ($156,409,317 and $240,616,354, respectively) to the newly created CEP and EGP, in a tax-free exchange.

The following is a summary of significant accounting policies followed by the
Portfolios:

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts and disclosures in the financial statements. Actual results could differ from those estimates.

   A. Valuation of investments -- Equity securities, purchased options and futures are valued at the last sale price on the exchange on which they are primarily traded, including the NASDAQ National Market. Securities for which sale prices are not available and other over-the-counter securities are valued at the last quoted bid price. Bonds and other fixed income securities (other than short-term obligations), including listed issues, are valued on the basis of valuations supplied by pricing services or by matrix pricing systems of a major dealer in bonds. Short-term debt securities with 61 days or more to maturity at time of purchase are valued, through the 61st day prior to maturity, at market value based on quotations obtained from market makers or other appropriate sources; thereafter, the value on the 61st day is amortized on a straight-line basis over the remaining number of days to maturity. Short-term investments with 60 days or less to maturity at time of purchase are valued at amortized cost, which approximates market. Portfolio securities for which there are no such quotations or valuations are valued at fair value as determined in good faith by or at the direction of the Trustees.

   B. Repurchase agreements -- Pursuant to an Exemptive Order issued by the Securities and Exchange Commission, the Portfolios may transfer uninvested cash balances into one or more joint trading accounts for the purpose of investing in repurchase agreements. It is the Portfolios' policy that repurchase agreements are fully collateralized by U.S. Treasury and Government Agency securities. All collateral is held in one or more joint trading accounts by the Portfolios' custodian bank, subcustodian, or a bank with which the custodian bank has entered into a subcustodian agreement, or is segregated in the Federal Reserve Book Entry System. In connection with transactions in repurchase agreements, if the seller defaults and the value of the collateral declines, or if the seller enters an insolvency proceeding, realization of the collateral by the Trusts may be delayed or limited.

PORTFOLIOS
Notes to Financial Statements

   C. Security transactions and investment income -- Investment transactions are accounted for on the trade date (the date the order to buy or sell is executed). Securities gains and losses are calculated on the identified cost basis. Interest income is accrued as earned. Dividend income is recorded on the ex-dividend date.

   D. Federal income taxes -- The Portfolios intend to continue to qualify as partnerships and therefore net investment income and net realized gains are taxed to the partners. Accordingly, no tax provisions are recorded by the Portfolios. The investors in the Portfolios must take into account their proportionate share of the Portfolios' income, gains, losses, deductions, credits and tax preference items in computing their federal income tax liability, without regard to whether they have received any cash distributions from the Portfolio. The Portfolios do not intend to distribute to investors their net investment income or their net realized gains, if any. It is intended that the Portfolios will be managed in such a way that investors in the Portfolio will be able to satisfy the requirements of subchapter M of the Internal Revenue Code to be taxed as regulated investment companies.

   E. Expenses -- Expenses directly attributable to a Portfolio are charged to that Portfolio; other expenses are allocated on another reasonable basis.


2. Fees and Other Transactions with Affiliates

   A. Investment advisory fee -- Pursuant to separate Investment Advisory Agreements, The Chase Manhattan Bank ("Chase" or the "Advisor") acts as the Investment Advisor to the Portfolios. Chase is a direct wholly-owned subsidiary of The Chase Manhattan Corporation. As Investment Advisor, Chase supervises the investments of the Portfolios and for such services is paid a fee.

   The fee is computed daily and paid monthly at an annual rate equal to 0.75% of the Portfolios' average daily net assets.

   Chase Bank of Texas N.A. ("Chase Texas"), a registered investment advisor, is the sub-investment advisor to each of the Portfolios pursuant to a Sub-Investment Advisory Agreement between Chase Texas and Chase. Chase Texas is a wholly-owned subsidiary of Chase and is entitled to receive a fee, payable by Chase from its advisory fee, at an annual rate equal to 0.375% of each Portfolio's average daily net assets.

   For the period from August 12, 1999 to December 31, 1999, the Advisor voluntarily waived advisory fees of $69,918 and $34,534 for CEP and EGP, respectively.

   B. Administration fee -- Pursuant to an Administration Agreement, Chase (the "Administrator") provides certain administration services to the Portfolios. For these services and facilities, the Administrator receives from each Portfolio a fee computed at the annual rate equal to 0.05% of the respective Portfolio's average daily net assets.

PORTFOLIOS
Notes to Financial Statements

3. Investment Transactions

For the period from August 12, 1999 to December 31, 1999, purchases and sales of investments (excluding short-term investments) were as follows (in thousands):


                                                       CEP        EGP
--------------------------------------------------------------------------
   Purchases (excluding U.S. Government)...........  $43,236    $52,438
   Sales (excluding U.S. Government) ..............   11,187      1,116

The portfolio turnover rates of CEP and EGP for the period from August 12, 1999 to December 31, 1999, were 6% and 1% respectively.


4. Federal Income Tax Matters

For Federal income tax purposes, the cost and unrealized appreciation (depreciation) in value of the investment securities at December 31, 1999, are as follows (in thousands):


                                                CEP        EGP
--------------------------------------------------------------------------
   Aggregate cost .........................  $152,948    $219,810
                                             --------    --------
   Gross unrealized appreciation...........  $ 62,562    $145,253
   Gross unrealized depreciation...........    (1,930)       (799)
                                             --------    --------
   Net unrealized appreciation ............  $ 60,632    $144,454
                                             ========    ========

--------------------------------------------------------------------------------
REPORT OF INDEPENDENT ACCOUNTANTS
--------------------------------------------------------------------------------

To the Trustees and Beneficial Unit Holders of
Mutual Fund Master Investment Trust


In our opinion, the accompanying statements of assets and liabilities, including the portfolios of investments, and the related statements of operations and of changes in net assets present fairly, in all material respects, the financial position of Core Equity Portfolio and Equity Growth Portfolio (separate portfolios of Mutual Fund Master Investment Trust, hereafter referred to as the "Trust") at December 31, 1999, and the results of each of their operations and the changes in each of their net assets for the period August 12, 1999 (commencement of operations) through December 31, 1999, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Trust's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at December 31, 1999 by correspondence with the custodian and brokers, provide a reasonable basis for the opinion expressed above.


PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York 10036
February 10, 2000

                      [This page intentionally left blank]

                      [This page intentionally left blank]

--------------------------------------------------------------------------------
CHASE FUNDS ANNUAL REPORT
--------------------------------------------------------------------------------


Investment Adviser, Administrator,
Shareholder and Fund Servicing
Agent and Custodian
Chase Funds Service Center
210 West 10th Street
Kansas City, MO 64105


Legal Counsel
Simpson Thacher & Bartlett
425 Lexington Avenue
New York, NY 10017


Independent Accountants
PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, NY 10036


Chase Funds are distributed by Chase Fund Distributors, Inc., which is unaffiliated with The Chase Manhattan Bank. Chase and its respective affiliates receive compensation from Chase Funds for providing investment advisory and other services.

This report is submitted for the general information of the shareholders of the Funds. It is not authorized for distribution to prospective investors in the Funds unless preceded or accompanied by a prospectus.

To obtain a prospectus for any of the Chase Funds, call 1-800-5-CHASE-0. The prospectus contains more complete information, including charges and ongoing expenses. Please read it carefully before you invest or send money.


(C) 2000 The Chase Manhattan Corporation.  All Rights Reserved.    February 2000


[CHASE LOGO]
CHASE FUNDS(SM)

Chase Funds Fulfillment Center
393 Manley Street
West Bridgewater, MA 02379-1039